SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE MAXIMUM AMOUNT OF US$5,000,000

BY AND AMONG

ARRAYIT CORPORATION,
as Borrower,

TELECHEM INTERNATIONAL, INC. AND ARRAYIT SCIENTIFIC SOLUTIONS, INC.,
as Joint and Several Guarantors,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,
as Lender

Dated as of August 31, 2015

Effective as of December 18, 2015

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

This SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this "**Agreement**"), dated as of August 31, 2015 and made effective as of December 18, 2015 (the "**Effective Date**"), is executed by and among: (i) **ARRAYIT CORPORATION**, a corporation incorporated under the laws of the State of Nevada (the "**Borrower**"); (ii) **TELECHEM INTERNATIONAL, INC.**, a corporation incorporated under the laws of the State of Nevada, and **ARRAYIT SCIENTIFIC SOLUTIONS, INC.**, a corporation incorporated under the laws of the State of Nevada (collectively, the "**Corporate Guarantors**"); (iii) any Person to hereafter become a Subsidiary of the Borrower pursuant to Section 3.21 hereof, and any Person that from time to time may hereafter become liable for the Obligations, or any part thereof, as joint and several guarantors (the "**Additional Guarantors**")(the Corporate Guarantors and the Additional Guarantors together, jointly and severally, the "**Guarantors**" and together with the Borrower, the "**Credit Parties**"); and (iv) **TCA GLOBAL CREDIT MASTER FUND, LP**, a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the "**Lender**").

WHEREAS, Borrower has requested that Lender extend a senior secured revolving credit facility to Borrower of up to Five Million and No/100 United States Dollars (US$5,000,000.00) for working capital financing for Borrower and for any other purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit available to Borrower of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, as a material inducement for Lender to make loans and extensions of credit to Borrower pursuant to the terms and conditions set forth herein: (i) the Corporate Guarantors have, inter alia, agreed to execute Guaranty Agreements in favor of Lender, whereby each Corporate Guarantor shall jointly and severally guarantee any and all of the Borrower's Obligations owed under this Agreement and under any other Loan Document; (ii) the Credit Parties have, inter alia, agreed to execute Security Agreements in favor of Lender, whereby each Credit Party shall grant to the Lender a first priority security interest in and lien upon all of its existing and after-acquired tangible and intangible assets, as security for the payment and performance of any and all Obligations owed under this Agreement and under any other Loan Document; and (iii) the Borrower has agreed to execute Pledge Agreements in favor of Lender, whereby the Borrower shall pledge to the Lender all of its right, title and interest in and to, and provide a first priority lien and security interest on: (A) all of the issued and outstanding shares and/or membership interests of the Corporate Guarantors owned by Borrower; and (B) 22,250,000 shares of the common stock of Avant Diagnostics, Inc., a Nevada corporation ("**Avant**"), owned by Borrower, subject to Section 14.28 below, as security for the payment and performance of any and all Obligations owed under this Agreement and under any other Loan Document;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. DEFINITIONS.

1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a) "**Access Details**" shall have the meaning given to it in Section 2.1(e)(i)(3) hereof.

(b) "**Account**" shall mean, individually, and "**Accounts**" shall mean, collectively, any and all accounts (as such term is defined in the UCC) of any Credit Party.

(c) "**Additional Guarantors**" shall have the meaning given to such term in the preamble hereof.

(d) "**Advisory Fee**" shall have the meaning given to it in Section 2.2(f) hereof.

(e) "**Advisory Fee Shares**" shall have the meaning given to it in Section 2.2(f) hereof.

(f) "**Affiliate**" (a) of Lender shall mean: (i) any entity which, directly or indirectly, Controls or is Controlled By or is under common Control with Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans; and (b) of any Credit Party shall mean any entity which, directly or indirectly, Controls or is Controlled By or is under common Control with any Credit Party.

(g) "**Agreement**" shall mean this Senior Secured Revolving Credit Facility Agreement by and among the Credit Parties and the Lender.

(h) "**Asset Monitoring Fee**" shall have the meaning given to it in Section 2.2(a) hereof.

(i) "**Borrower**" shall have the meaning given to such term in the preamble hereof.

(j) "**Borrowing Base Amount**" shall mean an amount, expressed in Dollars, equal to the sum of: (i) seventy-five percent (75%) of the then existing Eligible Accounts; and (ii) fifty percent (50%) of the then existing Eligible Purchase Orders.

(k) "**Borrowing Base Certificate**" shall mean a certificate delivered by Lender to Borrower from time to time in a form acceptable to Lender, pursuant to which the formula and calculation of the Borrowing Base Amount is made by Lender.

(l) "**Business Day**" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Nevada.

(m) "**BSA**" shall have the meaning given to it in Section 14.22 hereof.

(n) "**Capital Expenditures**" shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

(o) "**Capital Lease**" shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the balance sheets of any Credit Party prepared in accordance with GAAP.

(p) "**Change in Control**" shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of any Credit Party, which results in any change in the identity of the individuals or entities in Control of such Credit Party as of the Effective Date or the grant of a security interest in any ownership interest of any Person, directly or indirectly Controlling the Credit Parties, which could result in a change in the identity of the individuals or entities in Control of such Credit Party as of the Effective Date.

(q) "**Collateral**" shall mean "Collateral" as defined in the Security Agreements, and if there is more than one Security Agreement, it shall mean, as the context so requires, the "Collateral" for each individual Credit Party, as such term is defined in the Security Agreement for such applicable Credit Party, and all of the "Collateral," in the aggregate, for all Credit Parties, collectively, under each of the Security Agreements.

(r) "**Common Stock**" shall mean the common stock of the Borrower, par value $0.001 per share.

(s) "**Compliance Certificate**" shall mean the covenant compliance certificate, the form of which is attached hereto as **Exhibit "A"**.

(t) "**Contingent Liability**" and "**Contingent Liabilities**" shall mean, respectively, each obligation and liability of the Credit Parties and all such obligations and liabilities of the Credit Parties incurred pursuant to any agreement, undertaking or arrangement by which any Credit Party either: (i) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertakes or agrees (whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor; (B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other

than for value received; (iv) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertakes or agrees otherwise to assure or insure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

(u) "**Control,**" "**Controlling,**" "**Controlled By,**" or words of similar import shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(v) "**Conversion Shares**" shall have the meaning given to it in Section 2.2(g) hereof.

(w) "**Corporate Guarantor**" shall have the meaning given to such term in the preamble hereof.

(x) "**Credit Card Date**" shall have the meaning given to it in Section 2.1(e) hereof.

(y) "**Credit Party(ies)**" shall have the meaning given to such term in the preamble hereof.

(z) "**Credit Party Leases**" shall have the meaning given to it in Section 7.18 hereof.

(aa) "**Customer**" shall mean any Person who is obligated to any Credit Party for any Receipts.

(bb) "**Default Rate**" shall mean a per annum rate of interest equal to the highest non-usurious rate permitted by applicable law, and if there is no such rate under applicable law, then eighteen and one-half percent (18.5%) per annum.

(cc) "**Dollars**" or "**$**" means lawful currency of the United States of America.

(dd) "**Effective Date**" shall have the meaning given to it in the preamble hereof.

(ee) "**Eligible Accounts**" means, as applicable for each Credit Party:

(A) all sales of the Credit Parties arising from Point-of-Sale Transactions which meet each of the criteria set forth below (any sale that fails to meet the criteria below can still be deemed an Eligible Account, in Lender's sole discretion):

(i) are genuine in all respects and have arisen in the Credit Parties' Ordinary Course of Business from the sale of goods or performance of services by Credit Parties, which delivery of goods has occurred or performance of services have been fully performed;

(ii) payment for the sale has been made in full by the Customer at the time of the sale, and such sale is not subject to any chargeback, credit, setoff, allowance, adjustment, repurchase or return agreement or obligation of any kind;

(iii) the Customer on the sale is not a Subsidiary or a director, officer, employee, agent, parent or Affiliate of any Credit Party; and

(iv) the Receipts from the sale are subject to a perfected, first priority Lien in favor of Lender and not subject to any Lien whatsoever, other than the Lien of Lender and except for Permitted Liens.

(B) all Accounts of the Credit Parties which meet each of the criteria set forth below (an Account that fails to meet the criteria below can still be deemed an Eligible Account, in Lender's sole discretion):

(i) are genuine in all respects and have arisen in the Credit Parties' Ordinary Course of Business from the sale of goods or performance of services by Credit Parties, which delivery of goods has occurred or performance of services have been fully performed;

(ii) are evidenced by an invoice delivered to the Customer obligated under such Account, are due and payable within thirty (30) days after the date of the invoice, and are not more than ninety (90) days outstanding past the invoice date;

(iii) do not arise from a "sale on approval", "sale or return", "consignment", "guaranteed sale" or "bill and hold", or are subject to any other repurchase or return agreement;

(iv) have not arisen in connection with a sale to a Customer obligated under such Account who is not a resident or citizen of, or an entity organized in, and is principally located within, the United States of America;

(v) are not due from a Customer obligated under such Account which is a Subsidiary or a director, officer, employee, agent, parent or Affiliate of any Credit Party;

(vi) do not arise out of contracts with the United States or any Governmental Authority thereof, unless the Credit Party has assigned its right to payment of such Account to Lender pursuant to the Federal Assignment of Claims Act of 1940 (or analogous statute), and evidence (satisfactory to Lender) of such assignment has been delivered to Lender;

(vii) do not arise in connection with a sale to a Customer obligated under such Account who is located within a state or jurisdiction which requires any Credit Party, as a precondition to commencing or maintaining an action in the courts of that state or jurisdiction,

either to: (A) receive a certificate of authority to do business and be in good standing in such state or jurisdiction; or (B) file a notice of business activities or similar report with such state's or jurisdiction's taxing authority, unless: (I) the applicable Credit Party has taken one of the actions described in clauses (A) or (B); (II) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by the applicable Credit Party at its election; or (III) the applicable Credit Party has proven to the satisfaction of Lender that it is exempt from any such requirements under such state's or jurisdiction's laws;

(viii) do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment to Lender of the Account arising with respect thereto and are not assignable to Lender for any other reason;

(ix) are the valid, legally enforceable and unconditional obligation of the Customer obligated under such Account, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Customer obligated under such Account, or of any claim by the Customer obligated under such Account denying liability thereunder in whole or in part, and the Customer obligated under such Account has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(x) are subject to a perfected, first priority Lien in favor of Lender and not subject to any Lien whatsoever, other than the Lien of Lender and except for Permitted Liens;

(xi) no Proceedings are pending or threatened against the Customer obligated under such Account which might result in any material adverse change in its financial condition or in its ability to pay any Account in full;

(xii) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to Lender or, in the case of electronic chattel paper, shall be in the control of Lender, in each case in a manner satisfactory to Lender; and

(xiii) there is no bankruptcy, insolvency or liquidation Proceeding pending by or against the Customer obligated under such Account, nor has the Customer obligated under such Account gone out of or suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a Material Adverse Effect on the Customer obligated under such Account which would require the Accounts of such Customer to be deemed uncollectible in accordance with GAAP.

A sale or Account which is an Eligible Account shall cease to be an Eligible Account whenever it ceases to meet any one of the foregoing requirements. In addition, any sale or Account that otherwise meets each of the criteria above for an Eligible Account, may nonetheless be deemed not to be an Eligible Account, or may be deemed as an Eligible Account for a discounted value, all in Lender's sole and absolute discretion.

If Accounts representing Fifty Percent (50%) or more of the unpaid net amount of all Accounts from any one Customer fail to qualify as Eligible Accounts, including because such Accounts are unpaid more than ninety (90) days after the due date of such Accounts, then all Accounts relating to such Customer shall cease to be Eligible Accounts. If Accounts owed by a single Customer exceed Fifty Percent (50%) of all Eligible Accounts, then all Accounts relating to such Customer in excess of such amount shall cease to be Eligible Accounts.

(ff) "**Eligible Purchase Orders**" means, as applicable for each Credit Party:

(A) a committed order from a Customer to one of the Credit Parties supported by a written contract pursuant to which such Customer has placed an order with, and agreed to purchase from, a Credit Party, goods or services from such Credit Party, and which meet each of the criteria set forth below (any order that fails to meet the criteria below can still be deemed a Eligible Purchase Order, in Lender's sole discretion):

(i) is genuine in all respects and has arisen in the Credit Parties' Ordinary Course of Business;

(ii) the purchase order by the Customer to the Credit Party is evidenced by a written document or contract, a copy of which has been delivered to Lender, and which has been approved and deemed acceptable in Lender's sole and absolute discretion;

(iii) the purchase order requires delivery of goods or performance of services not more than ninety (90) days from the date of the purchase order;

(iv) the purchase order has not arisen in connection with a sale to a Customer who is not a resident or citizen of, or an entity organized in, and is principally located within, the United States of America;

(v) the Customer who placed the order is not a Subsidiary or a director, officer, employee, agent, parent or Affiliate of any Credit Party;

(vi) do not arise in connection with an order by a Customer obligated under such purchase order who is located within a state or jurisdiction which requires any Credit Party, as a precondition to commencing or maintaining an action in the courts of that state or jurisdiction, either to: (A) receive a certificate of authority to do business and be in good standing in such state or jurisdiction; or (B) file a notice of business activities or similar report with such state's or jurisdiction's taxing authority, unless: (I) the applicable Credit Party has taken one of the actions described in clauses (A) or (B); (II) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by the applicable Credit Party at its election; or (III) the applicable Credit Party has proven to the satisfaction of Lender that it is exempt from any such requirements under such state's or jurisdiction's laws;

(vii) do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment to Lender of the purchase order arising with respect thereto and are not assignable to Lender for any other reason;

(viii) are the valid, legally enforceable and unconditional obligation of the Customer obligated under such purchase order, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Customer obligated under such purchase order, or of any claim by the Customer obligated under such purchase order denying liability thereunder in whole or in part;

(ix) are subject to a perfected, first priority Lien in favor of Lender and not subject to any Lien whatsoever, other than the Lien of Lender and except for Permitted Liens;

(x) no Proceedings are pending or threatened against the Customer obligated under such purchase order which might result in any material adverse change in its financial condition or in its ability to pay for the goods or services which are the subject to such purchase order;

(xi) if the purchase order is evidenced by a negotiable document of title, the originals of such document of title shall have been endorsed and/or assigned and delivered to Lender; and

(xii) there is no bankruptcy, insolvency or liquidation Proceeding pending by or against the Customer obligated under such purchase order, nor has the Customer obligated under such purchase order gone out of or suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a Material Adverse Effect on the Customer obligated under such purchase order which would require the purchase order of such Customer to be deemed uncollectible in accordance with GAAP.

A purchase order which is an Eligible Purchase Order shall cease to be an Eligible Purchase Order whenever it ceases to meet any one of the foregoing requirements. In addition, any purchase order that otherwise meets each of the criteria above for an Eligible Purchase Order, may nonetheless be deemed not to be an Eligible Purchase Order, or may be deemed as an Eligible Purchase Order for a discounted value, all in Lender's sole and absolute discretion.

(gg) "**Employee Plan**" includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Credit Parties described from time to time in the consolidated financial statements of the Credit Parties and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Credit Parties or to which is the Credit Parties are a party or may have any liability or by which the Credit Parties are bound.

(hh) "**Environmental Laws**" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in

effect, applicable to the Credit Parties' business or facilities owned or operated by the Credit Parties, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(ii) "**ERISA**" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(jj) "**Estimated Over-advance Payment**" shall have the meaning given to it in Section 2.1(d)(i) hereof.

(kk) "**Event of Default**" shall mean any of the events or conditions set forth in Section 12 hereof.

(ll) "**Financial Statements**" shall have the meaning given to it in Section 7.10 hereof.

(mm) "**Funded Indebtedness**" shall mean, as to any Person, without duplication: (i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination). Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the Ordinary Course of Business of such Person.

(nn) "**GAAP**" shall mean United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(oo) "**Governmental Authority**" means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body,

organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(pp) "**Guarantors**" shall have the meaning given to it in the preamble hereof. If any Guarantor is an individual, then the term "**Guarantors**" shall also include such individual's spouse, if any.

(qq) "**Guarantee Agreement(s)**" shall mean the guaranty agreements executed by each Corporate Guarantor in favor of the Lender, pursuant to which the Corporate Guarantors shall each guarantee all of the Obligations of the Borrower, the form of which is attached hereto as **Exhibit "B"**.

(rr) "**Hazardous Materials**" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

(ss) "**Income Projections**" shall have the meaning given to it in Section 10.8 hereof.

(tt) "**Insurance Policies**" shall have the meaning given to it in Section 7.23 hereof.

(uu) "**Interest Rate**" shall mean a fixed rate of interest equal to Eleven Percent (11.0%) per annum, calculated on the actual number of days elapsed over a 360-day year.

(vv) "**IP Rights**" shall have the meaning given to it in Section 7.21 hereof.

(ww) "**Irrevocable Transfer Agent Instructions**" shall mean the Irrevocable Transfer Agent Instructions to be entered into by and among the Lender, the Borrower and the Borrower's transfer agent, the form of which is attached hereto as **Exhibit "C"**.

(xx) "**Lender**" shall have the meaning given to it in the preamble hereof.

(yy) "**Lender Indemnitee(s)**" shall have the meaning given to it in Section 14.19 hereof.

(zz) "**License Agreements**" shall have the meaning given to it in Section 7.21 hereof.

(aaa) "**Lien**" shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, security

interest or encumbrance of any nature or kind granted by such Person or arising by judicial process or otherwise, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

(bbb) "**Loan**" or "**Loans**" shall mean the aggregate of all Revolving Loans made by Lender to Borrower under and pursuant to this Agreement.

(ccc) "**Loan Documents**" shall mean those documents listed in Sections 3.1, 3.2 and 3.3 hereof, and any other documents or instruments executed in connection with this Agreement or the Revolving Loans contemplated hereby, and all renewals, extensions, future advances, modifications, substitutions, or replacements thereof.

(ddd) "**Lock Box**" shall have the meaning given to it in Section 2.1(e) hereof.

(eee) "**Lock Box Account**" shall have the meaning given to it in Section 2.1(e) hereof.

(fff) "**Lock Box Payments**" shall have the meaning given to it in Section 2.1(e) hereof.

(ggg) "**Material Adverse Effect**" shall mean: (i) a material adverse change in, or a material adverse effect upon, the assets, business, prospects, properties, financial condition or results of operations of any Credit Party; (ii) a material impairment of the ability of any Credit Party to perform any of its Obligations under any of the Loan Documents; or (iii) a material adverse effect on: (A) any material portion of the Collateral; (B) the legality, validity, binding effect or enforceability against any Credit Party of any of the Loan Documents; (C) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document; (D) the rights or remedies of Lender under any Loan Document; or (E) the Lender's ability to sell, without limitation or restriction, if applicable, any Advisory Fee Shares hereunder or any shares issued to the Lender upon a conversion pursuant to the Revolving Note. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Lender, in its sole and absolute discretion.

(hhh) "**Material Contract**" shall mean any contract or agreement to which any Credit Party is a party or by which any Credit Party or any of its assets are bound and which: (i) must be disclosed to the SEC, the Principal Trading Market, or any other Governmental Authority pursuant to the Securities Act, the Exchange Act, the rules and regulations of the SEC, or any other laws, rules or regulations of any Governmental Authority or the Principal Trading Market; (ii) involves aggregate payments of Twenty-Five Thousand and No/100 United States Dollars (US$25,000.00) or more to or from any Credit Party; (iii) involves delivery, purchase, licensing or provision, by or to any Credit Party, of any goods, services, assets or other items having a value (or potential value) over the term of such contract or agreement of Twenty-Five Thousand and No/100 United States Dollars (US$25,000.00) or more or is otherwise material to

the conduct of the Credit Party's business as now conducted and as contemplated to be conducted in the future; (iv) involves a Credit Party Lease; (v) imposes any guaranty, surety or indemnification obligations on any Credit Party; or (vi) prohibits any Credit Party from engaging in any business or competing anywhere in the world.

(iii) "**Material PPC**" shall have the meaning given to it in Section 2.1(e)(i)(3).

(jjj) "**Material Shareholder**" shall have the meaning given to it in Section 7.31 hereof.

(kkk) "**Net Amount**" shall have the meaning given to it in Section 2.1(e) hereof.

(lll) "**Non-Material PPC**" shall have the meaning given to it in Section 2.1(e)(i)(3).

(mmm) "**Obligations**" shall mean, whether now existing or hereafter arising, created or incurred: (i) all Revolving Loans, advances (whether of principal or otherwise) and other financial accommodations (whether primary, contingent or otherwise) made by Lender to Borrower under any Loan Documents; (ii) all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder); (iii) any and all fees, charges or other amounts due to Lender under this Agreement or the other Loan Documents; (iv) any and all expenses incurred by Lender under, or in connection with, this Agreement or the other Loan Documents; (v) any and all other liabilities and obligations of any of the Credit Parties to Lender under this Agreement and any other Loan Documents; and (vi) the performance by the Credit Parties of all covenants, agreements and obligations of every nature and kind on the part of any of the Credit Parties to be performed under this Agreement and any other Loan Documents.

(nnn) "**OFAC**" shall have the meaning given to it in Section 14.22 hereof

(ooo) "**Ordinary Course of Business**" means the Ordinary Course of Business of the Person in question consistent with past custom and practice (including with respect to quantity, quality and frequency).

(ppp) "**Over-advance**" shall have the meaning given to it in Section 2.1(d)(i) hereof.

(qqq) "**Payment Date**" shall have the meaning given to it in Section 2.1(c) hereof.

(rrr) "**Payment Direction**" shall have the meaning given to it in Section 2.1(e)(i)(3) hereof.

(sss) "**Payment Processing Companies**" shall have the meaning given to it in Section 2.1(e)(i)(3) hereof.

(ttt) "**Permitted Liens**" shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the Ordinary Course of Business; (iii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate Proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Credit Parties taken as a whole or materially impair the use thereof in the operation of the Credit Parties' business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the Financial Statements and acceptable to Lender in its sole and absolute discretion, and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof and without expansion of such Liens upon any other property); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and No/100 United States Dollars (US$50,000.00) arising in connection with court Proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate Proceedings, and only to the extent such judgments or awards do not otherwise constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Credit Parties; (vii) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens granted to Lender hereunder and under the Loan Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; and (xii) banker's Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to the Credit Parties by such financial institutions in the Ordinary Course of Business of the maintenance and operation of such accounts.

(uuu) "**Permit**" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

(vvv) "**Person**" shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company,

association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(www) "**Pledge Agreement(s)**" shall mean the pledge agreements executed by the Borrower in favor of the Lender, pursuant to which the Borrower grants a first priority lien and security interest in and to: (i) all of the issued and outstanding shares and/or membership interests of the Corporate Guarantors owned by Borrower; and (B) 22,250,000 shares of the common stock of Avant owned by Borrower, subject to Section 14.28 below, the forms of which are attached hereto as **Exhibits "D-1" and "D-2"**.

(xxx) "**Point-of-Sale Transactions**" means any sale transactions by any Credit Parties whereby the purchase price for the sale transaction is paid in full by the Customer at the time of the sale transaction.

(yyy) "**Portals**" shall have the meaning given to it in Section 2.1(e)(i)(3) hereof.

(zzz) "**Preferred Stock**" shall have the meaning given to it in Section 7.4 hereof.

(aaaa) "**Prepayment Penalty**" shall have the meaning given to it in Section 2.1(d)(ii) hereof.

(bbbb) "**Principal Trading Market**" shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQX, the OTCQB, the OTC Pink, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

(cccc) "**Proceeding**" means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

(dddd) "**Public Documents**" shall have the meaning given to it in Section 7.11 hereof.

(eeee) "**Real Property**" means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests, any specifically including the real property listed on **Schedule 7.18**.

(ffff) "**Receipts**" shall mean all revenues, receipts, receivables, Accounts, collections or any other funds at any time received or receivable by the Credit Parties, or otherwise owing to the Credit Parties, in connection with its sales, business, operations or from any other source.

(gggg) "**Receipts Collection Fee**" shall mean a surcharge charged by Lender to the Borrower on a monthly basis, and shall be in an amount calculated by Lender such that, when added together with any monthly interest paid by Borrower hereunder, the aggregate amount of

the monthly interest and the monthly Receipts Collection Fee shall not exceed 1.5% of the then outstanding principal balance of all Loans hereunder, per month.

(hhhh) "**Revolving Loan**" and "**Revolving Loans**" shall mean, respectively, each advance, and the aggregate of all such advances, made by Lender to Borrower under and pursuant to this Agreement or any other Loan Documents. Any Net Amount distributed or transferred to Borrower in accordance with this Agreement shall be deemed a Revolving Loan hereunder.

(iiii) "**Revolving Loan Availability**" shall mean at any time, the lesser of: (i) the then applicable Revolving Loan Commitment; or (ii) the Borrowing Base Amount.

(jjjj) "**Revolving Loan Commitment**" shall mean, on the Effective Date, Seven Hundred Fifty Thousand and No/100 United States Dollars (US$750,000.00), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, shall mean the amount to which Lender agrees to increase the Revolving Loan Commitment, up to Five Million and No/100 United States Dollars (US$5,000,000.00), all as applicable pursuant to Section 2.1(b).

(kkkk) "**Revolving Loan Maturity Date**" shall mean the earlier of: (i) six (6) months from the Effective Date; (ii) upon prepayment of the Revolving Note by Borrower (subject to Section 2.1(d)(ii)); or (iii) the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement, unless the date in clause (i) shall be extended pursuant to Section 2.3 or by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

(llll) "**Revolving Note**" shall mean that certain Revolving Note in the principal amount of the Revolving Loan Commitment of even date herewith made by Borrower in favor of Lender, the form of which is attached hereto as **Exhibit "E"**, and any renewal, extension, future advance, modification, substitution, or replacement thereof.

(mmmm) "**Rule 144**" shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto).

(nnnn) "**Rule 144 Certificate**" shall have the meaning given to it in Section 10.20 hereof.

(oooo) "**Rule 144 Opinion**" shall have the meaning given to it in Section 10.20 hereof.

(pppp) "**Sale Reconciliation**" shall have the meaning given to it in Section 2.2(g) hereof.

(qqqq) "**SEC**" shall mean the United States Securities and Exchange Commission.

(rrrr) "**Securities Act**" shall mean the Securities Act of 1933, as amended.

(ssss) "**Securities Being Sold**" shall have the meaning given to it in Section 10.20 hereof.

(tttt) "**Security Agreement(s)**" shall mean the security agreements executed by the Credit Parties in favor of Lender, pursuant to which each of the Credit Parties grant a first priority lien and security interest in and to all of their respective Collateral as security for the Obligations, the form of which is attached hereto as **Exhibit "F-1"** and **Exhibit "F-2"**.

(uuuu) "**Share Reserve**" shall have the meaning given to it in Section 10.21 hereof.

(vvvv) "**Shell Company**" shall have the meaning given to it in Section 10.20 hereof.

(wwww) "**Subsidiary**" and "**Subsidiaries**" shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

(xxxx) "**Sweep Period**" shall have the meaning given to it in Section 2.1(d)(i) hereof.

(yyyy) "**Transfer Agent**" shall have the meaning given to it in Section 2.2(g) hereof.

(zzzz) "**UCC**" shall mean the Uniform Commercial Code in effect in Nevada from time to time.

(aaaaa) "**Use of Proceeds Confirmation**" shall have the meaning given to it in Section 9.8 hereof.

(bbbbb) "**Validity Certificates**" shall mean the Validity Certificates executed by certain officers and directors of the Borrower, the form of which is attached hereto as **Exhibit "G"**.

(ccccc) "**Valuation Date**" shall have the meaning given to it in Section 2.2(g) hereof.

(ddddd) "**VWAP**" shall have the meaning given to it in Section 2.2(g) hereof.

1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not

otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower's accountants.

1.3 Other Terms Defined in UCC. All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa. In addition: (i) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified; (ii) wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation;" (iii) an Event of Default shall "continue" or be "continuing" until such Event of Default has been cured in Lender's sole and absolute discretion, or waived by Lender in accordance with Section 14.3 hereof; (iv) any reference to the Credit Parties shall mean and refer to all the Credit Parties, collectively, and to each Credit Party, individually, and accordingly, each representation, warranty, covenant, obligation or other agreement, term or provision in this Agreement or any other Loan Documents, to the extent applicable to the Credit Parties, shall be deemed to be applicable and effective as to all Credit Parties, collectively, and to each Credit Party, individually, as the context may so require, regardless of the gender, singular, plural, or other tense used in the applicable provision; (v) references in this Agreement to any party shall include such party's successors and permitted assigns; and (vi) references to any "Section" shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

2. REVOLVING LOAN FACILITY.

2.1 Revolving Loan.

(a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, Lender agrees to make Revolving Loans to Borrower from time to time, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Maturity Date, and in such amounts as Lender may determine from time to time up to the Revolving Loan Availability (and subject at all times to the amounts available to be borrowed in accordance with the Borrowing Base Certificate); provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability; and further provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan under this Agreement (including any Net Amount to be distributed hereunder) shall be subject to Lender's approval, which approval may be given or withheld in Lender's sole and absolute discretion. Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date, unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by Borrower for the specific purposes permitted hereunder and for no other purpose.

(b) Increase to Revolving Loan Commitment. Borrower may request, from time to time, that the Revolving Loan Commitment be increased to up to Five Million and No/100 United States Dollars (US$5,000,000); and Lender, in its sole and absolute discretion, may make available Revolving Loan Commitment increases to Borrower. Lender's election to increase the Revolving Loan Commitment from time to time may be granted or denied by Lender in its sole and absolute discretion, however, at a minimum, the following conditions must be satisfied, in Lender's sole and absolute discretion:

(i) no Event of Default shall have occurred or be continuing, or result from the applicable increase of the Revolving Loan Commitment;

(ii) Borrower shall have executed and delivered a new or revised Revolving Note;

(iii) after giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability;

(iv) Lender shall have reviewed and accepted, in its sole and absolute discretion, the amount and type of current and historical Receipts of the Credit Parties, Eligible Accounts or other Collateral required for the increase; and

(v) Lender shall have received any and all documents or agreements as it shall require in its sole and absolute discretion.

It is expressly agreed and acknowledged by each of the Credit Parties that, notwithstanding that this Agreement provides for the opportunity to increase the Revolving Loan Commitment as hereby provided: (i) Lender has no obligation of any nature or kind whatsoever to grant or provide any such increase to the Credit Parties; (ii) the Credit Parties did not enter into this Agreement based on any promise, express or implied, by Lender or any of its agents or representatives, or based on any expectation by any of the Credit Parties, that funds or Loans beyond the Revolving Loans made on the Effective Date would be made or provided after the Effective Date; and (iii) each of the Credit Parties hereby fully and unconditionally waives any and all claims, counterclaims, and defenses any of them may have based on any argument that Lender had any obligation or otherwise promised to fund additional Revolving Loans beyond the Revolving Loan funded on the Effective Date, or any argument or implied covenant of fair dealing and good faith that may in any way imply an obligation upon Lender to make such additional Revolving Loans.

(c) Revolving Loan Interest and Payments. Except as otherwise provided in this Section, the outstanding principal balance of the Revolving Loans and all other Obligations shall be repaid on or before the Revolving Loan Maturity Date. The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. The Receipts Collection Fee, accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time, and other fees and charges due hereunder, shall be payable on a weekly basis on the weekly anniversary date of the Effective Date, or such other date as Lender and Borrower may agree upon (provided, however, if no such other agreement is made or reached, then on the weekly anniversary date of the Effective Date), commencing on the first such date to occur after the Effective Date and on the Revolving Loan Maturity Date (each a "**Payment Date**"). Any amount of principal or interest on the Obligations which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender's option bear interest payable on demand at the Default Rate.

(d) Revolving Loan Principal Repayments.

(i) Overadvances. All Obligations shall be repaid by Borrower on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event at any time the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds the Revolving Loan Availability (an "**Over-advance**"), Borrower shall be obligated to eliminate such Over-advance as follows: (A) if the Over-advance exists as of the Effective Date, then: (I) Lender shall determine the amount of the Over-advance, as well as the estimated amount of a payment ("**Estimated Over-advance Payment**") to be made by Borrower on each Payment Date (or such other time period as Lender may determine, such as a monthly payment) to be applied against the principal balance of the outstanding Revolving Loans, such that the Over-advance would be eliminated over a one hundred twenty (120) day period from the Effective Date (Lender shall have the right to modify the amount of the Estimated Over-advance Payment from time to time upon notice to Borrower as necessary to cause the elimination of the Over-advance over the one hundred twenty (120) day period contemplated hereby); and (II) Lender shall notify Borrower of the amount of the Estimated Over-advance Payment, and on each Payment Date (or such other time period selected by Lender), Borrower shall make the Estimated Over-Advance Payment to Lender, or, at Lender's election, notwithstanding the priorities set forth in Section 2.1(e)(ii), Lender may apply any

amounts in the Lock Box Account towards the Estimated Over-advance Payment required to be made hereby, until the Over-advance is eliminated in full; or (B) if an Over-advance should occur after the Effective Date and during the term of this Agreement, then: (I) Lender shall determine, in its sole discretion, whether: (1) the Over-advance needs to be paid immediately; or (2) the Over-advance can be cured during a period of time as determined by Lender, in its sole discretion, and if so, what other conditions Lender may impose in connection with such cure period. If Lender elects option (1), then Borrower shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to immediately eliminate such Over-advance in full (or, notwithstanding the priorities set forth in Section 2.1(e)(ii), Lender may immediately apply any amounts in the Lock Box Account from time to time to eliminate such Over-advance in full). If Lender elects option (2) above, then Lender shall determine the amount of the Over-advance, the cure period available to Borrower in which to eliminate the Over-advance, and any other conditions to be satisfied by Borrower in connection with the cure period selected by Lender for elimination of the Over-advance, as well as the Estimated Over-advance Payment to be made by Borrower on each Payment Date (or such other time period as Lender may determine, such as a monthly payment) to be applied against the principal balance of the outstanding Revolving Loans, such that the Over-advance would be eliminated over whatever cure period shall have been elected by Lender, in its sole discretion (Lender shall have the right to modify the amount of the Estimated Over-advance Payment from time to time upon notice to Borrower as necessary to cause the elimination of the Over-advance over the cure period selected by Lender); and (II) Lender shall notify Borrower of the amount of the Estimated Over-advance Payment, the cure period selected by Lender during which the Over-advance must be eliminated, and any other conditions applicable thereto, and on each Payment Date (or such other time period selected by Lender), Borrower shall make the Estimated Over-Advance Payment to Lender, or, at Lender's election, notwithstanding the priorities set forth in Section 2.1(e)(ii), Lender may apply any amounts in the Lock Box Account towards the Estimated Over-advance Payment required to be made hereby, such that the Over-advance is eliminated in full in the period of time selected by Lender therefor. Credit Parties shall also satisfy whatever other conditions may be imposed by Lender as conditions to allowing Credit Parties a cure period to eliminate the Over-advance. Lender shall apply funds received into the Lock Box Account in accordance with Section 2.1(e) below.

(ii) Optional Prepayments. Borrower may from time to time prepay the Revolving Loan, in whole or in part, provided, however, that if the Borrower prepays more than eighty percent (80%) of the amount of the Revolving Loan Commitment within ninety (90) days following the Effective Date, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to two and 50/100 percent (2.50%) of the Revolving Loan Commitment (the "**Prepayment Penalty**"). The Prepayment Penalty owed pursuant to this Section shall not be applicable with respect to any payment of the Mandatory Principal Repayment Amount.

(e) Collections; Lock Box.

(i) Funds Collected.

(1) Wire Transfers. To the extent any Customers make or pay any Receipts to any Credit Party by a wire transfer or other form of electronic funds transfer,

effective as of the Effective Date, the Credit Parties shall direct all of such Customers, in writing, to make all such wire transfer or electronic fund transfer payments directly to the Lock Box Account.

(2) Cash, Checks and Other Payments. To the extent any Customers make or pay any Receipts to any Credit Party by any other form other than wire transfer or other form of electronic funds transfer (such as through cash or a check), then effective as of the Effective Date, the Credit Parties shall direct all of its Customers, in writing, to make, deposit, and/or send, as applicable, all such payments and Receipts directly to the Lock Box Account or a post office box designated by, and under the exclusive control of, Lender (such post office box is referred to herein as the "**Lock Box**").

(3) Credit/Debit Card Payments. The parties recognize that in some instances or from time to time, the Credit Parties may elect to take or receive payments from Customers through the use of a credit or debit card (including payments made using a credit or debit card, or other payment mechanisms, through online re-sellers or systems, such as PayPal, Amazon and the like). In the event the Credit Parties shall at any time take or receive any Receipts through the use of a credit or debit card (including payments made using a credit or debit card, or other payment mechanisms, through online re-sellers or systems, such as PayPal, Amazon and the like), then effective as of the date (the "**Credit Card Date**") when the Credit Parties enter into any agreements with any credit/debit card or other payment processing companies for the processing of credit and debit card payments (including payments made using a credit or debit card, or other payment mechanisms, through online re-sellers or systems, such as PayPal, Amazon and the like) on behalf of the Credit Parties (the "**Payment Processing Companies**"), the Credit Parties shall modify all of its agreements with any such Payment Processing Companies, so as to authorize, direct and cause: (A) all credit/debit card payments from any Customers; and (B) any reserves or holdbacks withheld by any of the Payment Processing Companies, if, as, and when distributed or paid to the Credit Parties, to be deposited directly into the Lock Box Account, rather than any other bank accounts of the Credit Parties. In this regard, effective as of the Effective Date (or, if there are no agreements with any Payment Processing Companies as of the Effective Date, then effective as of the Credit Card Date), the Credit Parties shall obtain from the each of the Payment Processing Companies and deliver to Lender, an estoppel certificate, disbursement direction or other similar document in form and substance acceptable to Lender (the "**Payment Direction**"), pursuant to which the Payment Processing Companies confirm and agree, among other things Lender may require: (I) to the foregoing payment directions; (II) that such payment instructions and directions shall not be changed, amended or terminated, except upon written notice from Lender; and (III) that copies of all statements, notices and other communications sent by any Payment Processing Companies to the Credit Parties, also be delivered to Lender. At any time prior to the Payment Direction being effective and in place, any Receipts received by the Credit Parties from any Payment Processing Companies shall be immediately (within twenty-four (24) hours) re-directed and deposited by Borrower into the Lock Box Account; provided, however, that any such re-direction shall not diminish or abrogate the Credit Parties' obligation to obtain the Payment Direction from each of the Payment Processing Companies. The Credit Parties shall not enter into any new agreements with any Payment Processing Companies, unless prior to or contemporaneously with entering into such relationships or agreements, such Payment Processing Companies execute a Payment Direction in favor of Lender. Notwithstanding the foregoing to the contrary, so long as the

Receipts collected by Credit Parties in any calendar year from any particular Payment Processing Company (which amount can be estimated by Lender based on Receipts collected by Credit Parties in any shorter time period as may be determined by Lender) are less than ten percent (10%) of the total Receipts collected by Credit Parties from all sources in any calendar year (which amount can be estimated by Lender based on Receipts collected by Credit Parties in any shorter time period as may be determined by Lender) (a Payment Processing Company that collects Receipts that are below the 10% threshold as hereby contemplated is sometimes referred to as a "**Non-Material PPC**" and a Payment Processing Company that collects Receipts above the 10% threshold as hereby contemplated is sometimes referred to as a "**Material PPC**"), then Credit Parties shall not have an obligation to deliver the Payment Direction with respect to such particular Payment Processing Company as contemplated by this Section, but only so long as: (x) no Event of Default exists under this Agreement or any other Loan Document, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document; (y) Credit Parties instruct the particular Payment Processing Company to remit all credit/debit card payments from any Customers, any reserves or holdbacks withheld by such Payment Processing Company, and other Receipts, directly into the Lock Box Account, rather than any accounts of the Credit Parties; and (z) to the extent that, despite the foregoing requirement to instruct such Payment Processing Company to remit all Receipts directly into the Lock Box Account, any Credit Party receives any Receipts from such Payment Processing Company directly into an account of the Credit Parties, rather than the Lock Box Account, then Credit Parties shall notify Lender of the receipt of such Receipts or other sums within twenty-four (24) hours of receipt of same, and immediately upon receipt thereof, remit or endorse same to Lender into the Lock Box Account; provided, however, that any such re-direction shall not diminish or abrogate Credit Parties' obligation to direct, instruct and require all Payment Processing Companies to make all payments and remittances otherwise due to the Credit Parties directly to the Lock Box Account. Each of the Credit Parties hereby represent and warrant to Lender that as of the Effective Date, it has agreements or payment processing relationships with the following Material PPC's: Sage Payment Solutions, and with no Non-Material PPC's.

The Lender and Credit Parties acknowledge that, in some instances, or if applicable, the mechanics of the payment processing relationships of the Credit Parties with some of its Payment Processing Companies is such that Credit Parties have portals or systems which they access online (the "**Portals**") through administrative usernames, passwords and other input details required to gain access into such Portals (the "**Access Details**"), and that once the Portals are accessed with the Access Details, the Credit Parties then, through certain user elections and options made by Credit Parties on the Portals, elects to what bank account and when funds from the Payment Processing Companies are transferred to Credit Parties. In this regard, to the extent the payment mechanics of any Payment Processing Companies use Portals and Access Details, then on the Effective Date (or, if acceptable to Lender, in Lender's sole and absolute discretion, as soon as practicably possible following the Effective Date), Credit Parties shall provide to Lender the web address for the Portals and the Access Details for each of the Payment Processing Companies, and Lender shall have the full right and authority to modify the Access Details, so that only Lender has access to the Portals and access to control all payments and remittances to and from such Payment Processing Companies, and so that Credit Parties do not have access or authority to change or thereafter modify the elections made by Lender on the Portals (provided that Lender shall provide

view/read access only to Credit Parties so Credit Parties can see, on a daily basis, the transactions processed by the Payment Processing Companies and movement of funds from the Payment Processing Companies to the Lock Box Account). Lender shall have the absolute right and authority to designate the account to which any remittances from the Payment Processing Companies are made, which account shall be the Lock Box Account. Credit Parties hereby agree to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the foregoing with respect to the Portals and Access Details. Credit Parties shall not undertake any action or give any direction to any Payment Processing Companies that is in conflict with, changes, or is otherwise in derogation of the requirements and obligations of Credit Parties set forth in this paragraph. Upon indefeasible payment in full of all Obligations, and termination of all other commitments of Lender to advance sums hereunder, Lender shall provide the Access Details and control of the Portals back to the Credit Parties.

(4) General Collection Terms. The Credit Parties hereby agree to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the requirements of this Section 2.1(e). Lender shall maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion (the "**Lock Box Account**"), which Lock Box Account is and shall be maintained in Lender's (or its Affiliate's) name, and into which all Receipts, whether through wires, electronic fund transfers, credit and debit card payments from any Customers, and all other monies, checks, notes, drafts or other payments or Receipts of any kind received or receivable by, or due to, the Credit Parties shall be deposited. Credit Parties acknowledge that the Lock Box Account may be established by Lender as an "FBO" account, pursuant to which the Lock Box Account is in the name of Lender (or its Affiliate) "for the benefit of" the Credit Parties. Notwithstanding any such designation on the Lock Box Account, or any documents entered into or executed by the Credit Parties in connection with the establishment of the Lock Box Account, the Credit Parties hereby agree and acknowledge that: (i) Lender shall at all times have full "control" (within the meaning of the UCC) of the Lock Box Account and all funds deposited therein; (ii) the Credit Parties shall not revoke Lender's authority or rights with respect to the Lock Box Account and the funds therein (notwithstanding any right Credit Parties may have to do so under ancillary documents executed by the Credit Parties to establish the Lock Box Account); and (iii) Credit Parties shall not take any action or position contrary to the intent of the parties as expressed herein that Lender shall at all times be in full control of the Lock Box Account and the deposits therein. It is the intent of the parties that all Receipts, whether through wires, electronic fund transfers, credit and debit card payments from any Customers, and all other monies, checks, notes, drafts or other payments or Receipts of any kind received or receivable by, or due to, the Credit Parties, shall be deposited directly into the Lock Box Account, rather than any other accounts of Credit Parties, or if received into any account of the Credit Parties, then the Credit Parties shall immediately re-direct and deposit same into the Lock Box Account. In this regard, if any Credit Parties, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of the Credit Parties or any Affiliate or Subsidiary, or any other Person acting for or in concert with the Credit Parties, shall receive any monies, checks, notes, drafts or other payments or Receipts, the Credit Parties and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account.

(ii) Distribution of Funds From the Lock Box Account. The Credit Parties and Lender agree that all payments made to the Lock Box Account, whether in respect of Receipts, as proceeds of Collateral, or otherwise, will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder, including any recurring fees due pursuant to Section 2.2 hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to the Receipts Collection Fee; (5) to amounts payable pursuant to Section 2.1(d), including any Estimated Over-Advance Payment, and other amounts required to eliminate any Over-advance; (6) if the amounts received into the Lock Box Account are in payment of an Eligible Purchase Order, then the full amount thereof shall be applied to reduce the balance of the Obligations; and (7) upon the occurrence of an Event of Default, to Lender, to reduce the balance of the Obligations to zero (each of the foregoing payments, the "**Lock Box Payments**"). The amount remaining in the Lock Box Account following the payment of the Lock Box Payments on each Payment Date shall be referred to herein as the "**Net Amount**". The Lender agrees that, provided the Credit Parties are each in good standing under this Agreement and the other Loan Documents, and provided no Event of Default exists under this Agreement or any other Loan Document, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document, and further provided that there is no then existing Over-advance, or if there is an existing Over-advance, any Estimated Over-advance Payments have been timely made as required by this Agreement, and subject to the terms and conditions of this Agreement, the Net Amount will be transferred to Borrower from the Lock Box Account via wire transfer or electronic funds transfer to an account designated by the Borrower on the immediately subsequent Payment Date (provided, however, any failure by Lender to transfer the Net Amount to Borrower by such date shall not in any way hinder, impair, or otherwise adversely affect Credit Parties' Obligations, or Lender's rights and remedies under this Agreement or any other Loan Documents). The Credit Parties agree to pay all reasonable fees, costs and expenses in connection with opening and maintaining of the Lock Box and the Lock Box Account. All of such reasonable fees, costs and expenses, if not paid by the Credit Parties within five (5) Business Days of Lender's written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by any Credit Party upon demand, and, until paid, shall bear interest at the Default Rate. Notwithstanding anything contained herein to the contrary, in the event the amounts collected into the Lock Box Account from time to time, whether in respect of Receipts, as proceeds of Collateral, or otherwise, are at any time not sufficient to pay the amounts due to Lender on any Payment Date under items (1) – (6) above of this Section 2.1(e)(ii), then the Credit Parties shall, without further notice or demand from Lender, pay any such shortfall amounts to the Lock Box Account within three (3) Business Days from the Payment Date for which such amounts were due, or notwithstanding the foregoing order and priority, Lender shall have the right to sweep from the Lock Box Account any such shortfall amounts immediately upon any Receipts coming into the Lock Box Account.

(iii) Power of Attorney. It is intended that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due or owing to the Credit Parties from a Customer, any other Person, or otherwise, shall be deposited directly into the Lock Box Account, and if not deposited directly into the Lock Box Account, shall be immediately remitted or endorsed by the Credit Parties to Lender into the

Lock Box Account, and, if that remittance or endorsement of any such item shall not be immediately made for any reason, Lender is hereby irrevocably authorized to remit or endorse the same on Credit Parties' behalf. For purpose of this Section, the Credit Parties irrevocably hereby make, constitute and appoint Lender (and all Persons designated by Lender for that purpose) as the Credit Parties' true and lawful attorney and agent-in-fact: (A) to endorse the Credit Parties' name upon said Receipts or items of payment and/or proceeds of Collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Receipts of the Credit Parties; (B) to take control in any manner of any item of payment or proceeds thereof; (C) to have access to the Credit Parties' operating accounts, through the Credit Parties' online banking system, or otherwise, to make remittances of any Receipts deposited therein into the Lock Box Account as required hereby; (D) to have access to any lock box or postal box into which any of the Credit Parties' mail is deposited, and open and process all mail addressed to the Credit Parties and deposited therein; and (E) direct and otherwise deal with all Payment Processing Companies, or other Persons, to insure that all Receipts, payments and reserves as hereby contemplated are remitted to the Lock Box Account.

(iv) Rights Upon Default. Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Customer and whether before or after the maturity of any of the Obligations: (A) enforce collection of any of the Accounts (including all Eligible Accounts), Eligible Purchase Orders, and Receipts of the Credit Parties or other amounts owed to the Credit Parties by suit or otherwise; (B) exercise all of the rights and remedies of the Credit Parties with respect to Proceedings brought to collect any Accounts (including all Eligible Accounts), Eligible Purchase Orders, Receipts, or other amounts owed to the Credit Parties; (C) surrender, release or exchange all or any part of any Accounts (including all Eligible Accounts), Eligible Purchase Orders, Receipts, or other amounts owed to the Credit Parties, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account (including all Eligible Accounts), Eligible Purchase Order, or Receipts of the Credit Parties, or other amount owed to the Credit Parties, upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign any Credit Parties' name on any proof of claim in bankruptcy or other similar document against any Customer or other Person obligated to the Credit Parties; and (F) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill the Credit Parties' obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts (including all Eligible Accounts), Eligible Purchase Orders, Receipts, or other amounts owed to the Credit Parties. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at the Credit Parties' expense, notify any parties obligated on any of the Accounts (including all Eligible Accounts), eligible Purchase Orders, and Receipts to make payment directly to Lender of any amounts due or to become due thereunder.

(v) Statement. From time to time, Lender may deliver to Borrower an invoice and or an account statement showing all Revolving Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower, unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

(vi) Authorization to Deduct Amounts in Lock Box.

(1) Notwithstanding anything contained in this Agreement to the contrary, any time that any charges, fees, amounts or other Obligations are due and owing by any Credit Parties to Lender under this Agreement or any other Loan Document, Lender shall have the right, and is hereby authorized, to deduct such charges, fees, amounts or other Obligations directly from the Lock Box Account and from all receipts from time to time deposited therein.

(2) Notwithstanding anything contained herein to the contrary and in addition to the amounts provided in Section 2.1(e)(ii), the Lender may from time to time, in its sole and absolute discretion, retain in the Lock Box Account any and all amounts deposited into the Lock Box Account by any Customer that the Lender deems necessary or appropriate (i) to prevent any insecurity by the Lender with respect to the total value of the Collateral (including, but not limited to, the amount held in the Lock Box Account at any time) when compared to the outstanding amount of all Obligations owed to the Lender; and (ii) to ensure that the Collateral (including, but not limited to the amount held in the Lock Box Account) is and remains of a value to adequately serve as appropriate security for the Obligations of the Credit Parties hereunder.

2.2 Fees.

(a) Asset Monitoring Fee. Borrower agrees to pay to Lender an asset monitoring fee ("**Asset Monitoring Fee**") equal to One Thousand Five Hundred and No/100 United States Dollars (US$1,500.00), which shall be due and payable on the Effective Date, and thereafter on the first day of each third (3rd) calendar month during the term of this Agreement. The Asset Monitoring Fee shall be increased in increments of Five Hundred and No/100 United States Dollars (US$500.00) each time the Revolving Loan Commitment amount is increased pursuant to Section 2.1(b); provided that the Asset Monitoring Fee shall never exceed Two Thousand Five Hundred and No/100 United States Dollars (US$2,500.00).

(b) Transaction Advisory Fee. In addition to the Advisory Fee contained in Section 2.2(f) herein, the Borrower agrees to pay to Lender a transaction advisory fee equal to four percent (4.0%) of the Revolving Loan Commitment as of the Effective Date, and two percent (2.0%) on the amount of any increase thereof pursuant to Section 2.1(b), which shall be due and payable on the Effective Date and on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

(c) Due Diligence Fees. Borrower agrees to pay a due diligence fee equal to Eight Thousand Five Hundred and No/100 United States Dollars (US$8,500.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(d) Document Review and Legal Fees. Borrower agrees to pay a document review and legal fee equal to Twenty Thousand and No/100 United States Dollars (US$20,000.00) which shall be due and payable in full on the Effective Date, or any remaining

portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(e) Other Fees. Borrower also agrees to pay to the Lender (or any designee of the Lender), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver, subordination, or other modification or termination of this Agreement or any other Loan Documents (provided that there shall be no fees for the preparation and negotiation of this Agreement other than as specifically set forth in the closing or settlement statement executed by Borrowers and Lender on the Effective Date); (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv) the failure by the Credit Parties to perform or observe any of the provisions of this Agreement or any of the Loan Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the Default Rate. All of such costs and expenses shall be additional Obligations of the Credit Parties to Lender secured under the Loan Documents. The provisions of this Subsection shall survive the termination of this Agreement.

(f) Advisory Fees. The Borrower shall pay to Lender a fee for advisory services provided by the Lender to the Borrower prior to the Effective Date in the amount of Two Hundred Fifty Thousand and No/100 United States Dollars (US$250,000.00) (the "**Advisory Fee**") by issuing to Lender under this Section a number of shares of its Common Stock (the "**Advisory Fee Shares**") as provided below. For purposes of determining the number of Advisory Fee Shares issuable to Lender under this Section, the Borrower's Common Stock shall be valued at price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the Effective Date (the "**Valuation Date**"), as reported by Bloomberg (the "**VWAP**"). The Lender shall confirm to the Borrower in writing, the VWAP for the Common Stock as of the Valuation Date, and on the Effective Date, the Borrower shall issue to Lender a number of Advisory Fee Shares equal to the lesser of: (A) one hundred percent (100%) of the Advisory Fee; or (B) 4.99% of the issued and outstanding number of shares of Common Stock (the "**Ownership Threshold**") as of the Effective Date, based on such VWAP as of the Valuation Date. The Borrower shall instruct its transfer agent (the "**Transfer Agent**") to issue certificates representing the Advisory Fee Shares issuable to the Lender immediately upon the Borrower's execution of this Agreement, and shall cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days from the Effective Date. In the event such certificates representing the Advisory Fee Shares issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Agreement and the other Loan Documents. The Advisory Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower's Common Stock. The Advisory Fee Shares shall be deemed

fully earned as of the Effective Date, regardless of the amount or number of Revolving Loans made hereunder. Subject at all times to the adjustment provision in Section 2.5(f)(i) below, in the event the number of Advisory Fee Shares issued to Lender under this Section is based on Subsection (B) of this paragraph, then at any time the number of shares of Common Stock owned by Lender falls below the Ownership Threshold (whether as a result of Lender selling Advisory Fee Shares, or otherwise), Lender shall have the unconditional right to request that Borrower issue additional Advisory Fee Shares to Lender, up to the Ownership Threshold, until the Borrower has issued to Lender the number of Advisory Fee Shares required by Subsection (A) of this paragraph, and in such event, Borrower shall instruct its Transfer Agent to deliver such additional Advisory Fee Shares to Lender in the same manner as required by this Section.

(i) Adjustments. It is the intention of the Borrower and Lender that the Lender shall be able to sell (if Lender so elects, in Lender's sole and absolute discretion) the Advisory Fee Shares, and generate net proceeds (net of all brokerage commissions and other fees or charges payable by Lender in connection with the sale thereof) from such sale equal to the Advisory Fee. The Lender shall have the right (but not an obligation) to sell the Advisory Fee Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws. At any time the Lender may elect, the Lender may deliver to the Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Advisory Fee Shares (the "**Sale Reconciliation**"). If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Advisory Fee Shares equal to at least the Advisory Fee, as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Advisory Fee Shares, the Lender shall have received total net funds equal to the Advisory Fee. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Advisory Fee, then the Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Advisory Fee. In the event the Lender receives net proceeds from the sale of Advisory Fee Shares equal to the Advisory Fee, and the Lender still has Advisory Fee Shares remaining to be sold, the Lender shall return all such remaining Advisory Fee Shares to the Borrower. In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender's notification to the Borrower that additional shares of Common Stock are issuable hereunder, and the Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within three (3) Business Days following the date Lender notifies the Borrower that additional shares of Common Stock are to be issued hereunder. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents. Notwithstanding anything contained in this Section to the contrary, the Borrower shall have the right to redeem any Advisory Fee Shares then in the Lender's possession for an amount payable by the Borrower to Lender in cash equal

to the Advisory Fee, less any net cash proceeds received by the Lender from any previous sales of Advisory Fee Shares. Upon Lender's receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Advisory Fee Shares in its possession back to the Borrower and otherwise undertake any required actions reasonably requested by Borrower to have such then remaining Advisory Fee Shares returned to Borrower. The Borrower's obligation to pay the Advisory Fee contemplated by this Section 2.2(f), whether in cash or thru the sale of Advisory Fee Shares, shall be an Obligation hereunder, secured by all Loan Documents, and failure by the Borrower to pay such Advisory Fee in full as required by this Section 2.2(f) shall be an immediate Event of Default hereunder and under the other Loan Documents. In the event the Lender elects to increase the Revolving Loan Commitment as permitted by this Agreement, the Borrower agrees to pay additional advisory fees to Lender either in cash or in a similar manner as set forth in this Section 2.2(f) through the issuance of additional Advisory Fee Shares, at Lender's sole discretion, in an amount to be mutually agreed upon between Lender and Borrower.

(ii) Mandatory Redemption. Notwithstanding anything contained in this Agreement to the contrary, in the event the Lender has not realized net proceeds from the sale of Advisory Fee Shares equal to at least the Advisory Fee by the earlier to occur of: (A) the twelve (12) month anniversary of the Effective Date; (B) the occurrence of an Event of Default; or (C) the Revolving Loan Maturity Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Borrower, to require that the Borrower redeem all Advisory Fee Shares then in Lender's possession for cash equal to the Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any. In the event such redemption notice is given by the Lender, the Borrower shall redeem the then remaining Advisory Fee Shares in Lender's possession for an amount of Dollars equal to the Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Advisory Fee Shares, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

(iii) Piggyback Registration Rights. In the event that the Borrower files a registration statement with respect to its Common Stock with the SEC (other than a registration statement on Form S-4 or S-8 or any successor form thereto) after the Effective Date but before the Lender sells the Advisory Fee Shares, the Advisory Fee Shares shall be registered pursuant to such registration statement.

(g) Matters with Respect to Common Stock.

(i) Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Revolving Note, Lender has the right, after the occurrence of an Event of Default, to convert amounts due under the Revolving Note into Common Stock in accordance with the terms of the Revolving Notes. In the event, for any reason, the Borrower fails to issue, or cause the Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Revolving Notes (the "**Conversion Shares**") to Lender in connection with the exercise by Lender of any of its conversion rights under the Revolving Note, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a "Conversion Notice" (as defined in the Revolving Note) requesting the issuance of the Conversion Shares then issuable in accordance with the

terms of the Revolving Note, and the Transfer Agent, provided they are the acting transfer agent for the Borrower at the time, shall, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Conversion Notice, a certificate of the Common Stock of the Borrower, registered in the name of Lender or its designee, for the number of Conversion Shares to which Lender shall be then entitled under the Revolving Note, as set forth in the Conversion Notice.

(ii) Issuance of Additional Common Stock. The parties hereto acknowledge that the Borrower has agreed to issue, simultaneously with the execution of this Agreement and in the future, certain shares of the Borrower's Common Stock in accordance with Section 2.2(f) above. In the event, for any reason, the Borrower fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable to Lender hereunder, either now or in the future, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a written instruction requesting the issuance of the shares of Common Stock then issuable, and the Transfer Agent, provided they are the acting transfer agent for the Borrower at the time, shall, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue such shares of the Borrower's Common Stock as directed by Lender, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Lender's notice, a certificate of the Common Stock of the Borrower, registered in the name of Lender, for the number of shares of Common Stock issuable to Lender in accordance herewith.

(iii) Removal of Restrictive Legends. In the event that Lender has any shares of the Borrower's Common Stock bearing any restrictive legends, and Lender, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Borrower and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, then: (A) to the extent such legends could be lawfully removed under applicable laws, Borrower's failure to provide the required opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends shall be an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue any such shares without restrictive legends as instructed by Lender, and surrender to a common carrier for overnight delivery to the address as specified by Lender, certificates, registered in the name of Lender or its designees, representing the shares of Common Stock to which Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower.

(iv) Authorized Agent of the Borrower. The Borrower hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Borrower's duly authorized agent and attorney-in-fact for the Borrower for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Obligations of the Borrower under this Agreement or any other Loan Documents remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Borrower's Common Stock hereunder or under the Revolving Notes. In this regard, the Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Lender shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Borrower's irrevocable authority for Lender and Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein, without any further instructions, orders or confirmations from the Borrower.

(v) Injunction and Specific Performance. The Borrower specifically acknowledges and agrees that in the event of a breach or threatened breach by the Borrower of any provision of this Section, the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Section by the Borrower, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section.

(h) Surviving Obligations. The Credit Parties agree and acknowledge that notwithstanding the termination of this Agreement, or the payment in full of all of the Revolving Loans or other obligations hereunder or under any other Loan Documents, the Credit Parties' obligations and liability under this Agreement and the other Loan Documents, and the Lender's Lien and security interest on all Collateral, shall survive, shall remain valid and effective and shall not be released or terminated, until the Lender receives the full amount of the Advisory Fee in cash, either through the sale of Advisory Fee Shares, or through cash payments from Borrower as contemplated by Section 2.2(f). All of the Credit Parties' obligations under Section 2.2(f) and 2.2(g) shall survive termination of this Agreement.

(i) Right to Approve Transfer Agent. The Borrower hereby represents and warrants that the Borrower's current Transfer Agent is Standard Registrar and Transfer Company, Inc., whose contact information is as follows: 12528 South 1840 East, Draper, UT 84020. The Borrower hereby agrees that it shall not change the Transfer Agent, unless the Lender first approves the proposed new Transfer Agent, such approval to be in Lender's sole and absolute discretion.

2.3 Renewal of Revolving Loans; Non-Renewal of Revolving Loans. So long as no Event of Default exists under this Agreement or any other Loan Documents, and so long as no

event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Documents, Borrower shall have the option to request a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date for one (1) additional six (6) month period. To make such request, Borrower shall give written notice to Lender of Borrower's request to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period on or before a date that is thirty (30) days prior to the then scheduled Revolving Loan Maturity Date. Lender may elect to accept or reject Borrower's request for a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date in its sole and absolute discretion, and any acceptance may be conditioned upon additional obligations, terms and conditions.

2.4 Interest and Fee Computation; Collection of Funds. Interest accrued hereunder shall be payable as set forth in Section 2.1(c) hereof. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5 Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, Borrower hereby authorizes and directs Lender, at Lender's option, to: (i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of Borrower; or (ii) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6 Discretionary Disbursements. Lender, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Revolving Loans made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from Lender.

2.7 US Dollars; Currency Risk. All Receipts will be in Dollars. In the event Receipts are not in Dollars, Borrower shall bear the risk of Lender's currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction. Borrower hereby authorizes Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

3. CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3.

3.1 Loan Documents to be Executed by Borrower. As a condition precedent to Lender's disbursal or making of the Loans pursuant to this Agreement, Borrower shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender's counsel in form, substance and execution:

(a) Credit Agreement. An original of this Agreement, duly executed by Borrower and consented and agreed to by the Guarantors;

(b) Revolving Note. An original Revolving Note, duly executed by Borrower and consented and agreed to by the Guarantors;

(c) Security Agreement. An original of the Security Agreements, duly executed by the Credit Parties;

(d) Guaranty Agreement. An original of the Guaranty Agreements, duly executed by the Corporate Guarantors;

(e) Validity Certificates. An original of each Validity Certificate, duly executed by such officers and directors of Borrower as Lender shall require;

(f) Pledge Agreements. An original of the Pledge Agreements, duly executed by the Borrower, Corporate Guarantors, and others, as applicable;

(g) Irrevocable Transfer Agent Instructions. An original of the Irrevocable Transfer Agent Instructions, duly executed by the Borrower and the Borrower's Transfer Agent;

(h) Closing Statement. An original of a closing or settlement statement, duly executed by the Borrower.

(i) Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.2 Organizational and Authorization Documents. A certificate of the corporate secretary, manager, members or other officer, partner, manager or equivalent authorized Person of each Credit Party certifying and attaching: (i) copies of each Credit Parties' respective articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or other applicable formation or governing documents; (ii) resolutions of the board of directors, managers, members, general partners or other Persons with proper authority to manage the affairs of, and otherwise bind, each Credit Party, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) resolution of the Guarantors' shareholders (if applicable), approving and authorizing the execution, delivery and

performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (iv) the signatures and incumbency of the officers, managers, members, partners or other authorized Persons of each Credit Party executing any of the Loan Documents, each of which Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by Borrower of any changes therein.

3.3 Certificates of Good Standing. Copies of certificates of good standing with respect to each Credit Party, issued by the Secretary of State of the state of incorporation of each Credit Party, dated such a date as is reasonably acceptable to Lender, evidencing the good standing thereof.

3.4 Search Results. Copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name each Credit Party, under its present name and any previous names, as debtors, together with copies of such financing statements.

3.5 Insurance. Within thirty (30) days of the Effective Date, evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to this Agreement and the Security Agreement, together with evidence that Lender has been named as additional insured and lender's loss payee, as applicable, on all related insurance policies.

3.6 Use of Proceeds. A detailed summary of the Borrower's use of the proceeds being funded hereunder.

3.7 Certificates. Originals of certificates evidencing the shares and/or membership interests, as applicable, to be pledged in connection with the Pledge Agreement.

3.8 Customer Payment Redirection. Evidence satisfactory to the Lender that the Credit Parties have irrevocably instructed its Customers to redirect all Receipts to the Lock Box Account.

3.9 Income Statement / Profit and Loss Statement. An income statement or a profit and loss statement showing the consolidated revenues, expenses, profits and losses of the Credit Parties for the twelve (12) month period ending the Effective Date, as well as a reasonable projection of the consolidated revenues, expenses, profits and losses of the Credit Parties for the twelve (12) month period immediately following the Effective Date.

3.10 Opinion of Counsel. A customary opinion of Borrower's counsel, in form satisfactory to Lender.

3.11 Perfection of Lien on Collateral. The Credit Parties shall have duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Collateral in the jurisdiction of incorporation of the Credit Parties, including such UCC-1 Financing Statements and any and all documents necessary to complete any filings which Lender shall require in connection with this Agreement.

3.12 Press Release Authorization. Evidence satisfactory to the Lender that the Borrower has authorized the Lender to publish such press releases with respect to this Agreement and the instant transaction, including a copy of an e-mail delivered to Marketwire.com by the Borrower whereby the Borrower authorizes the Lender to use its name and, if applicable, stock symbol, in connection with current or future press releases.

3.13 Payment of Fees. Borrower shall have paid to Lender all fees, costs and expenses, including due diligence expenses, attorney's fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the Revolving Note).

3.14 Event of Default. No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

3.15 Adverse Changes. There shall not have occurred any Material Adverse Effect.

3.16 Litigation. No pending claim, investigation, litigation or other Proceeding shall have been instituted against any Credit Party or any of their respective officers, shareholders, members, managers, partners, or other principals of any Credit Party.

3.17 Representations and Warranties. No representation or warranty of any of the Credit Parties contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.18 Due Diligence. The business, legal and collateral due diligence review performed by Lender, including a review of the Credit Parties' historical performance and financial information, must be acceptable to Lender in its sole discretion. Lender reserves the right to increase any and all aspects of its due diligence in Lender's sole discretion.

3.19 Key Personnel Investigations. Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of Borrower's principals and management teams.

3.20 Repayment of Outstanding Indebtedness. The Credit Parties shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

3.21 Loan Documents to be Executed by any Subsidiary following the Effective Date. Within ten (10) days of any entity becoming a Subsidiary of any Credit Party, the following documents shall have executed or cause to be executed and delivered to Lender, each of which must be satisfactory to Lender and Lender's counsel in form, substance and execution:

(a) Consent and Agreement. An original of a Consent and Agreement duly executed by such Subsidiary, pursuant to which such Subsidiary consents and agrees to become a "Credit Party" hereunder and to be bound by the terms and conditions of this Agreement and all other Loan Documents;

(b) Security Agreement. An original of a Security Agreement, duly executed by such Subsidiary;

(c) Guaranty Agreement. An original of a Guaranty Agreement, duly executed by such Subsidiary;

(d) Pledge Agreement. An original of a Pledge Agreement, duly executed by the parent of the Subsidiary;

(e) Organizational and Authorization Documents. A certificate of the corporate secretary, manager, members or other officer, partner, manager or equivalent authorized Person of such Subsidiary certifying and attaching: (i) copies of such Subsidiary's articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or other applicable formation or governing documents; (ii) resolutions of the board of directors, managers, members, general partners or other Persons with proper authority to manage the affairs of, and authorizing the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) resolution of the Subsidiary's shareholders (if applicable), approving and authorizing the execution, delivery and performance of the Loan Documents to which it is or will become a party and the transactions contemplated thereby; and (iv) the signatures and incumbency of the officers, managers, members, partners or other authorized Persons of such Subsidiary executing any of the Loan Documents, each of which Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by Borrower of any changes therein.

(f) Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement and the other Loan Documents.

3.22 Loan Documents to be Executed by each Credit Party Upon Each Subsequent Advance. As a condition precedent to Lender's disbursal or making of additional advances of principal pursuant to this Agreement following the Effective Date, the Credit Parties shall have executed or caused to be executed and delivered to Lender all of the documents in this Section 3 applicable thereto, and such documents shall remain in full force and effect as of the date of the subsequent principal advance.

3.23 Purchase Orders. If the Revolving Loan is requested in connection with an Eligible Purchase Order, the applicable Credit Party shall deliver to Lender: (i) such Eligible Purchase Order; (ii) a current credit report for the Customer with respect to such Eligible Purchase Order; (iii) all other agreements, instruments and other documents executed or delivered in connection with such Eligible Purchase Order, in the exact form received by the applicable Credit Party; and (iv) a schedule of all expected disbursements (and timing therein) to effectuate the completion of such Eligible Purchase Order.

4. NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor) duly executed by Borrower, and consented and agreed to by the Guarantors, and payable to the order of Lender. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Revolving Loans advanced hereunder; (ii) any unpaid interest owing on the Revolving Loans; and (iii) all amounts repaid on the Revolving Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise adversely affect the obligations of Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all other Obligations.

5. MANNER OF BORROWING.

5.1 Loan Requests. Subject to Section 2.1(a) and Article 3 hereof, the Loans shall be made available to Borrower in accordance with the terms and provisions of this Agreement, up to the then applicable Revolving Loan Availability; provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrower under this Agreement shall be subject to Lender's approval, which approval may be given or withheld in Lender's sole and absolute discretion. A Revolving Loan may only be made if no Event of Default shall have occurred or be continuing, and only if no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or the other Loan Documents, and shall be subject to: (i) Lender's preparation of a Borrowing Base Certificate, showing that there is borrowing availability under the Revolving Loan Availability and pursuant to a calculation of the Borrowing Base Amount; and (ii) Receipts deposited into the Lock Box Account, Eligible Accounts and other Collateral being acceptable to Lender.

5.2 Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from the President or Chief Executive Officer, or any other authorized representative of Borrower. Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and Borrower hereby indemnifies Lender against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold Lender harmless with respect thereto.

6. SECURITY FOR THE OBLIGATIONS.

6.1 Security Agreement. To secure the payment and performance by Borrower of the Obligations hereunder, each of the Credit Parties grants, under and pursuant to the Security Agreement executed by the Credit Parties dated as of the Effective Date, to Lender, its successors and assigns, an unconditional, continuing, first-priority, perfected security interest in, and does hereby assign, transfer, mortgage, convey, pledge, hypothecate and set over to Lender, its successors and assigns, all of the right, title and interest of the Credit Parties in and to the Collateral, whether now owned or hereafter acquired, and all proceeds (including all insurance proceeds) and products of any of the Collateral. At any time upon Lender's request, the Credit

Parties shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements. The Security Agreement executed by the Credit Parties shall terminate following the full payment and performance of all of the Obligations hereunder and under any Loan Document and upon Lender's express written acknowledgement of such full payment and performance being received by the Borrower.

6.2 Pledge Agreement. To secure the payment and performance by Borrower of the Obligations hereunder, the Borrower shall grant, under and pursuant to the Pledge Agreements executed by the Borrower dated as of the Effective Date, to Lender, its successors and assigns, a continuing, first-priority security interest in, and assignment, transference, mortgage, conveyance, pledge, hypothecation and set over to Lender, its successors and assigns, all of the Borrower's right, title and interest in and to: (i) all of the issued and outstanding shares and/or membership interests of the Corporate Guarantors owned by Borrower; and (ii) 22,250,000 shares of the common stock of Avant owned by Borrower, subject to Section 14.28 below. At any time upon Lender's request, the Borrower shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the shares of common stock of the Corporate Guarantors and of Avant granted hereunder, including any additional pledge agreements and financing statements. Any Pledge Agreement executed hereunder by the Borrower shall terminate following the full payment and performance of all of the Obligations hereunder and under any Loan Document and upon Lender's express written acknowledgement of such full payment and performance being received by the Borrower.

7. REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES.

To induce Lender to make the Loans, the Credit Parties make the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Revolving Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

7.1 Subsidiaries. A list of all of the Borrower's Subsidiaries and each of the Guarantors' Subsidiaries are listed on **Schedule 7.1** hereto. Except for Avant, all of such Subsidiaries are wholly-owned Subsidiaries of the Borrower or a Guarantor, as applicable, and except for such Subsidiaries as listed on **Schedule 7.1**, no Borrower or Guarantor has any Control over, any other Person. The Credit Parties represent and warrant that Arrayit Marketing, Inc., one of the subsidiaries of the Borrower has no assets or operations and shall have no assets or operations throughout the term of the Initial Loan or any Additional Loans thereafter.

7.2 Borrower Organization and Name. Each Credit Party is a corporation, limited liability company, or other form of legally recognized entity, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the full power and authority and all necessary Permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its

business as and to the extent now conducted. Each Credit Party is duly qualified to transact business and is in good standing as a foreign corporation, company or other entity in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification. The exact legal names of each of the Credit Parties is as set forth in the first paragraph of this Agreement, and the Credit Parties do not currently conduct, nor have the Credit Parties conducted, during the last five (5) years, business under any other name or trade name.

7.3 Authorization; Validity. Each Credit Party has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of the Credit Parties, its board of directors, stockholders, members, managers, partners, or any other Person is necessary or required by the Credit Parties to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Credit Parties' articles of incorporation, bylaws, operating agreement, partnership agreement, or other governing documents. All necessary and appropriate action has been taken on the part of the Credit Parties to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The Credit Parties do not know of any reason why the Credit Parties cannot perform any of its obligations under this Agreement, the Loan Documents or any related agreements.

7.4 Capitalization. The authorized capital stock or other capitalization of each Credit Party, as applicable, is as set forth in **Schedule 7.4(a)** attached hereto. **Schedule 7.4(a)** shall specify, for each Credit Party, the total number of authorized shares of capital stock or other securities (or functional equivalents thereof in the applicable jurisdiction), and of such authorized shares or securities, the number which are designated as Common Stock, the number designated as preferred stock (the "**Preferred Stock**"), or any other applicable designations. **Schedule 7.4(a)** shall also specify, for each Credit Party, as applicable, as of the date hereof, the number of shares of Common Stock issued and outstanding and the number of shares of Preferred Stock issued and outstanding, or, if applicable, the number and classes of other securities issued and outstanding, and the names and amounts of such stock other securities owned by each Person who is a stockholder or owner of other securities in any Credit Party. All of the outstanding shares of capital stock or other securities of each Credit Party are validly issued, fully paid and non-assessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares or other securities were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the date of this Agreement, no shares of capital stock or other securities of any Credit Party are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by any Credit

Parties. The Common Stock is currently quoted by the OTC "Pink" under the trading symbol "ARYC". The Borrower has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Borrower has maintained all requirements on its part for the continuation of such quotation. Except for the securities to be issued pursuant to this Agreement, and except as set forth in **Schedule 7.4(b)**, as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or other securities of any Credit Party, or contracts, commitments, understandings or arrangements by which any Credit Party is or may become bound to issue additional shares of capital stock or other securities of any Credit Party, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or other securities of any Credit Party; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing Funded Indebtedness of any Credit Party, or by which any Credit Party is or may become bound; (iii) there are no outstanding registration statements with respect to any Credit Party or any of its securities and there are no outstanding comment letters from any Governmental Authority with respect to any securities of any Credit Party; (iv) there are no agreements or arrangements under which any Credit Party is obligated to register the sale of any of its securities under the Securities Act or any other laws of any Governmental Authority; (v) there are no financing statements or other security interests or Liens filed with any Governmental Authority securing any obligations of any Credit Party, or filed in connection with any assets or properties of any Credit Party; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of any Credit Party which contain any redemption or similar provisions, and there are no contracts or agreements by which any Credit Party is or may become bound to redeem a security of any Credit Party. Borrower has furnished to the Lender true, complete and correct copies of, as applicable, each Credit Parties' respective articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar organizational and governing documents. Except for the documents delivered to Lender in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of any Credit Party.

7.5 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Revolving Note, will not: (i) constitute a violation of or conflict with the any Credit Parties' respective articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar governing or organizational documents; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which any Credit Party is a party or by which any of its or their assets or properties may be bound; (iii) constitute a violation of, or a default or breach under

(either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Credit Party or any of its assets. The Credit Parties are not in violation of any Credit Parties' respective articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar governing or organizational documents, as applicable, and the Credit Parties are not in default or breach (and no event has occurred which with notice or lapse of time or both could put any Credit Party in default or breach) under, and the Credit Parties have not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which any Credit Party is a party or by which any property or assets of any Credit Party are bound or affected. No business of any Credit Party is being conducted, and shall not be conducted, in violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, the Credit Parties are not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents and approvals which any Credit Party is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Effective Date.

7.6 Issuance of Securities. The Advisory Fee Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. Any shares issuable upon conversion of the Revolving Notes, in accordance with the terms of the Revolving Notes, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. The issuance of the Revolving Note, any shares issuable pursuant to the Revolving Note and the Advisory Fee Shares are and will be exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and "blue sky" laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

7.7 Compliance With Laws. The nature and transaction of the Credit Parties' business and operations and the use of its properties and assets, including the Collateral or any real estate owned, leased, or occupied by the Credit Parties, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any

Permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

7.8 Environmental Laws and Hazardous Substances. Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the Ordinary Course of Business in compliance with all applicable Environmental Laws, the Credit Parties represent and warrant to Lender that, to the best knowledge of each of the Credit Parties: (i) the Credit Parties have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Credit Parties (whether or not owned by the Credit Parties) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Credit Parties comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any of same pending or, to Credit Parties' knowledge, threatened; and (iv) the Credit Parties do not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.9 Collateral Representations. No Person other than the Credit Parties, owns or has other rights in the Collateral, and the Collateral is valid and genuine Collateral, free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

7.10 Financial Statements. The Borrower has delivered to the Lender unaudited Statements of Income for the six months ended June 30, 2015, and the fiscal years ended December 31, 2013 and December 31, 2014, unaudited Balance Sheets as of December 31, 2013, December 31, 2014, and June 30, 2015 and a Cash Flow Statement for January-June 2015 (collectively, together with any financial statements filed by the Borrower with the SEC, any Principal Trading Market, or any other Governmental Authority, if applicable, the "**Financial Statements**"). The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly and accurately present in all material respects the consolidated financial position of the Credit Parties as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the best knowledge of the Credit Parties, no other information provided by or on behalf of the Credit Parties to the Lender, either as a disclosure schedule to this Agreement, or otherwise in connection with Lender's due diligence investigation of the Credit Parties, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

7.11 Public Documents. The Common Stock of the Borrower is registered pursuant to Section 12 of the Exchange Act and the Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, the Principal Trading Market, or any other Governmental Authority, as applicable (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "**Public Documents**"). The Borrower is current with its filing obligations with the SEC, the Principal Trading Market, or any other Governmental Authority, as applicable, and all Public Documents have been filed on a timely basis by the Borrower. The Borrower represents and warrants that true and complete copies of the Public Documents are available on the SEC website or the Principal Trading Market website, as applicable (www.sec.gov, or www.otcmarkets.com) at no charge to Lender, and Lender acknowledges that it may retrieve all Public Documents from such websites and Lender's access to such Public Documents through such website shall constitute delivery of the Public Documents to Lender; provided, however, that if Lender is unable to obtain any of such Public Documents from such websites at no charge, as result of such websites not being available or any other reason beyond Lender's control, then upon request from Lender, the Borrower shall deliver to Lender true and complete copies of such Public Documents. The Borrower shall also deliver to Lender true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the requirements of the Principal Trading Market that have been prepared but not filed with the Principal Trading Market as of the date hereof. None of the Public Documents, at the time they were filed with the SEC, the Principal Trading Market, or other Governmental Authority, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Public Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the Public Documents). As of their respective dates, the consolidated financial statements of the Borrower and its Subsidiaries included in the Public Documents complied in all material respects with applicable accounting requirements and any published rules and regulations of the SEC and Principal Trading Market with respect thereto.

7.12 Absence of Certain Changes. Since the date of the most recent of the Financial Statements, none of the following have occurred:

(a) There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b) Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Credit Parties other than in the Ordinary Course of Business of the Credit Parties.

7.13 Litigation and Taxes. There is no Proceeding pending, or to the best knowledge of the Credit Parties, threatened, against any Credit Party or its officers, managers, members, shareholders or other principals, or against or affecting any of its assets. In addition, there is no

outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting the Credit Parties, its business or assets. The Credit Parties have not received any material complaint from any Customer, supplier, vendor or employee. The Credit Parties have duly filed all applicable income or other tax returns and has paid all income or other taxes when due. There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of the Credit Parties.

7.14 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and the Credit Parties are not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

7.15 ERISA Obligations. To the best knowledge of each of the Credit Parties, all Employee Plans of the Credit Parties meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate Governmental Authority. To the best knowledge of each of the Credit Parties, the Credit Parties have promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.16 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could adversely affect the ability of the Credit Parties to perform its obligations under the Loan Documents; (iii) would constitute a default under any of the Loan Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.

7.17 Liabilities and Indebtedness of the Borrower. The Credit Parties do not have any Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) liabilities and obligations incurred in the Ordinary Course of Business since the date of the last Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand and No/100 United States Dollars (US$10,000.00) or otherwise have a Material Adverse Effect.

7.18 Real Estate.

(a) Real Property Ownership. Except for the Credit Party Leases and as otherwise disclosed in **Schedule 7.18**, Borrower does not own any Real Property.

(b) Real Property Leases. Except for ordinary leases for office space from which the Credit Parties conduct its business (the "**Credit Party Leases**"), the Credit Parties do

not lease any other Real Property. With respect to each of the Credit Party Leases: (i) the Credit Parties have been in peaceful possession of the property leased thereunder and neither the Credit Parties nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the obligations thereunder has been granted by the Credit Parties or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the officers or directors of the Credit Parties which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Credit Party Leases, or any of them, or have a Material Adverse Effect. The Credit Parties have not violated nor breached any provision of any such Credit Party Leases, and all obligations required to be performed by the Credit Parties under any of such Credit Party Leases have been fully, timely and properly performed. The Credit Parties have delivered to the Lender true, correct and complete copies of all Credit Party Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Credit Parties have not received any written or oral notice to the effect that any of the Credit Party Leases will not be renewed at the termination of the term of such Credit Party Leases, or that the Credit Party Leases will be renewed only at higher rents.

7.19 Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been furnished to Lender, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by any Credit Party which, if accepted, would create a Material Contract with any Credit Party. Each of the Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof. To the best knowledge of each Credit Party, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any Lien, claim, charge or other encumbrance upon any of the assets or properties of any Credit Party. Further, no Credit Party has received any notice, nor does any Credit Party have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

7.20 Title to Assets. The Credit Parties have good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all Liens, claims, charges or other encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the assets and properties of each Credit Party are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

7.21 Intellectual Property. The Credit Parties own or possess adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to

conduct its business as now conducted (collectively, the "**IP Rights**"). All IP Rights, and any federal, state, local or foreign patent and trademark office, or functional equivalent thereof where any such IP Rights may be filed or registered, is set forth in **Schedule 7.21**. All of the IP Rights are owned by the Credit Parties, except for IP rights licensed by the Credit Parties, which licensed IP Rights are specifically outlined and described in **Schedule 7.21**. If any IP Rights are licensed by any Credit Party, the underlying license agreement or other agreement pursuant to which such IP Rights are licensed (collectively, the "**License Agreements**"), permits Lender to encumber such License Agreements without any further consent or approval of any other Person, including the underlying owner of such IP Rights, such that if there was an Event of Default and Lender foreclosed on all Collateral, Lender would have the right to use such IP Rights under the License Agreements, subject only to Lender's obligation to comply with the terms of such License Agreements. The Credit Parties do not have any knowledge of any infringement by any Credit Party of any IP Rights of others, and, to the knowledge of the Credit Parties, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to any Credit Party's knowledge, being threatened against, any Credit Party regarding IP Rights or other intellectual property infringement; and is the Credit Parties are not aware of any facts or circumstances which might give rise to any of the foregoing.

7.22 Labor and Employment Matters. The Credit Parties are not involved in any labor dispute or, to the knowledge of the Credit Parties, is any such dispute threatened. To the knowledge of the Credit Parties and its officers, none of the employees of any Credit Party is a member of a union and the Credit Parties believe that its relations with its employees are good. To the knowledge of the Credit Parties and its officers, the Credit Parties have complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

7.23 Insurance. The Credit Parties are each covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, assets and business against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Credit Parties are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the "**Insurance Policies**"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Credit Parties have complied with the provisions of such Insurance Policies. The Credit Parties have not been refused any insurance coverage sought or applied for and the Credit Parties do not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Credit Parties.

7.24 Permits. The Credit Parties possess all Permits necessary to conduct its business, and the Credit Parties have not received any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Credit Parties are in full compliance with the respective requirements of all such Permits.

7.25 Lending Relationship. The Credit Parties acknowledge and agree that the relationship hereby created with Lender is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that Borrower has not relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans.

7.26 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.27 Governmental Regulation. The Credit Parties are not, nor after giving effect to any Loan, will be, subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.28 Bank Accounts. **Schedule 7.28** sets forth, with respect to each account of the Credit Parties with any bank, broker, Payment Processing Company, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

7.29 Places of Business. The principal place of business of each of the Credit Parties is set forth on **Schedule 7.29** and the Credit Parties shall promptly notify Lender of any change in such location. The Credit Parties will not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling stock; (iii) Inventory sold or leased in the Ordinary Course of Business of the Credit Parties; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the Ordinary Course of Business of the Credit Parties.

7.30 Illegal Payments. Neither the Credit Parties, nor any director, officer, member, manager, agent, employee or other Person acting on behalf of the Credit Parties has, in the course of his actions for, or on behalf of, the Credit Parties: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.31 Related Party Transactions. Except for arm's length transactions pursuant to which the Credit Parties make payments in the Ordinary Course of Business of the Credit Parties upon terms no less favorable than the Credit Parties could obtain from third parties, none of the officers, directors, managers, or employees of the Credit Parties, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests

of the Credit Parties (each a "**Material Shareholder**"), is presently a party to any transaction with the Credit Parties (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Credit Parties, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of Borrower or Material Shareholder is an officer, director, trustee or partner. There are no claims, demands, disputes or Proceedings of any nature or kind between the Credit Parties and any officer, director or employee of the Credit Parties or any Material Shareholder, or between any of them, relating to the Credit Parties.

7.32 Internal Accounting Controls. The Credit Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.33 Brokerage Fees. There is no Person acting on behalf of the Credit Parties who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

7.34 Acknowledgment Regarding Lender's Loans. The Credit Parties acknowledge and agree that Lender is acting solely in the capacity of an arm's length lender with respect to this Agreement and the transactions contemplated hereby. The Credit Parties further acknowledge that Lender is not acting as a financial advisor or fiduciary of the Credit Parties (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Lender or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the making of the Loans hereunder by Lender. The Credit Parties further represent to Lender that the Credit Parties' decision to enter into this Agreement has been based solely on the independent evaluation by the Credit Parties and its representatives.

7.35 Seniority. No Funded Indebtedness or other equity or debt security of the Credit Parties is senior to the Obligations in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

7.36 No General Solicitation. Neither the Credit Parties, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Note.

7.37 No Integrated Offering. Neither the Credit Parties, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any

security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Note under the Securities Act or any similar laws of any foreign jurisdiction, or cause this offering of such securities to be integrated with prior offerings by the Credit Parties for purposes of the Securities Act or any similar laws of any foreign jurisdiction.

7.38 Private Placement. Assuming the accuracy of the Lender's representations and warranties set forth in Section 8 below, no registration under the Securities Act or the laws, rules or regulation of any other Governmental Authority is required for the issuance of the Revolving Note.

7.39 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of the Credit Parties fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

7.40 Interpretation; Reliance; Survival. Each warranty and representation made by the Credit Parties in this Agreement or pursuant hereto, or in any other Loan Documents, is independent of all other warranties and representations made by the Credit Parties in this Agreement or pursuant hereto, or in any other Loan Documents (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation. Notwithstanding any investigation made by Lender or any of its agents or representatives, or any rights to conduct such investigations, and notwithstanding any knowledge of facts determined or determinable by Lender as a result of such investigation or right of investigation, the Lender has the unqualified right to rely upon the representations and warranties made by the Credit Parties in this Agreement and in the Schedules attached hereto or pursuant hereto, or in any other Loan Documents. Each and every representation and warranty of the Credit Parties made herein, pursuant hereto, or in any other Loan Documents has been relied upon by Lender, and is material to the decision of the Lender to enter into this Agreement and to make the Loans contemplated herein. All representations and warranties of the Credit Parties made in this Agreement or pursuant hereto, or in any other Loan Documents, shall survive the Effective Date, the consummation of any Loans made hereunder, and any investigation, and shall be deemed and construed as continuing representations and warranties.

7.41 Well Fargo UCC-1. The Credit Parties hereby represent and warrant that the certain Deposit Account #203011252 which was used as collateral in connection with a UCC-1 Financing Statement Numbered 41984999 and filed against Telechem International, Inc. ("**Telechem**") with A Division of Venture Banking Group as secured party (and subsequently assigned to Wells Fargo Bank, N.A.) is currently closed, inactive and has a zero balance.

7.42 Wilbur-Ellis Judgment. The Credit Parties hereby represent and warrant that the existing judgment that was entered into against Telechem in the Superior Court of California under Case No. CGC 0456297 in favor of Wilbur-Ellis Company in the amount of $40,697.37

has been settled and that an Acknowledgment of Satisfaction of Judgment has been filed in the Superior Court of California.

8. REPRESENTATIONS AND WARRANTIES OF LENDER.

Lender makes the following representations and warranties to the Borrower, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

8.1 Investment Purpose. Lender is acquiring the Revolving Note for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

8.2 Accredited Investor Status. Lender is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

8.3 Reliance on Exemptions. Lender understands that the Revolving Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Borrower is relying in part upon the truth and accuracy of, and Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire such securities.

8.4 Information. Lender has been furnished with all materials it has requested relating to the business, finances and operations of the Credit Parties and information deemed material by Lender to making an informed investment decision regarding the Revolving Note. Lender has been afforded the opportunity to ask questions of the Credit Parties and its management. Neither such inquiries nor any other due diligence investigations conducted by Lender or its representatives shall modify, amend or affect Lender's right to rely on the Credit Parties' representations and warranties contained in Article 7 above or elsewhere in this Agreement or in any other Loan Documents. Lender understands that its investment in the Revolving Note involves a high degree of risk. Lender is in a position regarding the Credit Parties, which, based upon economic bargaining power, enabled and enables Lender to obtain information from the Credit Parties in order to evaluate the merits and risks of this investment. Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the Revolving Note.

8.5 No Governmental Review. Lender understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Revolving Note, or the fairness or suitability of the investment in the Revolving Note, nor have such authorities passed upon or endorsed the merits of the offering of the Revolving Note.

8.6 Transfer or Resale. Lender understands that: (i) the Revolving Note has not been and is not being registered under the Securities Act or any other foreign or state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (A) subsequently registered

thereunder; or (B) such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; and (ii) neither the Credit Parties nor any other Person is under any obligation to register such securities under the Securities Act or any foreign or state securities laws or to comply with the terms and conditions of any exemption thereunder, except as otherwise set forth in this Agreement.

8.7 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

8.8 Due Formation of Lender. Lender is an entity that has been formed and validly exists and has not been organized for the specific purpose of purchasing the Revolving Note and is not prohibited from doing so.

8.9 No Legal Advice from Credit Parties. Lender acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of the Credit Parties or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction; provided, however, the foregoing shall not modify, amend or affect Lender's right to rely on the Credit Parties' representations and warranties contained in Article 7 above or in any other Loan Documents.

9. NEGATIVE COVENANTS.

9.1 Indebtedness. The Credit Parties shall not, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a) the Obligations;

(b) endorsement for collection or deposit of any commercial paper secured in the Ordinary Course of Business of the Credit Parties;

(c) obligations for taxes, assessments, municipal or other governmental charges; provided, the same are being contested in good faith by appropriate Proceedings and are insured against or bonded over to the satisfaction of Lender;

(d) obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business of the Credit Parties; provided that any fees or other sums, other than salary accrued in the Credit Parties' Ordinary Course of Business, payable by the Credit Parties to any officer, director, member, manager, principal, or Material Shareholder,

shall be fully subordinated in right of payment to the prior payment in full of the Obligations hereunder;

(e) unsecured intercompany Funded Indebtedness incurred in the Ordinary Course of Business of the Credit Parties;

(f) Funded Indebtedness existing on the Effective Date and set forth in the Financial Statements, including any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing; provided such Funded Indebtedness is subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default;

(g) Funded Indebtedness consisting of Capital Lease obligations or secured by Permitted Liens of the type described in clause (vii) of the definition thereof not to exceed Fifty Thousand and No/100 United States Dollars (US$50,000.00) in the aggregate at any time;

(h) Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder;

(i) Contingent Liabilities incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations; and

(j) Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies.

9.2 Encumbrances. The Credit Parties shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Credit Parties, whether owned at the date hereof or hereafter acquired, except Permitted Liens or as otherwise authorized by Lender in writing.

9.3 Investments. The Credit Parties shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person, except following:

(a) The stock or other ownership interests in a Subsidiary existing as of the Effective Date;

(b) investments in direct obligations of the United States or any state in the United States;

(c) trade credit extended by the Credit Parties in the Ordinary Course of Business of the Credit Parties;

(d) investments in securities of Customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Customers;

(e) investments existing on the Effective Date and set forth in the Financial Statements;

(f) Contingent Liabilities permitted pursuant to Section 9.1; or

(g) Capital Expenditures permitted under Section 9.5.

9.4 Transfer; Merger. The Credit Parties shall not, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that the Credit Parties may:

(a) sell or lease Inventory and Equipment in the Ordinary Course of Business of the Credit Parties;

(b) upon not less than three (3) Business Days' prior written notice to Lender, any Subsidiary of Borrower may merge with (so long as the Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to Borrower;

(c) dispose of used, worn-out or surplus equipment in the Ordinary Course of Business of the Credit Parties;

(d) discount or write-off overdue Accounts for collection in the Ordinary Course of Business of the Credit Parties;

(e) sell or otherwise dispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 9.3 in the Ordinary Course of Business of the Credit Parties; and

(f) grant Permitted Liens.

9.5 Capital Expenditures. Without Lender's prior written consent, the Credit Parties shall not make or incur obligations for any Capital Expenditures.

9.6 Issuance of Stock. The Credit Parties shall not either directly or indirectly, issue or distribute any additional capital stock or other securities (including any securities convertible or exercisable into capital stock or other securities) of any Credit Party without the prior written consent of Lender.

9.7 Distributions; Restricted Payments; Change in Management. The Credit Parties shall not: (i) purchase or redeem any shares of its capital stock or other securities, or declare or pay any dividends or distributions, whether in cash or otherwise, set aside any funds for any such purpose, or make any distribution of any kind to its shareholders, partners, or members, make any distribution of its property or assets, or make any loans, advances or extensions of credit to,

or investments in, any Persons, including such Credit Parties' Affiliates, officers, directors, members, managers, principals, Material Shareholders, or employees, without the prior written consent of Lender; (ii) make any payments of any Funded Indebtedness other than as specifically permitted under the Use of Proceeds Confirmation and as otherwise permitted hereunder; (iii) increase the annual salary paid to any officers of the Credit Parties as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Lender; or (iv) add, replace, remove, or otherwise change any officers, managers, senior management positions or Persons with authority to bind the Credit Parties from the officers, managers, senior management positions, or other such Persons existing as of the Effective Date, unless approved by Lender in writing.

9.8 Use of Proceeds. The Credit Parties shall not use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender. In addition, the Credit Parties shall not use any portion of the proceeds of the Loans, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any Funded Indebtedness of the Credit Parties or any Affiliates thereof, except as specifically permitted under the Use of Proceeds Confirmation; (ii) to pay any taxes of any nature or kind that may be due by the Credit Parties or any Affiliates thereof; (iii) to pay any obligations or liabilities of any nature or kind due or owing to any managers, officers, directors, employees, members, principals, or Material Shareholders of the Credit Parties or any Affiliates thereof. The Credit Parties shall only use the proceeds of the Loans (or any portion thereof) for the purposes set forth in a "**Use of Proceeds Confirmation**" to be executed by Borrower on the Effective Date, unless Borrower obtains the prior written consent of Lender to use proceeds of Loans for any other purpose, which consent may be granted or withheld by Lender in its sole and absolute discretion.

9.9 Business Activities; Change of Legal Status and Organizational Documents. The Credit Parties shall not: (i) engage in any line of business other than the businesses engaged in on the date hereof and business reasonably related thereto; (ii) change its name, its type of organization, its jurisdictions of organization or other legal structure; or (iii) permit its articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar governing or organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

9.10 Transactions with Affiliates. The Credit Parties shall not enter into any transaction with any of its Affiliates, except in the Ordinary Course of Business of the Credit Parties and upon fair and reasonable terms that are no less favorable to the Credit Parties than it would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Credit Parties.

9.11 Bank Accounts. The Credit Parties shall not maintain any bank, deposit or credit card payment processing accounts with any financial institution, or any other Person, for the Credit Parties or any Affiliate of the Credit Parties, other than the accounts of the Credit Parties listed in the attached **Schedule 7.28**, and other than the Lock Box Account established pursuant to this Agreement. Specifically, the Credit Parties shall not change, modify, close or otherwise

affect the Lock Box Account or any of the other accounts listed in **Schedule 7.28**, without Lender's prior written approval, which approval may be withheld or conditioned in Lender's sole and absolute discretion.

9.12 Storage of Inventory, Materials, Equipment and Supplies. The Credit Parties shall not store any Inventory, Equipment, or any other materials, supplies with a bailee, warehouseman, or similar third party unless the third party has been notified of Lender's security interest and Lender has received an agreement in form and substance acceptable to Lender pursuant to which such third party, among other things, waives or subordinates its Liens or certain other rights or interests such third party may hold in regard to the property of any of the Credit Parties and agrees to provide Lender unobstructed access to the Collateral (a "**Collateral Access Agreement**"). The Credit Parties shall keep the Inventory, Equipment, and all such other materials and supplies only at the locations set forth in the Security Agreements, and such other locations in the United States of America of which Credit Parties give Lender prior written notice, and as to which Lender receives a Collateral Access Agreement.

10. AFFIRMATIVE COVENANTS.

10.1 Compliance with Regulatory Requirements. Upon demand by Lender, Borrower shall reimburse Lender for Lender's additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any Governmental Authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans.

10.2 Corporate Existence. The Credit Parties shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting.

10.3 Maintain Property. The Credit Parties shall at all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as Borrower deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Credit Parties shall permit Lender to examine and inspect such plant, properties and equipment, including any Collateral, at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default,

Lender shall, at the Credit Parties' expense, have the right to make additional inspections without providing advance notice.

10.4 Maintain Insurance. The Credit Parties' shall at all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by the Credit Parties which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers', public and professional liability risks. Prior to the date of the funding of any Loans under this Agreement, Borrower shall deliver to Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Credit Parties, shall identify Lender as sole/lender's loss payee and as an additional insured. In the event the Credit Parties fail to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable. This insurance coverage: (i) may, but need not, protect the Credit Parties' interest in such property, including, but not limited to, the Collateral; and (ii) may not pay any claim made by, or against, the Credit Parties in connection with such property, including, but not limited to, the Collateral. The Credit Parties may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Credit Parties to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Credit Parties may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid by the Credit Parties.

10.5 Tax Liabilities.

(a) The Credit Parties shall at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Credit Parties or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b) Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes in connection with the execution of the Loan Documents.

10.6 ERISA Liabilities; Employee Plans. The Credit Parties shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Credit Parties; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by the Credit Parties of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

10.7 Financial Statements. The Credit Parties shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of the Credit Parties as Lender may from time to time request or require, including, but not limited to:

(a) If the Revolving Loan Maturity Date is extended beyond the original term, as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited consolidated financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(b) as soon as available, and in any event, within thirty (30) days after the close of each fiscal quarter, a copy of the quarterly unaudited consolidated financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President, Chief Executive Officer or Chief Financial Officer of Borrower; and

(c) as soon as available, and in any event, within ten (10) days following the end of each calendar month, a consolidated cash flow report of the Borrower for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President, Chief Executive Officer or Chief Financial Officer of Borrower.

No change with respect to such accounting principles shall be made by the Credit Parties without giving prior notification to Lender. The Credit Parties represent and warrant to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Credit Parties in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of the Credit Parties and make extracts therefrom.

Borrower agrees to advise Lender immediately, in writing, of the occurrence of any Material Adverse Effect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

10.8 Additional Reporting Requirements. Borrower shall provide the following reports and statements to Lender as follows:

(a) On or prior to the Effective Date, Borrower shall provide to Lender an income statement or profit and loss statement showing actual results of the Borrower's consolidated operations for the prior twelve (12) months, as well as an income statement projection showing, in reasonable detail, the Borrower's consolidated income statement projections for the twelve (12) calendar months following the Effective Date (the "**Income Projections**"). In addition, on the first (1st) day of every calendar month after the Effective Date, the Borrower shall provide to Lender a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Borrower to submit to Lender written explanations as to the nature and circumstances for the variance.

(b) On the first (1st) day of every calendar month after the Effective Date, the Borrower shall provide to Lender a report comparing the use of the proceeds of the Revolving Loans set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds. Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of Proceeds Confirmation will require the Borrower to submit to Lender written explanations as to the nature and circumstances for the variance.

(c) Borrower shall submit to Lender true and correct copies of all bank statements (and statements from any other depository accounts, brokerage accounts, or accounts with any Payment Processing Companies) received by the Credit Parties within five (5) days after the Credit Parties' receipt thereof from its bank.

(d) Promptly upon receipt thereof, Borrower shall provide to Lender copies of interim and supplemental reports, if any, submitted to Borrower by independent accountants in connection with any interim audit or review of the books of the Credit Parties.

10.9 Aged Accounts/Payables Schedules. If Borrower requires draws from the facility contemplated hereby at least once a week, then Borrower shall, on the first (1st) and fifteenth (15th) day of each and every calendar month, deliver to Lender an aged schedule of the Accounts of the Credit Parties, listing the name and amount due from each Customer and showing the

aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of Borrower. If, however, Borrower requires draws from the facility contemplated hereby less than once a week, then the aged schedule of Accounts required by the immediately preceding sentence shall be required to be delivered within five (5) days after the end of each consecutive calendar month during the term hereof. Borrower shall, within five (5) days after the end of each calendar month, deliver to Lender an aged schedule of the accounts payable of the Credit Parties, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of Borrower. If the Credit Parties engage in Point-of-Sale Transaction exclusively, the foregoing requirement to deliver an aged schedule of the Accounts of the Credit Parties shall not be applicable; provided, however, in such a circumstance, Lender may request, and the Credit Parties shall be obligated to deliver to Lender, any other reports or schedules as Lender may require or request from time to time to evidence or confirm the Point-of-Sale Transactions.

10.10 Failure to Provide Reports. If at any time during the term of this Agreement, Borrower shall fail to timely provide any reports required to be provided by any Credit Party to Lender under this Agreement or any other Loan Document, in addition to all other rights and remedies that Lender may have under this Agreement and the other Loan Documents, Lender shall have the right to require, at each instance of any such failure, upon written notice to Borrower, that the Borrower redeem 2.5% of the aggregate amount of the Advisory Fee then outstanding, which cash redemption payment shall be due and payable by wire transfer of Dollars to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

10.11 Covenant Compliance. Borrower shall, within thirty (30) days after the end of each calendar month, deliver to Lender a Compliance Certificate showing compliance by Borrower with the covenants therein, and certified as accurate by the President or Chief Executive Officer of the Borrower.

10.12 Continued Due Diligence/Field Audits. Borrower acknowledges that during the term of this Agreement, Lender and its agents and representatives undertake ongoing and continuing due diligence reviews of the Credit Parties and its business and operations. Such ongoing due diligence reviews may include, and the Credit Parties do hereby allow Lender, to conduct site visits and field examinations of the office locations of the Credit Parties and the assets and records of the Credit Parties, the results of which must be satisfactory to Lender in Lender's sole and absolute discretion. In this regard, in order to cover Lender's expenses of the ongoing due diligence reviews and any site visits or field examinations which Lender may undertake from time to time while this Agreement is in effect, the Borrower shall pay to Lender, within five (5) Business Days after receipt of an invoice or demand therefor from Lender, a fee of up to Two Thousand Five Hundred and No/100 Dollars (US$2,500.00) per year (based on one (1) expected field audit and ongoing due diligence of Two Thousand Five Hundred and No/100 Dollars (US$2,500.00) per audit) to cover such ongoing expenses. Failure to pay such fee as and when required shall be deemed an Event of Default under this Agreement and all other Loan Documents. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of

Default, Lender may conduct site visits, field examinations and other ongoing reviews of the Credit Parties' records, assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of Borrower.

10.13 Notice and Other Reports. Borrower shall provide prompt written notice to Lender if at any time the Credit Parties fail to comply with any of the covenants in Section 11 herein. In addition, Borrower shall, within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

10.14 Collateral Records. The Credit Parties shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender's Lien in the Collateral including placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by the Credit Parties indicating that Lender has a Lien in such Chattel Paper.

10.15 Notice of Proceedings. Borrower shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Credit Parties, give written notice to Lender of all threatened or pending actions, suits, and Proceedings before any Governmental Agency or other administrative agency, or before or involving any other Person, which may have a Material Adverse Effect.

10.16 Notice of Default. Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

10.17 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Credit Parties or any Subsidiary or Affiliate of the Credit Parties, the Credit Parties shall cause the prompt containment and/or removal of such Hazardous Substances and the remediation and/or operation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Credit Parties shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of the Credit Parties of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrower shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.18 Subsidiaries. Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Credit Parties following the date hereof, within five (5) Business Days of such event, shall become an additional the Credit Party hereto, and the Borrower shall take any and all actions necessary or required by Lender to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Lender shall require, including causing such party to execute those documents contained in Section 3.21 hereof.

10.19 Reporting Status; Listing. So long as this Agreement remains in effect, and for so long as Lender owns, legally or beneficially, any of the Advisory Fee Shares or other shares of Common Stock the Borrower shall: (i) file in a timely manner all reports required to be filed with the Principal Trading Market, and, to provide a copy thereof to the Lender promptly after such filing; (ii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Advisory Fee Shares and other shares of the Borrower's Common Stock issuable to Lender under any Loan Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Borrower shall comply in all respects with the Borrower's reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market and governmental authorities, as applicable. The Borrower shall promptly provide to Lender copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

10.20 Rule 144. With a view to making available to Lender the benefits of Rule 144 under the Securities Act ("**Rule 144**"), or any similar rule or regulation of the SEC that may at any time permit Lender to sell the Advisory Fee Shares or other shares of Common Stock issuable to Lender under any Loan Documents to the public without registration, the Borrower represents and warrants that Borrower is not an issuer defined as a "Shell Company" (as hereinafter defined). For the purposes hereof, the term "**Shell Company**" shall mean an issuer that meets the description defined under Rule 144. In addition, so long as Lender owns, legally or beneficially, any securities of Borrower, Borrower shall, at its sole expense:

(a) Make, keep and ensure that adequate current public information with respect to Borrower, as required in accordance with Rule 144, is publicly available;

(b) furnish to the Lender, promptly upon reasonable request: (A) a written statement by Borrower that it has complied with the reporting requirements of Rule 144; and (b) such other information as may be reasonably requested by Lender to permit the Lender to sell any of the Advisory Fee Shares or other shares of Common Stock acquired hereunder or under the Revolving Notes pursuant to Rule 144 without limitation or restriction; and

(c) promptly at the request of Lender, give Borrower's Transfer Agent instructions to the effect that, upon the Transfer Agent's receipt from Lender of a certificate (a "**Rule 144 Certificate**") certifying that Lender's holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Advisory Fee Shares or shares of Common Stock issuable upon conversion of the Revolving Note which Lender proposes to sell (or any portion of such shares which Lender is not presently selling, but for which Lender desires to remove any restrictive legends applicable thereto) (the "**Securities Being Sold**") is not less than the required holding period pursuant to Rule 144, and receipt by the Transfer Agent of the "Rule 144 Opinion" (as hereinafter defined) from Borrower or its counsel (or from Lender and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Lender or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records. In

this regard, upon Lender's request, Borrower shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the "**Rule 144 Opinion**"). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Lender of any Securities Being Sold, Borrower shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, all at Borrower's expense. Any and all fees, charges or expenses, including, without limitation, attorneys' fees and costs, incurred by Lender in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Lender, shall be paid by Borrower, and if not paid by Borrower, the Lender may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by Borrower to Lender immediately upon demand therefor, and all such amounts advanced by the Lender shall be additional Obligations due under this Agreement and the Revolving Note and secured under the Loan Documents. In the event that the Borrower and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Borrower's failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof shall be an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, transfer or re-issue any such Securities Being Sold as instructed by Lender and its counsel.

10.21 Reservation of Shares. Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Revolving Notes in accordance with its terms (the "**Share Reserve**"). If at any time the Share Reserve is insufficient to effect the full conversion of the Revolving Notes then outstanding, Borrower shall increase the Share Reserve accordingly. If Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, Borrower shall call and hold a special meeting of the shareholders within forty-five (45) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized. Borrower's

management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

11. FINANCIAL COVENANTS.

11.1 Revenue Covenant. For each calendar quarter while this Agreement remains in effect, the Credit Parties shall have sales revenues for such calendar quarter that are not less than seventy-five percent (75%) of the sales revenues shown for the corresponding calendar quarter on the most recent of the Financial Statements (i.e. comparing third quarter results to the prior years' third quarter results).

12. EVENTS OF DEFAULT.

Borrower, without notice or demand of any kind (except as specifically provided in this Agreement), shall be in default under this Agreement upon the occurrence of any of the following events (each an "**Event of Default**"):

12.1 Nonpayment of Obligations. Any amount due and owing on the Revolving Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date such amount is due.

12.2 Misrepresentation. Any written warranty, representation, certificate or statement of the Credit Parties in this Agreement, the Loan Documents or any other agreement with Lender shall be false or misleading in any material respect when made or deemed made.

12.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article 12), which failure to perform or default in performance continues for a period of ten (10) days after any Credit Party receives notice from Lender of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Lender's reasonable discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

12.4 Default under Loan Documents. Any failure to perform or default in the performance by any Credit Party that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents or any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

12.5 Default under Other Obligations. Any default by Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any, other term, condition or covenant contained in any agreement (including any capital or operating lease or any agreement in connection with the deferred purchase price of property), the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation or agreement to become due prior to its stated maturity, to terminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement in a manner that could have a Material Adverse Effect on any Credit Party.

12.6 Assignment for Creditors. Any Credit Party makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of the Credit Parties is applied for or appointed, and in the case of such trustee being appointed in a Proceeding brought against any of the Credit Parties, the Credit Parties, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

12.7 Bankruptcy. Any Proceeding involving any of the Credit Parties, is commenced by or against any of the Credit Parties under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such Proceeding being instituted against any of the Credit Parties: (i) the Credit Parties, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such Proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

12.8 Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of any of the Credit Parties, unless such judgment or other process shall have been, within sixty (60) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged.

12.9 Material Adverse Effect. A Material Adverse Effect shall occur.

12.10 Change in Control. Except as permitted under this Agreement, any Change in Control shall occur; provided, however, a Change in Control shall not constitute an Event of Default if: (i) it arises out of an event or circumstance beyond the reasonable control of the Credit Parties (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity); and (ii) within sixty (60) days after such Change in Control, the Credit Parties provide Lender with information concerning the identity and qualifications of the individual or individuals who will be in Control, and such individual or individuals shall be acceptable to Lender, in Lender's sole discretion.

12.11 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the

failure by the Credit Parties to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

12.12 Adverse Change in Financial Condition. The determination in good faith by Lender that a material adverse change has occurred in the financial condition or operations of the any of the Credit Parties, or the Collateral, which change could have a Material Adverse Effect, or otherwise adversely affect the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement, or the prospect of repayment of all Obligations.

12.13 Adverse Change in Value of Collateral. The determination in good faith by Lender that the security for the Obligations is or has become inadequate.

12.14 Prospect of Payment or Performance. The determination in good faith by Lender that the prospect for payment or performance of any of the Obligations is impaired for any reason.

12.15 Lock Box Account. (i) The determination in good faith by the Lender that there has been a failure to perform or default in the performance by a Credit Party of Section 2.1(e) of this Agreement; or (ii) the failure of the Borrower to cause sufficient funds to be on deposit in the Lock Box Account to permit the Lender to withdraw payments at any such time payments are due to Lender by Borrower pursuant hereto.

13. REMEDIES.

(a) Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 12.6, "Assignment for Creditors", or Section 12.7, "Bankruptcy", all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender. The Credit Parties hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of the Credit Parties or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

(b) No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise

any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Credit Parties agree that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(c) Upon each occurrence of a default or an Event of Default pursuant to Section 12.15, in addition to any other rights or remedies the Lender may have under the Loan Documents or applicable law, the Lender shall have the right, but not the obligation, to cause the Borrower to pay to Lender a penalty in cash in an amount equal to ten percent (10%) of the outstanding amount of the Obligations as of the time of each said default or Event of Default. The penalty provided in this Section 13(c) shall be applied and be added to the Obligations: (i) upon the occurrence of each single default or Event of Default pursuant to Section 12.15 and; (ii) in the event that any single default or Event of Default continues for a period of longer than thirty (30) days, the penalty provided in this Section shall be immediately applied upon the expiration of each subsequent thirty (30) day period and shall continue to be applied upon the expiration of each subsequent thirty (30) day period until such default or Event of Default is cured by the Borrower to the satisfaction of the Lender, in its sole discretion. In connection with the penalty described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief with respect to causing Borrower to comply with the terms and conditions of Section 2.1(e).

14. MISCELLANEOUS.

14.1 Obligations Absolute. None of the following shall affect the Obligations of the Credit Parties to Lender under this Agreement or Lender's rights with respect to the Collateral:

(a) acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b) release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Borrower);

(c) release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations; or

(d) failure of Lender to resort to any other security or to pursue the Credit Parties or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2 Entire Agreement. This Agreement and the other Loan Documents: (i) are valid, binding and enforceable against the Credit Parties and Lender in accordance with its provisions

and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Credit Parties and Lender. No promises, either expressed or implied, exist between the Credit Parties and Lender, unless contained herein or in the Loan Documents. This Agreement and the Loan Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

14.3 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Credit Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

14.4 WAIVER OF DEFENSES. THE CREDIT PARTIES WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE CREDIT PARTIES WAIVE ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE DATE OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.5 WAIVER OF JURY TRIAL. LENDER AND CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND CREDIT PARTIES ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.6 MANDATORY FORUM SELECTION. TO INDUCE LENDER TO MAKE THE LOANS, CREDIT PARTIES IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENT, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, LENDER MAY, AT LENDER'S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A "MANDATORY"

FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY (OR TO ANY OTHER JURISDICTION OR VENUE, IF LENDER SO ELECTS), AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER, AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

14.7 Usury Savings Clause. Notwithstanding any provision in this Agreement or the other Loan Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Agreement or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Agreement, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Agreement immediately upon receipt of such sums by the Lender, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Lender hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Borrower do not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Agreement greater than the highest non-usurious rate of interest which may be charged under applicable law.

14.8 Assignability. Lender may at any time assign Lender's rights in this Agreement, the Revolving Note, any Loan Documents, the Obligations, or any part thereof, and transfer Lender's rights in any or all of the Collateral, all without the Credit Parties' consent or approval, and Lender thereafter shall be relieved from all liability with respect to such instrument or Collateral so transferred. In addition, Lender may at any time sell one or more participations in the Loans, all without the Credit Parties' consent or approval. The Credit Parties may not sell or assign this Agreement, any Loan Document or any other agreement with Lender, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion. This Agreement shall be binding upon Lender and the Credit Parties and their respective legal representatives, successors and permitted assigns. All references herein to a Credit Party shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term "Borrower"

or "Credit Party" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.9 Confidentiality. Each of the Credit Parties shall keep confidential any information obtained from Lender (except information publicly available or in Credit Parties' domain prior to disclosure of such information from Lender, and except as required by applicable laws) and shall promptly return to the Lender all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

14.10 Publicity. Lender shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the Credit Parties; provided, however, that the Credit Parties shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, the Credit Parties shall use its best efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof. Lender shall have the right to make any press release with respect to the transactions contemplated hereby without the Credit Parties' approval. In addition, with respect to any press release to be made by Lender, Borrower hereby authorizes and grants blanket permission to Lender to include the Borrower's stock symbol, if any, in any press releases. Borrower shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Lender in connection with any such press releases.

14.11 Binding Effect. This Agreement shall become effective upon execution by the Credit Parties and Lender.

14.12 Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 14.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement, the Loan Documents and the Revolving Note shall be delivered and accepted in, and shall be deemed to be contracts made under and governed by, the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law provisions of such State. The governing law provisions of this Section 14.12 are a material inducement for Lender to enter into this Agreement, and the Borrower hereby agrees, acknowledges and understands that the Lender would not have entered into this Agreement, nor made or provided the Loans, without the full agreement and consent of the Credit Parties, with full knowledge and understanding, that except in the case of the Mandatory Forum Selection Clause in Section 14.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement, and each of the Loan Documents, shall be governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law provisions. In this regard, each of the Credit Parties hereby acknowledges that it has reviewed this Agreement and all Loan Documents, and specifically, this Section 14.12, with competent counsel selected by the Credit Parties, and in that regard, each of the Credit Parties fully understands the choice of law provisions set forth in this Section. In addition, each of the Credit Parties agrees, and acknowledges that it has had an opportunity to

negotiate the terms and provisions of this Agreement and the other Loan Documents with and through its counsel, and that the Credit Parties have sufficient leverage and economic bargaining power, and have used such leverage and economic bargaining power, to fairly and fully negotiate this Agreement and the other Loan Documents in a manner that is acceptable to the Credit Parties. Moreover, because of the material nature of this choice of law provision in inducing Lender to enter into this Agreement and to make the Loans to the Credit Parties, each of the Credit Parties hereby fully and absolutely waives any and all rights to make any claims, counterclaims, defenses, to raise or make any arguments (including any claims, counterclaims, defenses, or arguments based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith), or to otherwise undertake any litigation strategy or maneuver of any nature or kind that would result in, or which otherwise seeks to, invalidate this choice of law provision, or that would otherwise result in or require the application of the laws of any other State other than the State of Nevada in the interpretation or governance of this Agreement or any other Loan Documents (except for the Mandatory Forum Selection clause in Section 14.6 hereof). Each of the Credit Parties has carefully considered this Section 14.12 and has carefully reviewed its application and effect with competent counsel, and in that regard, fully understands and agrees that Lender would not have entered into this Agreement, nor made the Loans, without the express agreement and acknowledgement of each of the Credit Parties to this choice of law provision, and the express waivers set forth herein.

14.13 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.14 Survival of Borrower's Representations. All covenants, agreements, representations and warranties made by the Credit Parties herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note, and shall be deemed to be continuing representations and warranties until such time as the Credit Parties have fulfilled all of its Obligations to Lender, and Lender has been indefeasibly paid in full. Lender, in extending financial accommodations to Borrower, is expressly acting and relying on the aforesaid representations and warranties.

14.15 Extensions of Lender's Commitment and the Revolving Note. This Agreement shall secure and govern the terms of any extensions or renewals of Lender's commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by Borrower, consented and agreed to by the Guarantors, and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

14.16 Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by the Credit Parties of each covenant, agreement, provision and term of this Agreement.

14.17 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature of this Agreement or any other Loan Documents is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof. Notwithstanding the foregoing, Lender shall not be obligated to accept any document or instrument signed by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file as an original, and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such document executed by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file.

14.18 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, overnight delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances:

If to any Credit Party:	Arrayit Corporation 927 Thompson Place Sunnyvale, CA 94085 Attention: Rene Ann Schena, CEO E-Mail: rene@arrayit.com
With a copy to:	Newman & Morrison LLP 44 Wall Street New York, NY 10005 Attention: Gerald A. Adler, Esq. E-Mail: gadler@newmanmorrison.com
If to the Lender:	TCA Global Credit Master Fund, LP 3960 Howard Hughes Parkway, Suite 500

	Las Vegas, Nevada 89169 Attention: Robert Press, Director E-Mail: bpress@tcaglobalfund.com
With a copy to:	TCA Global Credit Master Fund, LP 19950 W. Country Club Dr., First Floor Aventura, FL 33180 Attention: Robert Press, Director E-Mail: bpress@tcaglobalfund.com
With a copy to:	David Kahan, P.A. 6420 Congress Ave., Suite 1800 Boca Raton, FL 33487 Attention: David Kahan, Esq. E-Mail: David@dkpalaw.com

14.19 Indemnification. As a material inducement for Lender to enter into this Agreement, the Credit Parties agree to defend, protect, indemnify and hold harmless Lender, and its parent companies, Subsidiaries, Affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, partners, employees, and representatives, and the predecessors, successors, assigns, personal representatives, heirs and executors of each of them (including those retained in connection with the transactions contemplated by this Agreement) (each, a "**Lender Indemnitee**" and collectively, the "**Lender Indemnitees**") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, Proceedings, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel and paralegals for each Lender Indemnitee thereto throughout all trial and appellate levels, bankruptcy Proceedings, mediations, arbitrations, administrative hearings and at all other levels and tribunals), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract, tort, or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender's rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrower and Lender. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Credit Parties shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

14.20 Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each Credit Party hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue the Lender Indemnitees, and each one of them, from any and all debts, fees, attorneys' fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, Proceedings, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Effective Date, including any and all claims relating to or arising out of any financing transactions, credit facilities, notes, debentures, security agreements, and other agreements, including each of the Loan Documents, entered into by the Credit Parties with Lender and any and all claims that the Credit Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

14.21 Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

14.22 Compliance with Federal Law. The Credit Parties shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Credit Parties is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("**OFAC**"), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority; (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act ("**BSA**") laws and regulations, as amended. As required by federal law and Lender's policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

14.23 Consents. With respect to any provisions of this Agreement or any other Loan Documents which require the consent or approval of Lender, unless expressly otherwise provided in any such provision, such consent or approval may be granted, conditioned, or withheld by Lender in its sole and absolute discretion. In any event, when any consent or approval of Lender is required under this Agreement or any other Loan Documents, the Credit Parties shall not be entitled to make any claim for, and the Credit Parties hereby expressly waives any claim for, damages incurred by the Credit Parties by reason of Lender's granting, conditioning or withholding any such consent or approval, and the Credit Parties' sole and absolute remedy with respect thereto shall be an action for specific performance. To the extent

any consent or approval is given by Lender under any provision hereunder or under any other Loan Documents, such consent or approval shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future consent or approval, and any such consent or approval shall not impose any liability or warranty obligation on the Lender.

14.24 Non-U.S. Status. THE LENDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

14.25 Escrow for MOFO Judgment.

(a) Credit Parties have disclosed to Lender that there is an existing judgment against the Borrower in the Superior Court of California under Case No. CGC-07-469964 in favor of Morrison & Foerster LLP (the "**MOFO Judgment**"). In this regard, the Credit Parties have delivered to Lender an e-mail from Morrison & Foerster, LLP ("**MOFO**"), pursuant to which MOFO has agreed to accept the aggregate sum of $350,000.00 in full payment of the MOFO Judgment, so long as such payment is received by MOFO by no later than the close of business on December 24, 2015 (the obligation for payment of the MOFO Judgment sometimes referred to as the "**MOFO Obligation**"). Upon receipt of payment for the MOFO Obligation, MOFO has agreed to either satisfy the MOFO Judgment, or to assign and transfer same to the party paying the MOFO Judgment. In this regard, in connection with the funding of the initial Revolving Loan hereunder on the Effective Date, the Lender shall fund and disburse the full amount of the initial Revolving Loan (subject to Section 14.26 below); provided, however, the Escrow Agent shall withhold, from the proceeds of such initial Revolving Loan, an amount on account of the MOFO Obligation of $350,000 (the "**MOFO Obligation Withheld Amount**"). The MOFO Withheld Amount shall be held by David Kahan, P.A., as "**Escrow Agent**" hereunder, and shall only be released in accordance with the terms and provisions set forth in this Section 14.25 and Section 14.27 below. The Credit Parties acknowledge and agree that the MOFO Obligation Withheld Amount shall be deemed to be disbursed as of the Effective Date and shall thus accrue interest as of the Effective Date in accordance with this Agreement and the other Loan Documents.

(b) The Borrower has also advised Lender that it is Borrower's intention to obtain a loan shortly after the Effective Date from Tangiers Investment Group, LLC ("**Tangiers**") in the amount of $300,000.00 (the "**Tangiers Loan**"). The Tangiers Loan is to be evidenced by a convertible promissory note and otherwise be secured by a pledge of 6.6 million shares of the common stock of Avant owned by Borrower. It is contemplated that upon Borrower's closing on the Tangiers Loan, the $300,000.00 principal amount thereof shall be funded directly to Escrow Agent and thereafter disbursed in accordance with Section 14.25(c) below.

(c) The MOFO Obligation Withheld Amount shall be released as follows:

(i) On or prior to 3:00 P.M., EST, on December 23, 2015 (the "**Receipt Deadline**"), Escrow Agent shall receive the following from Borrower: (A) fully executed copies of the promissory note, pledge agreement and other loan documents evidencing the Tangiers Loan, which documents Borrower hereby represents, when delivered to Lender and Escrow Agent, shall be deemed true, correct, and complete copies thereof; (B) a fully executed subordination agreement in form and substance acceptable to Lender, pursuant to which Tangiers agrees, among other things, that all obligations of Borrower to Tangiers are subordinate and inferior to the Obligations (the "**Tangiers Subordination**"); and (C) the sum of $300,000.00 by wire transfer, representing the principal amount of the Tangiers Loan funded by Tangiers to Borrower (the foregoing items (A), (B), and (C) collectively referred to as the "**Release Items**"). If the Escrow Agent receives the Release Items by the Receipt Deadline, then, subject to the requirements set forth in Section 14.27 below, and so long as no Event of Default under this Agreement or any other Loan Documents exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Documents, Lender shall then direct and authorize Escrow Agent to release the MOFO Obligation Withheld Amount as follows: (I) Escrow Agent shall deliver the $300,000.00 it receives as the funding amount under the Tangiers Loan to MOFO; (II) Escrow Agent shall deliver $50,000 of the MOFO Obligation Withheld Amount to MOFO; and (III) the remaining amount of the MOFO Obligation Withheld Amount in the sum of $300,000.00 shall be delivered to the Borrower.

(ii) In the event the Release Items (in form and substance acceptable to Lender) are not received by the Escrow Agent on or prior to the Receipt Deadline, then Escrow Agent shall release the MOFO Obligation Withheld Amount either to MOFO directly, in payment of the MOFO Judgment (and Lender shall elect whether Lender wants to have the MOFO Judgment satisfied or transferred to Lender), or to Lender to apply same to the Obligations, in Lender's sole and absolute discretion.

(iii) Until the MOFO Obligation Withheld Amount is fully disbursed to the applicable Persons in accordance with this Section 14.25, the MOFO Obligation Withheld Amount shall be additional security for all Obligations of the Credit Parties to Lender under this Agreement and all other Loan Documents, and be secured by the Security Agreements and other applicable Loan Documents, and in that regard, in the event, prior to disbursement of the MOFO Obligation Withheld Amount as hereby contemplated, if an Event of Default shall occur under this Agreement or any other Loan Documents, then notwithstanding anything to the contrary contained in this Section 14.25, Lender may, in its sole discretion, direct the Escrow Agent to disburse the MOFO Obligation Withheld Amount, or any portion thereof then in Escrow Agent's possession, to Lender to be applied against the Obligations hereunder. In addition, in the event, at any time, any action is taken or commenced by MOFO (or any successor or assignee thereto) to enforce any rights they may have in connection with the MOFO Judgment, any such event shall constitute an Event of Default under this Agreement, and in any such event, the Lender may, in its sole discretion, use and pay the MOFO Obligation Withheld Amount, and elect to apply same to the Obligations hereunder, or otherwise to pay same, or any portion thereof as Lender may elect or negotiate, in its sole and absolute discretion, to MOFO or any other holder of the MOFO Judgment in satisfaction of same.

14.26 Escrow for Wilbur-Ellis Judgment.

(a) Credit Parties have disclosed to Lender that there is an existing judgment that was entered into against Telechem in the Superior Court of California under Case No. CGC 0456297 in favor of Wilbur-Ellis Company ("**Wilbur-Ellis**") in the amount of $40,697.37 (the "**Wilbur-Ellis Judgment**"). In regard to the Wilbur-Ellis Judgment, the Borrower has represented to the Lender that the Wilbur-Ellis Judgment has been settled and that an Acknowledgment of Satisfaction of Judgment has been filed in the Superior Court of California (the "**Satisfaction**"). In this regard, the Escrow Agent shall withhold, from the proceeds of the initial Revolving Loan, an amount on account of the Wilbur-Ellis Judgment of $50,000 (the "**Wilbur-Ellis Withheld Amount**"). The Wilbur-Ellis Withheld Amount shall be held by David Kahan, P.A., as "**Escrow Agent**" hereunder, and shall only be released in accordance with the terms and provisions set forth in this Section 14.26 and Section 14.27 below. The Credit Parties acknowledge and agree that the Wilbur-Ellis Withheld Amount shall be deemed to be disbursed as of the Effective Date and shall thus accrue interest as of the Effective Date in accordance with this Agreement and the other Loan Documents.

(b) The Wilbur-Ellis Withheld Amount shall be released as follows:

(i) On or prior to 3:00 P.M., EST, on January 18, 2015 (the "**Satisfaction Deadline**"), Escrow Agent shall receive either: (i) a copy of the Satisfaction; or (ii) evidence sufficient to Lender, in its sole and absolute discretion, that the Wilbur-Ellis Judgment has been fully resolved and settled and that there are no remaining amounts owed by the Borrower to Wilbur-Ellis. If the Escrow Agent receives sufficient evidence that the Wilbur-Ellis Judgment has been satisfied, as set forth in this Section 14.26(b)(i), by the Satisfaction Deadline, then, subject to the requirements set forth in Section 14.27 below, and so long as no Event of Default under this Agreement or any other Loan Documents exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Documents, Lender shall then direct and authorize Escrow Agent to release the Wilbur-Ellis Withheld Amount to the Borrower.

(ii) In the event the Escrow Agent does not receive sufficient evidence that the Wilbur-Ellis Judgment has been satisfied (in form and substance acceptable to Lender) prior to the Satisfaction Deadline, then Escrow Agent shall release the Wilbur-Ellis Withheld Amount to Lender to apply same to the Obligations.

(iii) Until the Wilbur-Ellis Withheld Amount is fully disbursed to the Borrower in accordance with this Section 14.26, the Wilbur-Ellis Withheld Amount shall be additional security for all Obligations of the Credit Parties to Lender under this Agreement and all other Loan Documents, and be secured by the Security Agreements and other applicable Loan Documents, and in that regard, in the event, prior to disbursement of the Wilbur-Ellis Withheld Amount as hereby contemplated, if an Event of Default shall occur under this Agreement or any other Loan Documents, then notwithstanding anything to the contrary contained in this Section 14.26, Lender may, in its sole discretion, direct the Escrow Agent to disburse the Wilbur-Ellis Withheld Amount, or any portion thereof then in Escrow Agent's possession, to Lender to be applied against the Obligations hereunder. In addition, in the event, at any time, any action is taken or commenced by Wilbur-Ellis (or any successor or assignee thereto) to enforce any rights they may have in connection with the Wilbur-Ellis Judgment, any such event shall constitute an Event of Default under this Agreement, and in any such event, the Lender may, in its sole

discretion, use and pay the Wilbur-Ellis Withheld Amount, and elect to apply same to the Obligations hereunder, or otherwise to pay same, or any portion thereof as Lender may elect or negotiate, in its sole and absolute discretion, to Wilbur-Ellis or any other holder of the Wilbur-Ellis Judgment in satisfaction of same.

14.27 Matters Relating to Escrow Agent.

(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Escrow Agent agrees to hold the Withheld Amounts (the "**Escrowed Property**") in a non-interest bearing account and to release same only in accordance with the terms and conditions set forth in this Agreement and only upon a written direction from Lender.

(b) The Escrow Agent may act in reliance upon any writing or instrument (including e-mail) or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any Person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow or given to Escrow Agent under this Agreement, nor as to the identity, authority, or right of any Person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrowed Property, and for the disposition of the same in accordance with this Agreement. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

(c) Escrow Agent shall hold in escrow, pursuant to this Agreement, the Escrowed Property actually delivered and received by Escrow Agent hereunder, and Escrow Agent shall not be obligated to ascertain the existence of (or initiate recovery of) any other property other than property actually received by Escrow Agent. If all or any portion of the Escrowed Property is in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof, nor responsible to enforce collection thereof. Escrow Agent shall not be liable for failure of any financial institution where the Escrowed Property is deposited.

(d) In the event instructions from Lender, any Credit Parties, or any other Person would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Agreement. The Credit Parties and Lender, jointly and severally, each hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, actions, liabilities, costs and other expenses of any nature or kind, which it may incur or with which it may be threatened, directly or indirectly, including all attorneys' fees and costs of litigation, arising from or in any way connected with this Agreement or which may result from Escrow Agent's following of instructions from Lender in accordance with this Agreement,

except those arising as a result of Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall be vested with a lien on all Escrowed Property under the terms of this Agreement, for indemnification, attorneys' fees, court costs and all other costs and expenses arising from any such claims or expenses, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between the Lender and the Credit Parties, or any other Person, as to the correct interpretation of this Agreement, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any proceeding, to hold any property hereunder until and unless said additional expenses, fees and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Credit Parties.

(e) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Lender, the Credit Parties or from any other Person with respect to the Escrowed Property, which, in Escrow Agent's sole opinion, are in conflict with each other or with any provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Lender and the Credit Parties and said other Persons, if any, or by a final order or judgment of a court of competent jurisdiction. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, deposit the Escrowed Property with a court having jurisdiction over this Agreement, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Lender and the Credit Parties for all costs, including reasonable attorneys' fees, in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent shall, at its sole option, either: (i) tender the Escrowed Property in its possession to the registry of the appropriate court; or (ii) disburse the Escrowed Property in its possession in accordance with the court's ultimate disposition of the case, and Lender and the Credit Parties hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

(f) The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Credit Parties and Lender) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(g) The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed by the Lender and Credit Parties within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

(h) Conflict Waiver. The Credit Parties hereby acknowledge that the Escrow Agent is counsel to the Lender in connection with the transactions contemplated and referred herein. The Credit Parties agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Lender and the Credit Parties will not seek to disqualify such counsel and waives any objection the Credit Parties might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement. The Lender and the Credit Parties acknowledge and agree that nothing in this Agreement shall prohibit Escrow Agent from: (i) serving in a similar capacity on behalf of others; or (ii) acting in the capacity of attorneys for one or more of the parties hereto in connection with any matter.

14.28 Avant Pledge for Tangiers. It is contemplated that, as security for the Tangiers Loan, the Borrower will pledge to Tangiers, 6.6 million shares of the common stock of Avant owned and held by the Borrower (the "**Avant Pledged Shares**"), pursuant to the terms of a pledge agreement between Borrower and Tangiers (the "**Tangiers Pledge Agreement**"). In this regard, the parties agree that for every $50,000 of the Tangiers Loan converted or exchanged by Tangiers into the Borrower's Common Stock, Tangiers is to release 1.1 million of the Avant Pledged Shares from Tangiers's security interest under the Tangiers Pledge Agreement, and such shares shall immediately become shares pledged to Lender under the Pledge Agreement. In this regard, Borrower shall notify Lender each time Tangiers converts or exchanges any portion of the Tangiers Loan for Common Stock of the Borrower, so that Lender can properly track the Avant Pledged Shares to be released from the Tangiers Pledge Agreement as contemplated hereby. The Credit Parties also agree to cooperate with Lender in all reasonable respects, and to provide any documents or instruments reasonably required or requested by Lender, in order to effectuate the release of Avant Pledged Shares and re-pledging of same to Lender as hereby contemplated.

[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower and Lender have executed this Credit Agreement as of the date first above written.

BORROWER:

ARRAYIT CORPORATION, a Nevada corporation

By: René Schena
Name: René Schena
Title: CEO

STATE OF New York)
SS.
COUNTY OF New York)

The foregoing instrument was acknowledged before me this 15 day of December 2015 by Rene Schena who is the President of Arrayit Corporation, on behalf of such entity. ~~He~~/She is personally known to me. ~~or has produced as identification~~.

My Commission Expires:

Notary Public

GERALD A. ADLER
Name of Notary typed or printed

GERALD A. ADLER
NOTARY PUBLIC-STATE OF NEW YORK
No. 02AD4602697
Qualified In New York County
My Commission Expires June 30, 20 18

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: **TCA Global Credit Fund GP, Ltd.**
Its: **General Partner**

By: ______________________
Name: Robert Press
Title: Director

IN WITNESS WHEREOF, Borrower and Lender have executed this Credit Agreement as of the date first above written.

BORROWER:

ARRAYIT CORPORATION, a Nevada corporation

By: __________________________
Name:
Title:

STATE OF __________)
SS.
COUNTY OF __________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2015 by ______________, who is the ______________ of Arrayit Corporation, on behalf of such entity. He/She is personally known to me or has produced ____________________ as identification.

My Commission Expires:

____
Notary Public

____
Name of Notary typed or printed

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: **TCA Global Credit Fund GP, Ltd.**
Its: **General Partner**

By: Robert Press
Name: Robert Press
Title: Director

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing senior secured revolving credit facility agreement as a guarantor, hereby consents and agrees to said senior secured revolving credit facility agreement and to the payment of the amounts contemplated therein, documents contemplated thereby, representations and warranties made therein, and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said senior secured revolving credit facility agreement to the same extent as if the undersigned were a party to said senior secured revolving credit facility agreement.

GUARANTOR:

TELECHEM INTERNATIONAL, INC.,
a Nevada corporation

By: Rene' Schena
Name: René Schena
Title: President

STATE OF New York)
SS.
COUNTY OF New York)

The foregoing instrument was acknowledged before me this 15 day of December 2015 by Rene Schena, who is the President of Telechem International, Inc., on behalf of such entity. ~~He~~/She is personally known to me. ~~or has produced ______ as identification.~~

My Commission Expires:

Notary Public

GERALD A. ADLER
Name of Notary typed or printed

GERALD A. ADLER
NOTARY PUBLIC-STATE OF NEW YORK
No. 02AD4602697
Qualified in New York County
My Commission Expires June 30, 2018

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing senior secured revolving credit facility agreement as a guarantor, hereby consents and agrees to said senior secured revolving credit facility agreement and to the payment of the amounts contemplated therein, documents contemplated thereby, representations and warranties made therein, and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said senior secured revolving credit facility agreement to the same extent as if the undersigned were a party to said senior secured revolving credit facility agreement.

GUARANTOR:

ARRAYIT SCIENTIFIC SOLUTIONS, INC.,
a Nevada corporation

By: René Schena
Name: René Schena
Title: President

STATE OF New York)
SS.
COUNTY OF New York)

The foregoing instrument was acknowledged before me this 15 day of December 2015 by Rene Schena who is the President of Arrayit Scientific Solutions, Inc., on behalf of such entity. ~~He~~/She is personally known to me. ~~or has produced ____ as identification.~~

My Commission Expires:

Notary Public

GERALD A. ADLER
Name of Notary typed or printed

GERALD A. ADLER
NOTARY PUBLIC-STATE OF NEW YORK
No. 02AD4602697
Qualified In New York County
My Commission Expires June 30, 2018

INDEX OF EXHIBITS

Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Guaranty (Corporate)
Exhibit C	Form of Irrevocable Transfer Agent Instructions
Exhibit D-1	Form of Pledge Agreement (wholly-owned Subs)
Exhibit D-2	Form of Pledge Agreement (Avant)
Exhibit E	Form of Revolving Note
Exhibit F-1	Form of Security Agreement (Borrower)
Exhibit F-2	Form of Security Agreement (Subsidiary/Guarantor)
Exhibit G	Form of Validity Certificate

INDEX OF SCHEDULES

Schedule 7.1	Subsidiaries
Schedule 7.4	Capitalization
Schedule 7.18	Real Property
Schedule 7.21	IP Rights
Schedule 7.28	Bank Accounts and Deposit Accounts
Schedule 7.29	Places of Business

Exhibit A

Form of Compliance Certificate

FORM OF COMPLIANCE CERTIFICATE

TCA Global Credit Master Fund, LP
19950 West Country Club Drive, 1st Floor
Aventura, FL 33180
Attention: Bob Press
Facsimile: 786-323-1651

Re: ARRAYIT CORPORATION, a Nevada corporation
(the "Borrower") Covenant Compliance Certificate for the Period Ending on ______________, 2015 (the "Reporting Date")

Dear Bob:

Reference is made to that certain Credit Agreement, dated as of August 31, 2015, but made effective as of December 18, 2015 (the "**Credit Agreement**"), by and among Borrower, all Additional Credit Parties, and TCA Global Credit Master Fund, LP ("**Lender**"). Capitalized terms used, but not defined, herein shall have the respective meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 10.11 of the Credit Agreement, the undersigned, the President or other chief executive of the Borrower, hereby certifies to Lender that: (a) all representations and warranties in Section 7 of the Credit Agreement are true and correct as of the Reporting Date; (b) the undersigned has no knowledge of any default or Event of Default under the Credit Agreement or any other Loan Documents that has not been cured or waived, except as set forth on **Schedule 1** attached hereto; (c) the Credit Parties are in compliance with the financial covenants contained in Section 11 of the Credit Agreement; (d) to the best of the undersigned's knowledge, the Credit Parties have, in all material respects, observed and performed all of their other covenants and other agreements, and have satisfied every condition contained in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by the Credit Parties during the calendar month ending on the Reporting Date; (e) no changes, effects, impairments, or other events have occurred as of the Reporting Date that could be deemed a Material Adverse Effect; and (f) attached hereto as **Schedule 2** are the computations necessary to determine that Credit Parties are in compliance with Section 11 of the Credit Agreement as of the Reporting Date referenced above.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned President, Manager or other chief executive of each of the Credit Parties hereby certifies to the above as of the Reporting Date.

CREDIT PARTIES:

ARRAYIT CORPORATION, a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

TELECHEM INTERNATIONAL, INC., a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

ARRAYIT SCIENTIFIC SOLUTIONS, INC., a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

Schedule 1 to Compliance Certificate

Events of Default

Schedule 2 to Compliance Certificate

1. **Revenue Covenant (Section 11.1):**

As of the Reporting Date:

(a) For each calendar quarter while this Agreement remains in effect, Credit Parties shall have sales revenues for such calendar quarter that are not less than seventy-five percent (75%) of the sales revenues shown on the most recent Financial Statements.

(b) Credit Parties hereby certify that as of the Reporting Date, Credit Parties' sales revenues are $____________, and based on such numbers and expected revenue through the end of the quarter, Credit Parties [**expect/do not expect**] to be in compliance with the revenue covenant set forth in Section 11.1 of the Credit Agreement as of the end of the next upcoming calendar quarter.

Please provide calculations below or on an attached sheet.

Exhibit B-1

Form of Guaranty Agreement (Corporate)

<u>GUARANTY AGREEMENT</u>
(Corporate)

This GUARANTY AGREEMENT is dated as of August 31, 2015, but made effective as of December 18, 2015 (as amended, restated or modified from time to time, the "**<u>Guaranty</u>**"), and is made by **TELECHEM INTERNATIONAL, INC.**, a corporation incorporated under the laws of the State of Nevada and **ARRAYIT SCIENTIFIC SOLUTIONS, INC.**, a corporation incorporated under the laws of the State of Nevada (each of the foregoing parties hereinafter referred to separately as a "**<u>Guarantor</u>**" and collectively as the "**<u>Guarantors</u>**"), in favor of **TCA GLOBAL CREDIT MASTER FUND, LP**, a limited partnership organized and existing under the laws of the Cayman Islands (the "**<u>Lender</u>**").

WHEREAS, pursuant to a Credit Agreement dated of even date herewith (the "**<u>Credit Agreement</u>**") by and between **ARRAYIT CORPORATION**, a Nevada corporation (the "**<u>Borrower</u>**"), certain additional Credit Parties, and the Lender, the Borrower desires to borrow funds and obtain financial accommodations from Lender (such financial accommodations hereinafter referred to as the "**<u>Loan</u>**"); and

WHEREAS, in order to induce Lender to enter into the Loan with the Borrower, and with full knowledge that Lender would not enter into this Loan without this Guaranty, Guarantors, jointly and severally), have agreed to execute and deliver this Guaranty to Lender, for the benefit of Lender, as security for the Obligations; and

WHEREAS, Guarantors will significantly benefit from the Borrower obtaining the Loan from the Lender;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1. OBLIGATIONS GUARANTEED

Guarantors, jointly and severally, hereby guarantee and become surety to Lender for the full, prompt and unconditional payment of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Borrower under the Credit Agreement and other Loan Documents. This Guaranty is a primary obligation of Guarantors and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Lender may require Guarantors to pay and perform their liabilities and obligations under this Guaranty and may proceed immediately against Guarantors without being required to bring any proceeding or take any action against Borrower or any other Person prior thereto; the liability of Guarantors hereunder being independent of and separate from the liability of Borrower, any other guarantor, any other Person, and the availability of other Collateral security for the Loan and the other Loan Documents.

2. DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement, unless the context of this Guaranty requires otherwise.

3. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to Lender as follows:

3.1. Organization, Powers. Each Guarantor is duly incorporated or organized and validly exists and is in good standing under their respective jurisdiction of organization. Each Guarantor has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated and has the power and authority to execute, deliver and perform and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Loan Documents to which it is a party.

3.2. Execution of Guaranty. This Guaranty, and each of the other Loan Documents to which any Guarantor is a party, have been duly executed and delivered by each Guarantor. Execution, delivery and performance of this Guaranty and each of the other Loan Documents to which each Guarantor is a party, will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any Governmental Authority, or any provision of any contract or other instrument to which the Guarantor is a party or by which the Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any Lien, claim or other encumbrance of any nature or kind, other than the Liens created by the Loan Documents; and (iii) require any consent from, exemption of, or filing or registration with, any Governmental Authority or any other Person, other than any filings in connection with the Liens created by the Loan Documents.

3.3. Obligations of Guarantors. This Guaranty and all other Loan Documents to which any Guarantor is a party, are the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The Loan made by Lender and the assumption by Guarantors of their obligations hereunder and under any other Loan Documents to which a Guarantor is a party will result in material benefits to the Guarantors. This Guaranty was entered into by Guarantors for commercial purposes.

3.4. Litigation. There is no demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other Proceeding of any nature whatsoever at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Guarantor, threatened, against or affecting any Guarantor or any of their properties, assets or rights which, if adversely determined, would materially impair or affect: (i) the value of any Collateral securing the Obligations; (ii) any Guarantor's right to carry on its business substantially as now conducted (and as now contemplated); (iii) any Guarantor's financial

condition; (iv) any Guarantor's capacity to consummate and perform its obligations under this Guaranty or any other Loan Documents to which any Guarantor is a party; or (v) that would otherwise result in a Material Adverse Effect.

3.5. No Defaults. No Guarantor is in default beyond the expiration of any applicable grace or cure periods, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any contract or other instrument to which any Guarantor is a party or by which any Guarantor or any of their properties or assets are bound.

3.6. No Untrue Statements. To the knowledge of each Guarantor, no Loan Documents or other document, certificate or statement furnished to Lender by or on behalf of Borrower or Guarantors contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Each Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as an inducement in providing the Loan.

4. NO LIMITATION OF LIABILITY

4.1. Each Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantors and, in full recognition of that fact, each Guarantor consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Obligations or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Obligations, any security therefor, or any of the Loan Documents evidencing same, and the Guaranty herein made shall apply to the Obligations and the Loan Documents as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Obligations; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Obligations, or any part thereof, or any of the Loan Documents, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against Borrower or other Persons (including Guarantors) or against any security for the Obligations; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations, or any part thereof; (vi) accept partial payments on the Obligations; (vii) receive and hold additional security or guaranties for the Obligations, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Obligations, or any part thereof; (x) settle or compromise any Obligation, whether in a Proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Lender deems appropriate), and subordinate the payment of any of the Obligations, whether or not due, to the

payment of liabilities owing to creditors of Borrower other than Lender and Guarantors; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantors or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Obligations and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Borrower or any other Person (including Guarantors) in respect of the Obligations.

4.2. The invalidity, irregularity or unenforceability of all or any part of the Obligations or any Loan Documents, or the impairment or loss of any security therefor, whether caused by any action or inaction of Lender, or otherwise, shall not affect, impair or be a defense to any of the Guarantors' obligations under this Guaranty.

4.3. Upon the occurrence of any Event of Default, Lender may enforce this Guaranty independently of any other remedy, guaranty or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of Borrower, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Each Guarantor expressly waives any right to require Lender to marshal assets in favor of Borrower or any other Person, or to proceed against Borrower or any other guarantor of the Obligations or any Collateral provided by any Person, and agrees that Lender may proceed against any obligor (including each Guarantor) and/or the Collateral in such order as Lender shall determine in its sole and absolute discretion. Lender may file a separate action or actions against any Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Guarantor agrees that Lender and Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

4.4. Each Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which each Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Borrower, or any other guarantor for the Obligations, with respect to the Obligations; (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of Borrower, or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations (other than contingent indemnification obligations)); (iv) any failure of Lender to marshal assets in favor of Borrower or any other Person; (v) any failure of Lender to give notice of sale or other disposition of Collateral to Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral; (vi) any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Obligations, including, without limitation, any failure of Lender to conduct a commercially

reasonable sale or other disposition of any Collateral or other security for any Obligations; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (ix) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of Collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Lender for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Lender that is authorized by this Section or any other provision of any Loan Documents. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

4.5. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until such date (the "**Termination Date**") as all Obligations owing by the Credit Parties to Lender shall have been indefeasibly paid in full and for cash and all obligations of Borrower with respect to any of the Obligations shall have terminated or expired (other than contingent indemnification obligations).

5. LIMITATION ON SUBROGATION

Until the Termination Date, each Guarantor waives any present or future right to which Guarantors are or may become entitled to be subrogated to Lender's rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to any Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Obligations have not been paid in full, the Guarantors shall hold such funds or property in trust for Lender and shall forthwith pay over to Lender such funds and/or property to be applied by Lender to the Obligations.

6. COVENANTS

6.1. Financial Statements; Compliance Certificate. No later than ten (10) days after written request therefore from Lender, each Guarantor shall deliver to Lender: (a) financial statements disclosing all of Guarantor's assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and in form acceptable to Lender, signed by the Guarantor, and certified by the Guarantor to Lender to be true, correct and complete in all material respects; (b) complete copies of federal tax returns, including all schedules, each of which shall be signed and certified by each Guarantor to be true and complete copies of such returns; and (c) such other information respecting the Guarantor as Lender may from time to time reasonably request.

6.2. Subordination of Other Debts. Each Guarantor hereby: (a) subordinates the obligations now or hereafter owed by Borrower to the Guarantors ("**Subordinated Debt**") to any and all Obligations of Borrower to Lender now or hereafter existing while this Guaranty is in effect, and hereby agree that the Guarantors will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to the Guarantors, through error or otherwise, shall immediately be forwarded to Lender by the Guarantors, properly endorsed to the order of Lender, to apply to the Obligations.

6.3. Security for Guaranty. All of Guarantors' obligations and liabilities evidenced by this Guaranty are also secured by all of the Collateral of the Guarantors pursuant to that certain Security Agreement by and between the Guarantors and Lender made of even date herewith (the "**Security Agreement**"). All of the agreements, conditions, covenants, provisions, representations, warranties and stipulations contained in the Security Agreement or any other Loan Documents to which Guarantors are a party which are to be kept and performed by the Guarantors are hereby made a part of this Guaranty to the same extent and with the same force and effect as if they were fully set forth herein, and the Guarantors covenant and agree to keep and perform them, or cause them to be kept or performed, strictly in accordance with their terms.

7. EVENTS OF DEFAULT

Each of the following shall constitute a default (each, an "**Event of Default**") hereunder:

7.1. The occurrence of any "Event of Default" (as defined in the Credit Agreement) under the Credit Agreement or any other Loan Documents, whether by Borrower, Guarantors or any other Credit Parties;

7.2. A breach by any Guarantor of any term, covenant, condition, obligation or agreement under this Guaranty; and

7.3. Any representation or warranty made by any Guarantor in this Guaranty shall prove to be false, incorrect or misleading in any material respect as of the date when made.

8. REMEDIES.

8.1. Upon the occurrence of an Event of Default, all liabilities and obligations of each Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Lender may:

8.1.1. Enforce the obligations of Guarantors under this Guaranty.

8.1.2. To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Obligations any sum owed by Lender in any capacity to Guarantors whether due or not.

8.1.3. Perform any covenant or agreement of Guarantors in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Lender may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys' fees and costs, incurred by Lender in connection with the foregoing shall be included in the Obligations guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Lender shall not be deemed to be a waiver or release of Guarantors hereunder and shall be without prejudice to any other right or remedy of Lender.

8.2. Settlement of any claim by Lender against Borrower, whether in any Proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Borrower or any other obligated Person and legally retained by Lender in connection with the settlement (unless otherwise provided for herein).

9. MISCELLANEOUS.

9.1. Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about any Guarantor to any Governmental Authority having jurisdiction over Lender or to any present, future or prospective participant or successor in interest in the Loan. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about any Guarantor.

9.2. Remedies Cumulative. The rights and remedies of Lender, as provided herein and in any other Loan Documents, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Lender shall have the right to take any action it deems appropriate without the necessity of resorting to any Collateral securing this Guaranty.

9.3. Integration. This Guaranty and the other Loan Documents constitute the sole agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

9.4. Attorneys' Fees and Expenses. If Lender retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Loan Documents, or on

account of any matter involving this Guaranty, or for examination of matters subject to Lender's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Lender shall forthwith, on demand, become due and payable and shall be guaranteed hereby.

9.5. No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.6. Waiver. Except as otherwise provided herein or in any of the Loan Documents, each Guarantor waives notice of acceptance of this Guaranty and notice of the Obligations and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which the Guarantor might otherwise be entitled or which might be required by law to be given by Lender. Each Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Lender against it. Each Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Lender any defenses, set-offs, counterclaims, or claims that the Guarantor may have at any time against Borrower or any other party liable to Lender.

9.7. No Third Party Beneficiary. Except as otherwise provided herein, Guarantors and Lender do not intend the benefits of this Guaranty to inure to any third party and no third party (including Borrower) shall have any status, right or entitlement under this Guaranty.

9.8. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.9. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by any Guarantor without the prior written consent of Lender, and any such assignment or attempted assignment by the Guarantor shall be void and of no effect with respect to the Lender.

9.10. Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.11. Sales or Participations. Lender may from time to time sell or assign the Loan, in whole or in part, or grant participations in the Loan and/or the obligations evidenced thereby

without the consent of Borrower or Guarantors (other than as provided in the Credit Agreement). The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender (to the extent of such holder's interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Guarantors (to the extent of such holder's interest or participation), in each case as fully as though Guarantors were directly indebted to such holder. Lender may in its discretion give notice to Guarantors of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender's or such holder's rights hereunder.

9.12. MANDATORY FORUM SELECTION. TO INDUCE LENDER TO MAKE THE LOAN, GUARANTORS IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENTS, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, LENDER MAY, AT LENDER'S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A "MANDATORY" FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. GUARANTORS HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY (OR TO ANY OTHER JURISDICTION OR VENUE, IF LENDER SO ELECTS), AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. GUARANTORS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTORS, AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

9.13. Notices. All notices, requests and demands to or upon Lender or Guarantors, to be effective, shall be delivered in the manner and addressed at the applicable address set forth in the Credit Agreement. Each of the Guarantors agrees and acknowledges that notice to each of them may be sent and delivered to the Borrower, as required under the Credit Agreement, and such notice to the Borrower shall be deemed valid and effective notice to Guarantors hereunder.

9.14. Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 9.12 hereof, this Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Nevada without reference to conflict of laws principles.

9.15. Joint and Several Liability. The word "Guarantor" or "Guarantors" shall mean all of the undersigned Persons, if more than one, and their liability shall be joint and several. The liability of Guarantors shall also be joint and several with the liability of any other guarantor or obligor of the Obligations, under any other guaranty or other Loan Documents.

9.16. Continuing Enforcement. If, after receipt of any payment of all or any part of the Obligations, Lender is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantors shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Obligations, the cancellation or conversion of the Loan, this Guaranty or any other Loan Document, the release of any security interest, lien or encumbrance securing the Obligations or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

9.17. WAIVER OF JURY TRIAL. GUARANTORS AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR GUARANTORS ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, LENDER AND GUARANTORS WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTORS ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT HAVE MADE THIS LOAN IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

9.18. Increase in Obligations. This Guaranty shall secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Loan Documents, and all of the Obligations, as so increased from time to time, shall be and are guaranteed hereby.

[Signatures on the following page]

IN WITNESS WHEREOF, Guarantors, intending to be legally bound, have duly executed and delivered this Guaranty Agreement as of the day and year first above written.

TELECHEM INTERNATIONAL, INC., a Nevada corporation	**ARRAYIT SCIENTIFIC SOLUTIONS, INC.**, a Nevada corporation
By: ______________________	By: ______________________
Name: ______________________	Name: ______________________
Title: ______________________	Title: ______________________

STATE OF ___________)
SS.
COUNTY OF ___________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2015 by ______________, who is the ______________ of the above entities, on behalf of such entities. He/She is personally known to me or has produced ______________________ as identification.

My Commission Expires:

____
Notary Public

____
Name of Notary typed or printed

Exhibit C

Form of Irrevocable Transfer Agent Instructions

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
AND
TRANSFER AGENT ACKNOWLEDGEMENT AND AGREEEMNT

THESE IRREVOCABLE TRANSFER AGENT INSTRUCTIONS AND TRANSFER AGENT ACKNOWLEDGEMENT AND AGREEMENT (the "**Agreement**") is made and entered into as of this ____ day of December, 2015, by and between **ARRAYIT CORPORATION**, a Nevada corporation (the "**Borrower**"), **STANDARD REGISTRAR AND TRANSFER CO., INC.** (the "**Transfer Agent**"), and **TCA GLOBAL CREDIT MASTER FUND, LP**, a Cayman Islands limited partnership (the "**Lender**" or "**TCA**").

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Borrower and the Lender are executing and delivering a Credit Agreement dated as of August 31, 2015, but made effective as of December 18, 2015 (as amended, supplemented, renewed, or modified from time to time, the "**Credit Agreement**") pursuant to which the Lender has agreed to make certain financial accommodations to and for the benefit of Borrower, all in accordance with the terms of the Credit Agreement; and

WHEREAS, in connection with the Credit Agreement, the Borrower is issuing to the Lender, and may in the future be required to issue to Lender, a certain number of shares of the Borrower's common stock, $0.001 par value per share (the "**Common Stock**"); and

WHEREAS, the parties hereto desire to enter into certain agreements with respect to the shares of Common Stock issued or issuable to Lender under the Credit Agreement, all in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals; Definitions. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference. Capitalized terms used herein and not otherwise defined in this Agreement shall have the same meaning ascribed to such terms in the Credit Agreement.

2. Stock Issued Under Credit Agreement.

(a) Issuance of Advisory Fee Shares. The parties hereto acknowledge that pursuant to the terms of the Credit Agreement, the Borrower has issued and has agreed to possibly issue in the future, to Lender, certain shares of the Borrower's Common Stock. In the event, for any reason, the Borrower fails to deliver, or to cause the Transfer Agent to deliver, to Lender any portion of the shares of Common Stock issuable to Lender at such times when such shares are to be issued and delivered to Lender in accordance with the Credit Agreement, then the parties hereto acknowledge and agree that the Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a notice requesting the issuance of the shares of Common Stock then issuable in accordance with the terms of the Credit Agreement (the "**Issuance Notice**"). Upon the Transfer Agent's receipt of an Issuance Notice from the Lender, the Transfer Agent, provided they are the acting transfer agent for the Borrower at the time, shall, without any further confirmation, approval, instructions or other action from the Borrower, and within three (3) business days from Transfer Agent's receipt of the Issuance Notice, issue

and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Issuance Notice, a certificate of the Common Stock of the Borrower, as applicable and as set forth in the Issuance Notice, registered in the name of the Lender, for the number of shares to which the Lender shall be then entitled under the Credit Agreement, as set forth in the Issuance Notice.

(b) Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Note, Lender has the right, in certain circumstances, to convert amounts due under the Note into Common Stock in accordance with the terms of the Note. In the event, for any reason, the Borrower fails to issue or cause the Transfer Agent to issue to Lender any portion of the shares of Common Stock issuable upon conversion of the Note in connection with the exercise by Lender of any of its conversion rights under the Note, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a "Conversion Notice" (as defined in the Note) requesting the issuance of the shares of Common Stock then issuable in accordance with the terms of the Note. Upon the Transfer Agent's receipt of an executed Conversion Notice from Lender, the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, without any further confirmation, approval, instructions or other action from the Borrower, and within three (3) business days from Transfer Agent's receipt of the Conversion Notice, issue and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Conversion Notice, a certificate of the Common Stock of the Borrower, registered in the name of Lender or its designee, for the number of shares of Common Stock to which Lender shall be then entitled under the Note, as set forth in the Conversion Notice.

(c) Restrictive Legends. Unless the Lender can provide to the Transfer Agent appropriate and customary documentation that any shares of Common Stock issuable to Lender under the Credit Agreement can be issued without restriction under the Securities Act of 1933, as amended (the "**Securities Act**"), the certificates representing the Common Stock issuable to Lender under the Credit Agreement, when issued by the Transfer Agent, shall bear the following legend, or its equivalent:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE BORROWER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

(d) Removal of Restrictive Legends. In the event that the Lender, through its counsel or other representatives, submits to the Transfer Agent any shares of Common Stock (or certificates representing same) previously issued to Lender for the removal of the restrictive legends thereon in connection with a sale of such shares pursuant to **any** exemption to the registration requirements under the Securities Act, or otherwise, and the Borrower and or its counsel refuses or fails for any reason to render an opinion of counsel required for the removal of the restrictive legends, then the Borrower hereby agrees and acknowledges that the Lender is hereby irrevocably and expressly authorized to have counsel to the Lender render any and all opinions which may be required for purposes of removing such restrictive legends, and in the event the Lender submits an opinion of counsel from its own counsel as hereby contemplated, the Transfer Agent hereby acknowledges and agrees that, provided the opinions and other documentation delivered to Transfer Agent comply with customary legal requirements

permitting or allowing for the removal of restrictive legends, Transfer Agent will rely on and accept such opinion of counsel and all documentation submitted in connection therewith, and without any confirmation, approval, instructions or other action from the Borrower, issue such shares of Common Stock, as the case may be, without restrictive legends as instructed by the Lender, and within three (3) business days of receipt of the required request and opinions from the Lender, its agent or counsel, issue and surrender to a common carrier for overnight delivery to the address as specified by the Lender, certificates, registered in the name of the Lender or its designees, representing the shares of Common Stock to which the Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower.

3. Authorized Agent of the Borrower. The Borrower hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Borrower's duly authorized agent and attorney-in-fact for the Borrower for the purposes of authorizing and instructing the Transfer Agent to process issuances and transfers upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Borrower under the Credit Agreement remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Borrower's Common Stock thereunder. In this regard, the Transfer Agent agrees as follows:

(a) The Transfer Agent shall accept and rely exclusively on any Issuance Notice or Conversion Notice submitted by the Lender and shall not seek confirmation, approval, instructions or other action from the Borrower to process any Issuance Notice or Conversion Notice, or any other instruction or order from the Lender that, pursuant to the terms hereof, does not require confirmation, approval, instruction or other action from the Borrower.

(b) The Transfer Agent shall, provided the opinions of counsel and other documentation delivered to Transfer Agent comply with customary legal requirements permitting or allowing for the removal of restrictive legends, accept and rely exclusively on the opinions of counsel and other documentation submitted by the Lender for the removal of any restrictive legends as contemplated by this Agreement, and Transfer Agent shall not seek confirmation, approval, instructions or other action from the Borrower to process such submissions by the Lender.

(c) The Transfer Agent shall have no liability to the Borrower hereunder for relying or acting on instructions from the Lender as hereby contemplated. Any Issuance Notice, Conversion Notice, or other instruction or request made by Lender hereunder, for removal of restrictive legends or otherwise, together with any supporting documentation delivered hereunder, shall constitute an irrevocable instruction to the Transfer Agent to process such notice or instruction in accordance with the terms thereof, and the Borrower hereby indemnifies and holds the Transfer Agent forever harmless of and from any action taken by the Transfer Agent in reliance upon instructions of the Lender as hereby provided. Any notices, instructions, opinions or other documents required hereunder may be transmitted by the Lender to the Transfer Agent by facsimile, e-mail or any other commercially reasonable method.

(d) The Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and Transfer Agent agrees and acknowledges that, even if the Borrower gives any such inconsistent instructions or orders, Transfer Agent shall disregard such instructions or orders and will not abide by any such instructions or orders, and Transfer Agent will act in accordance with the Lender's instructions as hereby contemplated and permitted.

(e) The Borrower shall not be entitled to, nor will the Transfer Agent grant a suspension or delay in undertaking of its obligations hereunder for any time period in order for the Borrower to review any matters contemplated herein with its counsel, to obtain a court order or its equivalent in order to prevent the Transfer Agent from acting hereunder, or to otherwise allow the Borrower, through any tactic, maneuver, or strategy, to impair, hinder, delay or prevent Transfer Agent from timely acting in accordance with the Lender's instructions as hereby contemplated and permitted within the time periods herein provided.

(f) The Borrower and the Transfer Agent hereby acknowledge and confirm that Transfer Agent's compliance with the terms of this Agreement does not and will not in any way prohibit the Transfer Agent from satisfying any and all responsibilities and duties it may owe to the Borrower.

(g) The Transfer Agent, within one (1) business day after request of the Lender, and without instruction, approval, confirmation or other action by the Borrower, will provide to the Lender the total number of authorized shares of the Borrower's Common Stock, as well as the current outstanding shares of the Borrower's Common Stock as of the date of the request.

(h) Any issuance of Borrower's Common Stock required or permitted hereunder, or under the terms of the Credit Agreement and other Loan Documents, may be issued to Lender, or to Lender's designee or nominee, and to the extent Lender elects to have such issuance to Lender's nominee or designee, Transfer Agent agrees to issue any such shares of Borrower's Common Stock to Lender's nominee or designee, only upon a written instruction from Lender, and without the need for stock powers, or any medallion guaranty signatures or other requirements other than Lender's written instruction to issue the shares to Lender's nominee or designee.

4. Replacement of Transfer Agent. The Borrower hereby agrees that it shall not replace the Transfer Agent as the Borrower's transfer agent without the prior written consent of the Lender. The Borrower agrees that, in the event the Transfer Agent resigns as the Borrower's transfer agent, the Borrower will engage a suitable replacement transfer agent that has agreed to serve as transfer agent and to be bound by the terms and conditions of this Agreement within ten (10) business days of the resignation of the Transfer Agent. The Borrower's obligation to obtain a suitable replacement transfer agent shall not affect the current Transfer Agent's ability to resign.

5. Miscellaneous.

(a) Material Inducement. The Borrower acknowledges that the Lender is relying on the representations and covenants made by the Borrower and the Transfer Agent hereunder and such representations and covenants are a material inducement to the Lender entering into the Credit Agreement. The Borrower further acknowledges that without such representations and covenants of the Borrower and Transfer Agent made hereunder, the Lender would not enter into the Credit Agreement.

(b) Injunction and Specific Performance. The Borrower and Transfer Agent each specifically acknowledges and agrees that in the event of a breach or threatened breach by either the Borrower or the Transfer Agent of any provision hereof, the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Agreement by the Borrower or the Transfer Agent, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being

required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

(c) Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Borrower:	Arrayit Corporation 927 Thompson Place Sunnyvale, CA 94085 Attn: Rene Ann Schena, CEO E-Mail: rene@arrayit.com
If to the Lender:	TCA Global Credit Master Fund, LP 3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada 89169 Attention: Robert Press, Director E-Mail: bpress@tcaglobalfund.com
With a copy to:	TCA Global Credit Master Fund, LP 19950 W. Country Club Dr., First Floor Aventura, FL 33180 Attention: Robert Press, Director E-Mail: bpress@tcaglobalfund.com
With a copy to:	David Kahan, P.A. 6420 Congress Ave., Suite 1800 Boca Raton, FL 33487 Attn: David Kahan, Esq. Telephone: (561) 672-8330 Facsimile: (561) 672-8301 E-Mail: david@dkpalaw.com
If to the Transfer Agent:	Standard Registrar and Transfer Co., Inc. 12528 South 1840 East Street Draper, UT 84020 Attn: ____________________ E-Mail: ____________________

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile, by e-mail or other method of delivery, but shall be deemed to have been given only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the receiving party has received such notice.

(d) Applicable Law and Consent to Jurisdiction. The Borrower and Transfer Agent irrevocably agree that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement, or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a "mandatory" forum selection clause and governed by and interpreted consistent with Florida law. Borrower and Transfer Agent hereby consent to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. Borrower and Transfer Agent hereby waive personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to a borrower, as applicable, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the parties hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

(e) Severability. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(f) Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof.

(g) Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(h) Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(i) Prevailing Party. If any legal action or other proceeding is brought for the enforcement of this Agreement or any other Loan Documents, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement or any other Loan Documents, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party, reasonable attorneys' fees, court costs and all expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

ARRAYIT CORPORATION

By:______________________________
Name:____________________________
Title:_____________________________
Date:_____________________________

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd., its general partner

By: ______________________________
Robert Press, Director
Date: _____________________________

TRANSFER AGENT:

STANDARD REGISTRAR AND TRANSFER CO., INC.

By:______________________________
Name:____________________________
Title:_____________________________
Date:_____________________________

Exhibit D-1

Form of Pledge Agreement (wholly-owned Subs)

PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT ("**Agreement**") is made and entered into as of August 31, 2015, but made effective as of December 18, 2015, by and between **ARRAYIT CORPORATION**, a Nevada corporation (the "**Pledgor**"), and **TCA GLOBAL CREDIT MASTER FUND, LP**, a Cayman Islands limited partnership (the "**Secured Party**"), with the joinder of **DAVID KAHAN, P.A.** ("**Escrow Agent**").

RECITALS

WHEREAS, the Secured Party has made certain financial accommodations for the benefit of the Pledgor pursuant to that certain Credit Agreement of even date herewith among the Pledgor and Secured Party, among others (the "**Credit Agreement**"); and

WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Pledgor's Obligations to the Secured Party, or any successor to the Secured Party, under the Credit Agreement and all other Loan Documents, Pledgor has agreed to irrevocably pledge to the Secured Party all of its interest in the capital stock of each of its Subsidiaries, consisting of 100% of the issued and outstanding stock of **TELECHEM INTERNATIONAL, INC.**, a Nevada corporation and 98% of the issued and outstanding stock of **ARRAYIT SCIENTIFIC SOLUTIONS, INC.**, a Nevada corporation (each of the foregoing entities hereinafter referred to individually as a "**Company**" and collectively as the "**Companies**")(such shares and/or membership interests of all such Companies hereinafter referred to as the "**Pledged Securities**");

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals, Construction and Defined Terms. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference. In this Agreement, unless the express context otherwise requires: (i) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words "Section" or "Subsection" refer to the respective Sections and Subsections of this Agreement, and references to "Exhibit" or "Schedule" refer to the respective Exhibits and Schedules attached hereto; and (iii) wherever the word "include," "includes," "including" or words of similar import are used in this Agreement, such words will be deemed to be followed by the words "without limitation." All capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement, unless the context of this Agreement requires otherwise (provided that if a capitalized term used herein is defined in the Credit Agreement and separately defined in this Agreement, the meaning of such term as defined in this Agreement shall control for purposes of this Agreement).

2. Pledge. In order to secure the full and timely payment and performance of all of the Pledgor's Obligations to the Secured Party under the Loan Documents, the Pledgor hereby transfers, pledges, assigns, sets over, delivers and grants to the Secured Party a continuing lien and security interest in and to all of the following property of Pledgor, both now owned and existing and hereafter created, acquired and arising (all being collectively hereinafter referred to as the "**Collateral**") and all right, title and interest of Pledgor in and to the Collateral, to-wit:

    (a) the Pledged Securities owned by Pledgor;

(b) any certificates representing or evidencing the Pledged Securities, if any;

(c) any and all distributions thereon, and cash and non-cash proceeds and products thereof, including all dividends, cash, distributions, income, profits, instruments, securities, stock dividends, distributions of capital stock or other securities of the Companies and all other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon conversion of the Pledged Securities, whether in connection with stock splits, recapitalizations, merger, conversions, combinations, reclassifications, exchanges of securities or otherwise; and

(d) any and all voting, management, and other rights, powers and privileges accruing or incidental to an owner of the Pledged Securities and the other property referred to in subsections 2(a) through 2(c) above.

3. Transfer of Pledged Securities. Simultaneously with the execution of this Agreement, Pledgor shall deliver to the Escrow Agent: (i) if the Pledged Securities are evidenced by physical certificates, then all original certificates representing or evidencing the Pledged Securities, together with undated, irrevocable and duly executed assignments or stock powers thereof in form and substance acceptable to Secured Party (together with medallion guaranteed signatures, if required by Secured Party), executed in blank by Pledgor; (ii) if the Pledged Securities are not represented by physical certificates, then undated, irrevocable and duly executed assignment instruments in form and substance acceptable to Secured Party, executed in blank by Pledgor; and (iii) all other property, instruments, documents and papers comprising, representing or evidencing the Collateral, or any part thereof, together with proper instruments of assignment or endorsement, as Secured Party may request or require, duly executed by Pledgor (collectively, the "**Transfer Documents**"). The Pledged Securities and other Transfer Documents (collectively, the "**Pledged Materials**") shall be held by the Escrow Agent pursuant to this Agreement until the full payment and performance of all of the Obligations, the termination or expiration of this Agreement, or delivery of the Pledged Materials in accordance with this Agreement. In addition, all non-cash dividends, dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution of any of the Companies, instruments, securities and any other distributions, whether paid or payable in cash or otherwise, made on or in respect of the Pledged Securities, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock or other securities of the Companies, or received in exchange for the Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition, or other exchange of assets to which the Companies may be a party or otherwise, or any other property that constitutes part of the Collateral from time to time, including any additional certificates representing any portion of the Collateral hereafter acquired by the Pledgor, shall be immediately delivered or cause to be delivered by Pledgor to the Escrow Agent in the same form as so received, together with proper instruments of assignment or endorsement duly executed by Pledgor.

4. Security Interest Only. The security interests in the Collateral granted to Secured Party hereunder are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

5. Record Owner of Collateral. Until an "Event of Default" (as hereinafter defined) under this Agreement shall occur, the Pledged Securities shall remain registered in the name of the Pledgor. Pledgor will promptly give to the Secured Party copies of any notices or other communications received by it and with respect to Collateral registered in the name of Pledgor.

6. Rights Related to Pledged Securities. Subject to the terms of this Agreement, unless and until an Event of Default under this Agreement shall occur:

(a) Pledgor shall be entitled to exercise any and all voting, management, and other rights, powers and privileges accruing to an owner of the Pledged Securities, or any part thereof, for any purpose consistent with the terms of this Agreement; provided, however, such action would not materially and adversely affect the rights inuring to Secured Party under any of the Loan Documents, or adversely affect the remedies of the Secured Party under any of the Loan Documents, or the ability of the Secured Party to exercise same.

(b) Upon the occurrence of an Event of Default, all rights of the Pledgor in and to the Pledged Securities and all other Collateral shall cease and all such rights shall immediately vest in Secured Party, as may be determined by Secured Party, although Secured Party shall not have any duty to exercise such rights or be required to sell or to otherwise realize upon the Collateral, as hereinafter authorized, or to preserve the same, and Secured Party shall not be responsible for any failure to do so or delay in doing so. To effectuate the foregoing, Pledgor hereby grants to Secured Party a proxy to vote the Pledged Securities for and on behalf of Pledgor, which proxy is irrevocable and coupled with an interest and which proxy shall be effective upon the occurrence of any Event of Default. Such proxy shall remain in effect so long as the Obligations remain outstanding. The Companies hereby agree that any vote by Pledgor in violation of this Section 6 shall be null, void and of no force or effect. Furthermore, all dividends or other distributions received by the Pledgor shall be subject to delivery to Escrow Agent in accordance with Section 3 above, and until such delivery, any of such dividends and other distributions shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to Escrow Agent in accordance with Section 3 above.

7. Release of Pledged Securities. Upon the timely payment in full of all of the Obligations in accordance with the terms thereof, Secured Party shall notify the Escrow Agent in writing to such effect. Upon receipt of such written notice, the Escrow Agent shall return all of the Pledged Materials in Escrow Agent's possession to the Pledgor, whereupon any and all rights of Secured Party in and to the Pledged Materials and all other Collateral shall be terminated.

8. Representations, Warranties, and Covenants of the Pledgor and the Companies. The Pledgor and each of the Companies hereby covenant, warrant and represent, for the benefit of the Secured Party, as follows (the following representations and warranties shall be made as of the date of this Agreement and as of each date when Pledged Securities are delivered to Escrow Agent hereunder, as applicable):

(a) The Pledged Securities are free and clear of any and all Liens, other than as created by this Agreement.

(b) The Pledged Securities have been duly authorized and are validly issued, fully paid and non-assessable, and are subject to no options to purchase, or any similar rights or to any restrictions on transferability.

(c) Each certificate or document of title constituting the Pledged Securities is genuine in all respects and represents what it purports to be.

(d) By virtue of the execution and delivery of this Agreement and upon delivery to Escrow Agent of the Pledged Securities in accordance with this Agreement, Secured Party will have a

valid and perfected, first priority security interest in the Collateral, subject to no prior or other Liens of any nature whatsoever.

(e) Pledgor covenants, that for so long as this Agreement is in effect, Pledgor will defend the Collateral and the priority of Secured Party's security interests therein, at its sole cost and expense, against the claims and demands of all Persons at anytime claiming the same or any interest therein.

(f) At its option, Secured Party may pay, for Pledgor's account, any taxes (including documentary stamp taxes), Liens, security interests, or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party on demand for any payment made or expense incurred by Secured Party pursuant to the foregoing authorization. Any such amount, if not promptly paid upon demand therefor, shall accrue interest at the highest non-usurious rate permitted by applicable law from the date of outlay, until paid, and shall constitute an Obligation secured hereby.

(g) The Pledgor and the Companies acknowledge, represent and warrant that Secured Party is not an "affiliate" of the Pledgor or the Companies, as such term is used and defined under Rule 144 of the federal securities laws.

(h) The Pledged Securities constitute all of the securities owned, legally or beneficially, by the Pledgor, and such securities represent 100% of the issued and outstanding capital stock or other securities, on a fully diluted basis, of each of the Companies. At all times while this Agreement remains in effect, the Pledged Securities shall constitute and represent 100% of the issued and outstanding shares of the capital stock or other securities of each of the Companies, on a fully-diluted basis.

(i) The Companies and the Pledgor hereby authorize Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever. The Companies and Pledgor hereby irrevocably authorize Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements, amendments, continuations and other documents in furtherance of the foregoing.

9. Events of Default. The occurrence of any one or more of the following events shall constitute an "**Event of Default**" hereunder:

(a) Default. The occurrence of any breach, default or "Event of Default" (as such term may be defined in any Loan Documents), after applicable notice and cure periods, under any of the Loan Documents.

(b) Covenants and Agreements. The failure of Pledgor or the Companies to perform, observe or comply with any and all of the covenants, promises and agreements of the Pledgor and the Companies in this Agreement, which such failure is not cured by the Pledgor or the Companies within ten (10) days after receipt of written notice thereof from Secured Party, except that there shall be no notice or cure period with respect to any failure to pay any sums due under or as part of the Obligations (provided that if the failure to perform or default in performance is not capable of being cured, in Secured Party's sole discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

(c) Information, Representations and Warranties. If any representation or warranty made herein or in any other Loan Documents, or if any information contained in any financial statement, application, schedule, report or any other document given by the Companies to Secured Party in connection with the Obligations, with the Collateral, or with the Loan Documents, is not in all material respects true, accurate and complete, or if the Pledgor or the Companies omitted to state any material fact or any fact necessary to make such information not misleading.

10. Rights and Remedies. Subject at all times to the Uniform Commercial Code as then in effect in the State governing this Agreement, the Secured Party shall have the following rights and remedies upon the occurrence and continuation of an Event of Default:

(a) Upon and anytime after the occurrence and continuation of an Event of Default, the Secured Party shall have the right to acquire the Pledged Securities and all other Collateral in accordance with the following procedure: (i) the Secured Party shall provide written notice of such Event of Default (the "**Default Notice**") to the Escrow Agent, with a copy to the Pledgor and the Companies; (ii) as soon as practicable after receipt of a Default Notice, the Escrow Agent shall deliver the Pledged Securities and all other Collateral, along with the applicable Transfer Documents, to the Secured Party.

(b) Upon receipt of the Pledged Securities and other Collateral issued to the Secured Party, the Secured Party shall have the right to, without notice or demand to Pledgor or the Companies: (i) sell the Collateral and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Secured Party by the Companies under the Loan Documents, including outstanding principal, interest, legal fees, and any other amounts owed to the Secured Party; and (ii) exercise in any jurisdiction in which enforcement hereof is sought, any rights and remedies available to Secured Party under the provisions of any of the Loan Documents, the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the State governing this Agreement, and all other rights and remedies available to the Secured Party, under equity or applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently. In furtherance of the foregoing rights and remedies:

(i) Secured Party may sell the Pledged Securities, or any part thereof, or any other portion of the Collateral, in one or more sales, at public or private sale, conducted by any agent of, or auctioneer or attorney for Secured Party, at Secured Party's place of business or elsewhere, or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices, all as Secured Party may deem appropriate. Secured Party may be a purchaser at any such sale of any or all of the Collateral so sold. In the event Secured Party is a purchaser at any such sale, Secured Party may apply to such purchase all or any portion of the sums then due and owing by the Companies to Secured Party under any of the Loan Documents or otherwise, and the Secured Party may, upon compliance with the terms of the sale, hold, retain and dispose of such property without further accountability to the Pledgor or the Companies therefore. Secured Party is authorized, in its absolute discretion, to restrict the prospective bidders or purchasers of any of the Collateral at any public or private sale as to their number, nature of business and investment intention, including the restricting of bidders or purchasers to one or more persons who represent and agree, to the satisfaction of Secured Party, that they are purchasing the Collateral, or any part thereof, for their own account, for investment, and not with a view to the distribution or resale of any of such Collateral.

(ii) Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to each purchaser thereof the Collateral so sold to such purchaser. Each purchaser (including Secured Party) at any such sale shall, to the full extent permitted by law, hold the Collateral so purchased

absolutely free from any claim or right whatsoever, including, without limitation, any equity or right of redemption of the Pledgor, who, to the full extent that it may lawfully do so, hereby specifically waives all rights of redemption, stay, valuation or appraisal which she now has or may have under any rule of law or statute now existing or hereafter adopted.

(iii) At any such sale, the Collateral may be sold in one lot as an entirety, in separate blocks or individually as Secured Party may determine, in its sole and absolute discretion. Secured Party shall not be obligated to make any sale of any Collateral if it shall determine in its sole and absolute discretion, not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Secured Party may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication.

(iv) The Pledgor and the Companies acknowledge that compliance with applicable federal and state securities laws (including, without limitation, the Securities Act of 1933, as amended, blue sky or other state securities laws or similar laws now or hereafter existing analogous in purpose or effect) might very strictly limit or restrict the course of conduct of Secured Party if Secured Party were to attempt to sell or otherwise dispose of all or any part of the Collateral, and might also limit or restrict the extent to which or the manner in which any subsequent transferee of any such securities could sell or dispose of the same. The Pledgor and the Companies further acknowledge that under applicable laws, Secured Party may be held to have certain general duties and obligations to the Pledgor, as pledgors of the Collateral, or the Companies, to make some effort toward obtaining a fair price for the Collateral even though the obligations of the Pledgor and the Companies may be discharged or reduced by the proceeds of sale at a lesser price. The Pledgor and the Companies understand and agree that, to the extent allowable under applicable law, Secured Party is not to have any such general duty or obligation to the Pledgor or the Companies, and neither the Pledgor nor the Companies will attempt to hold Secured Party responsible for selling all or any part of the Collateral at an inadequate price even if Secured Party shall accept the first offer received or does not approach more than one possible purchaser. Without limiting their generality, the foregoing provisions would apply if, for example, Secured Party were to place all or any part of such securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of such securities for its own account, or if Secured Party placed all or any part of such securities privately with a purchaser or purchasers.

(c) To the extent that the net proceeds received by the Secured Party are insufficient to satisfy the Obligations in full, the Secured Party shall be entitled to a deficiency judgment against each Company and any other Person obligated for the Obligations for such deficiency amount. The Secured Party shall have the absolute right to sell or dispose of the Collateral, or any part thereof, in any manner it sees fit and shall have no liability to the Pledgor, the Companies, or any other party for selling or disposing of such Collateral even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Companies and any other Person obligated for the Obligations shall remain liable for all deficiencies and shortfalls, if any, that may exist after the Secured Party has exhausted all remedies hereunder.

(d) Each right, power and remedy of the Secured Party provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by the Secured Party of all such other rights, powers or

remedies, and no failure or delay on the part of the Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other further action in any circumstances without demand or notice. The Secured Party shall have the full power to enforce or to assign or contract its rights under this Agreement to a third party.

(e) In addition to all other remedies available to the Secured Party, upon the issuance of the Pledged Securities to the Secured Party after an Event of Default, Pledgor and the Companies each agree to: (i) take such action and prepare, distribute and/or file such documents and papers, as are required or advisable in the opinion of Secured Party and/or its counsel, to permit the sale of the Pledged Securities, whether at public sale, private sale or otherwise, including, without limitation, issuing, or causing its counsel to issue, any opinion of counsel for Pledgor or the Companies required to allow the Secured Party to sell the Pledged Securities or any other Collateral under Rule 144; (ii) to bear all costs and expenses of carrying out its obligations under this Section 8(e), which shall be a part of the Obligations secured hereby; and (iv) that there is no adequate remedy at law for the failure by the Pledgor and the Companies to comply with the provisions of this Section 8(e) and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this subsection may be specifically enforced.

11. Concerning the Escrow Agent.

(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Escrow Agent agrees to release any property held by it hereunder (the "**Escrowed Property**") in accordance with the terms and conditions set forth in this Agreement.

(b) The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrowed Property, and for the disposition of the same in accordance with this Agreement. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

(c) Escrow Agent shall hold in escrow, pursuant to this Agreement, the Escrowed Property actually delivered and received by Escrow Agent hereunder, but Escrow Agent shall not be obligated to ascertain the existence of (or initiate recovery of) any other property that may be part or portion of the Collateral, or to become or remain informed with respect to the possibility or probability of additional Collateral being realized upon or collected at any time in the future, or to inform any parties to this Agreement or any third party with respect to the nature and extent of any Collateral realized and received by Escrow Agent (except upon the written request of such party), or to monitor current market values of the Collateral. Further, Escrow Agent shall not be obligated to proceed with any action or inaction based on information with respect to market values of the Collateral which Escrow Agent may in any manner learn, nor shall Escrow Agent be obligated to inform the parties hereto or any third party with respect to market values of any of the Collateral at any time, Escrow Agent having no duties with respect

to investment management or information, all parties hereto understanding and intending that Escrow Agent's responsibilities are purely ministerial in nature. Any reduction in the market value or other value of the Collateral while deposited with Escrow Agent shall be at the sole risk of Pledgor and Secured Party. If all or any portion of the Escrowed Property is in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof, nor responsible to enforce collection thereof.

(d) In the event instructions from Secured Party, Pledgor, or any other Person would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Agreement. Secured Party, Pledgor and the Companies, jointly and severally, each hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature (collectively, the "**Claims**"), which it may incur or with which it may be threatened, directly or indirectly, arising from or in any way connected with this Agreement or which may result from Escrow Agent's following of instructions from Secured Party, Pledgor or the Companies, and in connection therewith, indemnifies Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit, or proceeding or resisting any Claim, whether or not litigation is instituted, unless any such Claims arise as a result of Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall be vested with a lien on all Escrowed Property under the terms of this Agreement, for indemnification, attorneys' fees, court costs and all other costs and expenses arising from any suit, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Pledgor, the Companies, Secured Party, or any third party as to the correct interpretation of this Agreement, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any action, suit or proceeding, to hold any property hereunder until and unless said additional expenses, fees and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor and the Companies, jointly and severally.

(e) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Secured Party, the Companies, Pledgor or from third persons with respect to the Escrowed Property, which, in Escrow Agent's sole opinion, are in conflict with each other or with any provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Pledgor, the Companies and Secured Party and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, deposit the Escrowed Property with a court having jurisdiction over this Agreement, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor, the Companies and Secured Party for all costs, including reasonable attorneys' fees, in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent shall, at its sole option, either: (i) tender the Collateral in its possession to the registry of the appropriate court; or (ii) disburse the Collateral in its possession in accordance with the court's ultimate disposition of the case, and Secured Party, the Companies and Pledgor hereby, jointly and

severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

(f) The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor, the Companies and Secured Party, jointly and severally) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(g) The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed by Secured Party and Pledgor within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

(h) Conflict Waiver. The Pledgor and each Company hereby acknowledges that the Escrow Agent is counsel to the Secured Party in connection with the transactions contemplated and referred herein. The Pledgor and the Companies agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Secured Party and neither the Pledgor, nor the Companies, will seek to disqualify such counsel and each of them waives any objection Pledgor or the Companies might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement. Pledgor, the Companies and Secured Party acknowledge and agree that nothing in this Agreement shall prohibit Escrow Agent from: (i) serving in a similar capacity on behalf of others; or (ii) acting in the capacity of attorneys for one or more of the parties hereto in connection with any matter.

12. Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Loan Documents, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, Pledgor and the Companies shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Loan Documents, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Loan Documents, then Pledgor and the Companies shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

13. Irrevocable Authorization and Instruction. If applicable, Pledgor and the Companies hereby authorize and instruct the transfer agent for the Companies (or transfer agents if there is more than one) to comply with any instruction received by it from Secured Party in writing that: (i) states that an Event of Default hereunder exists or has occurred; and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor or the Companies, and Pledgor and the Companies agree that such transfer agents shall be fully protected in so complying with any such instruction from Secured Party.

14. Appointment as Attorney-in-Fact. Each of the Companies and Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of Pledgor or the Companies, as applicable, and in the name of Pledgor, the Companies, or in the name of Secured Party, as applicable, from time to time in the discretion of Secured Party, so long as

an Event of Default hereunder exists, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including any financing statements, endorsements, assignments or other instruments of transfer. Pledgor and the Companies each hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 14. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are paid and performed in full.

15. Continuing Obligation of Pledgor and the Companies. The obligations, covenants, agreements and duties of the Pledgor and the Companies under this Agreement shall in no way be affected or impaired by: (i) the modification or amendment (whether material or otherwise) of any of the obligations of the Pledgor or the Companies or any other Person, as applicable; (ii) the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or other similar proceedings affecting the Companies, Pledgor or any other Person, as applicable; (iii) the release of the Companies, Pledgor or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any Loan Documents, by the operation of law or otherwise, including the release of the Companies' or Pledgor's obligation to pay interest or attorney's fees.

Pledgor and the Companies further agree that Secured Party may take other guaranties or collateral or security to further secure the Obligations, and consent that any of the terms, covenants and conditions contained in any of the Loan Documents may be renewed, altered, extended, changed or modified by Secured Party or may be released by Secured Party, without in any manner affecting this Agreement or releasing Pledgor herefrom, and Pledgor shall continue to be liable hereunder to pay and perform pursuant hereto, notwithstanding any such release or the taking of such other guaranties, collateral or security. This Agreement is additional and supplemental to any and all other guarantees, security agreements or collateral heretofore and hereafter executed by Pledgor and the Companies for the benefit of Secured Party, whether relating to the indebtedness evidenced by any of the Loan Documents or not, and shall not supersede or be superseded by any other document or guaranty executed by Pledgor, the Companies or any other Person for any purpose. Pledgor and the Companies hereby agree that Pledgor, the Companies, and any additional parties who may become liable for repayment of the sums due under the Loan Documents, may hereafter be released from their liability hereunder and thereunder; and Secured Party may take, or delay in taking or refuse to take, any and all action with reference to any of the Loan Documents (regardless of whether same might vary the risk or alter the rights, remedies or recourses of Pledgor), including specifically the settlement or compromise of any amount allegedly due thereunder, all without notice to, consideration to or the consent of the Pledgor, and without in any way releasing, diminishing or affecting in any way the absolute nature of Pledgor's obligations and liabilities hereunder.

No delay on the part of the Secured Party in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights. Pledgor and each Company hereby waives any and all legal requirements, statutory or otherwise, that Secured Party shall institute any action or proceeding at law or in equity or exhaust its rights, remedies and recourses against Pledgor, any Company or anyone else with respect to the Loan Documents, as a condition precedent to bringing an action against Pledgor or any Company upon this Agreement or as a condition precedent to Secured Party's rights to sell the Pledged Securities or any other Collateral. Pledgor and each Company agrees that Secured Party may simultaneously maintain an action upon this Agreement and an action or proceeding upon the Loan Documents. All remedies afforded by reason of this Agreement are separate and cumulative remedies and may be exercised serially, simultaneously and in any order, and the exercise of any of such remedies shall not be deemed an exclusion of the other remedies and shall in no way limit or prejudice any other contractual, legal, equitable or statutory remedies which Secured Party may have in the Pledged

Securities, any other Collateral, or under the Loan Documents. Until the Obligations, and all extensions, renewals and modifications thereof, are paid in full, and until each and all of the terms, covenants and conditions of this Agreement are fully performed, Pledgor shall not be released by any act or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay of Secured Party or any obligation or agreement between any Company or their successors or assigns, and the then holder of the Loan Documents, relating to the payment of any sums evidenced or secured thereby or to any of the other terms, covenants and conditions contained therein, and Pledgor hereby expressly waive and surrender any defense to liability hereunder based upon any of the foregoing acts, things, agreements or waivers, or any of them. Pledgor and each Company also waives any defense arising by virtue of any disability, insolvency, bankruptcy, lack of authority or power or dissolution of Pledgor or any Company, even though rendering the Loan Documents void, unenforceable or otherwise uncollectible, it being agreed that Pledgor and each Company shall remain liable hereunder, regardless of any claim which Pledgor or any Company might otherwise have against Secured Party by virtue of Secured Party's invocation of any right, remedy or recourse given to it hereunder or under the Loan Documents. In addition, Pledgor waives and renounces any right of subrogation, reimbursement or indemnity whatsoever, and any right of recourse to security for the Obligations of the Companies to Secured Party, unless and until all of said Obligations have been paid in full to Secured Party.

16. Miscellaneous.

(a) Performance for Pledgor or the Companies. The Pledgor and the Companies agree and hereby acknowledge that Secured Party may, in Secured Party's sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Companies or Pledgor, without prior notice to the Pledgor or the Companies, in order to insure the Companies' and Pledgor's compliance with any covenant, warranty, representation or agreement of the Pledgor or the Companies made in or pursuant to this Agreement or the other Loan Documents, to continue or complete, or cause to be continued or completed, performance of the Pledgor's and the Companies' obligations under any contracts of the Pledgor or the Companies, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement or the other Loan Documents; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Pledgor or the Companies of any such Event of Default. The Pledgor and the Companies, respectively and as applicable, shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate permitted by applicable law. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party's security interest hereunder and the payment of all other Obligations.

(b) Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement or the other Loan Documents, all Collateral and proceeds of Collateral coming into Secured Party's possession may be applied by Secured Party (after payment of any costs, fees and other amounts incurred by Secured Party in connection therewith) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole discretion. Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Companies shall be jointly and severally liable for the deficiency, together with interest thereon at the

highest rate permitted by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(c) Waivers by Pledgor and the Companies. Each of the Companies and the Pledgor hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Pledgor and the Companies against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party's rights or remedies hereunder, under any other Loan Documents or under applicable law; (iii) all claims of the Pledgor and the Companies for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party's rights or remedies hereunder, under the other Loan Documents or under applicable law; (iv) all rights of redemption of the Pledgor with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of non-payment and all exemptions applicable to any of the Collateral or the Pledgor or the Companies; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Pledgor or the Companies by Secured Party; (viii) settlement, compromise or release of the obligations of any person or entity primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Pledgor or the Companies to demand that Secured Party release account debtors or other persons or entities liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Pledgor and the Companies agree that Secured Party may exercise any or all of its rights and/or remedies hereunder and under any other Loan Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

(d) Waivers by Secured Party. No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder or under any other Loan Documents or under applicable law, shall operate as a waiver thereof.

(e) Secured Party's Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Pledgor or the Companies by Secured Party.

(f) Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement or any other Loan Documents, and no consent by Secured Party to any departure by the Pledgor or the Companies therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Pledgor or the Companies in any case shall entitle Pledgor or the Companies to any other or further notice or demand in the same, similar or other circumstances.

(g) Notices. All notices of request, demand and other communications hereunder shall be addressed, sent and deemed delivered in accordance with the Credit Agreement, including delivery of any such notices or communications to the Pledgor on behalf of the Companies, which the each Company hereby agrees and acknowledges shall be valid and effective notice to the Companies hereunder.

(h) Applicable Law and Consent to Jurisdiction. The Pledgor, the Companies and the Secured Party each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida; provided, however, Secured Party may, at Secured Party's sole option, elect to bring any action in any other jurisdiction. This provision is intended to be a "mandatory" forum selection clause and governed by and interpreted consistent with Florida law. The Pledgor, the Companies and Secured Party each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county (or to any other jurisdiction or venue, if Secured Party so elects), and each waives any objection based on forum non conveniens. The Pledgor and the Companies each hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Pledgor or the Companies, as applicable, as set forth herein and in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, this Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws.

(i) Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof, and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Secured Party which could give rise to any Obligations. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, such assignment shall be binding upon and recognized by the Pledgor. All covenants, agreements, representations and warranties by or on behalf of the Pledgor or the Companies which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. Neither the Pledgor, nor the Companies, may assign this Agreement or delegate any of their respective rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party's sole and absolute discretion.

(j) Severability. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(k) Merger and Integration. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

(l) WAIVER OF JURY TRIAL. THE PLEDGOR AND THE COMPANIES EACH HEREBY: (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (ii) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE PLEDGORS, ANY COMPANY AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY

TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PLEDGORS AND THE COMPANIES AND THE PLEDGOR AND THE COMPANIES HEREBY AGREE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PLEDGORS, THE COMPANIES AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE PLEDGORS AND THE COMPANIES REPRESENT AND WARRANT THAT EACH OF THEM HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(m) Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof.

(n) Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o) Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require. The word "Company" or "Companies" shall mean all of the undersigned Persons.

(p) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement, including the execution and filing of UCC-1 Financing Statements in any jurisdiction as Secured Party may require.

(q) Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties' obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(r) Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(s) Prevailing Party. If any legal action or other proceeding is brought for the enforcement of this Agreement or any other Loan Documents, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement or any other Loan Documents, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party, reasonable attorneys' fees, court costs and all expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

(t) Costs and Expenses. The Pledgor and the Companies, jointly and severally, agree to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Pledgor or the Companies to perform or observe any of the provisions hereof. Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under any Loan Documents or under applicable law, as well as such portion of Secured Party's overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party's sole but reasonable discretion. All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate allowed by law. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party's security interest hereunder and the payment of all Obligations.

(u) Joint and Several Liability. The liability of Pledgor shall be joint and several with the liability of the Companies and any other Person liable for the Obligations. The liability of any Company shall also be joint and several with the liability of all other Companies under this Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGOR:

ARRAYIT CORPORATION, a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

STATE OF ____________)
SS.
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2015 by ________________, who is the ________________ of Arrayit Corporation, on behalf of such entity. He/She is personally known to me or has produced ________________________ as identification.

My Commission Expires:

____
Notary Public

____
Name of Notary typed or printed

COMPANIES:

TELECHEM INTERNATIONAL, INC.,
a Nevada corporation

By: ______________________
Name: ______________________
Title: ______________________

ARRAYIT SCIENTIFIC SOLUTIONS, INC., a Nevada corporation

By: ______________________
Name: ______________________
Title: ______________________

STATE OF __________)
SS.
COUNTY OF __________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2015 by ______________, who is the ______________ of the above entities, on behalf of such entities. He/She is personally known to me or has produced ______________________ as identification.

My Commission Expires:

____
Notary Public

____
Name of Notary typed or printed

SECURED PARTY:

TCA GLOBAL CREDIT MASTER FUND, LP

By: **TCA Global Credit Fund GP, Ltd.**
Its: **General Partner**

By: ______________________
Robert Press, Director

Exhibit D-2

Form of Pledge Agreement (Avant)

PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT ("**Agreement**") is made and entered into as of August 31, 2015, but made effective as of December 18, 2015, by and between **ARRAYIT CORPORATION**, a Nevada corporation (the "**Pledgor**"), and **TCA GLOBAL CREDIT MASTER FUND, LP**, a Cayman Islands limited partnership (the "**Secured Party**"), with the joinder of **DAVID KAHAN, P.A.** ("**Escrow Agent**").

RECITALS

WHEREAS, the Secured Party has made certain financial accommodations for the benefit of the Pledgor pursuant to that certain Credit Agreement of even date herewith among the Pledgor and Secured Party, among others (the "**Credit Agreement**"); and

WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Pledgor's Obligations to the Secured Party, or any successor to the Secured Party, under the Credit Agreement and all other Loan Documents, Pledgor has agreed to irrevocably pledge to the Secured Party all of its interest in the capital stock of **AVANT DIAGNOSTICS, INC.**, a Nevada corporation (the "**Company**"), which represents a 41.7% ownership interest in the Company (such shares in the Company hereinafter referred to as the "**Pledged Securities**");

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals, Construction and Defined Terms. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference. In this Agreement, unless the express context otherwise requires: (i) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words "Section" or "Subsection" refer to the respective Sections and Subsections of this Agreement, and references to "Exhibit" or "Schedule" refer to the respective Exhibits and Schedules attached hereto; and (iii) wherever the word "include," "includes," "including" or words of similar import are used in this Agreement, such words will be deemed to be followed by the words "without limitation." All capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement, unless the context of this Agreement requires otherwise (provided that if a capitalized term used herein is defined in the Credit Agreement and separately defined in this Agreement, the meaning of such term as defined in this Agreement shall control for purposes of this Agreement).

2. Pledge. In order to secure the full and timely payment and performance of all of the Pledgor's Obligations to the Secured Party under the Loan Documents, the Pledgor hereby transfers, pledges, assigns, sets over, delivers and grants to the Secured Party a continuing lien and security interest in and to all of the following property of Pledgor, both now owned and existing and hereafter created, acquired and arising (all being collectively hereinafter referred to as the "**Collateral**") and all right, title and interest of Pledgor in and to the Collateral, to-wit:

(a) the Pledged Securities owned by Pledgor;

(b) any certificates representing or evidencing the Pledged Securities, if any;

(c) any and all distributions thereon, and cash and non-cash proceeds and products thereof, including all dividends, cash, distributions, income, profits, instruments, securities, stock

dividends, distributions of capital stock or other securities of the Company and all other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon conversion of the Pledged Securities, whether in connection with stock splits, recapitalizations, merger, conversions, combinations, reclassifications, exchanges of securities or otherwise; and

(d) any and all voting, management, and other rights, powers and privileges accruing or incidental to an owner of the Pledged Securities and the other property referred to in subsections 2(a) through 2(c) above.

3. Transfer of Pledged Securities. Simultaneously with the execution of this Agreement, Pledgor shall deliver to the Escrow Agent: (i) if the Pledged Securities are evidenced by physical certificates, then all original certificates representing or evidencing the Pledged Securities, together with undated, irrevocable and duly executed assignments or stock powers thereof in form and substance acceptable to Secured Party (together with medallion guaranteed signatures, if required by Secured Party), executed in blank by Pledgor; (ii) if the Pledged Securities are not represented by physical certificates, then undated, irrevocable and duly executed assignment instruments in form and substance acceptable to Secured Party, executed in blank by Pledgor; and (iii) all other property, instruments, documents and papers comprising, representing or evidencing the Collateral, or any part thereof, together with proper instruments of assignment or endorsement, as Secured Party may request or require, duly executed by Pledgor (collectively, the "**Transfer Documents**"). The Pledged Securities and other Transfer Documents (collectively, the "**Pledged Materials**") shall be held by the Escrow Agent pursuant to this Agreement until the full payment and performance of all of the Obligations, the termination or expiration of this Agreement, or delivery of the Pledged Materials in accordance with this Agreement. In addition, all non-cash dividends, dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution of any of the Company's, instruments, securities and any other distributions, whether paid or payable in cash or otherwise, made on or in respect of the Pledged Securities, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock or other securities of the Company, or received in exchange for the Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition, or other exchange of assets to which the Company may be a party or otherwise, or any other property that constitutes part of the Collateral from time to time, including any additional certificates representing any portion of the Collateral hereafter acquired by the Pledgor, shall be immediately delivered or cause to be delivered by Pledgor to the Escrow Agent in the same form as so received, together with proper instruments of assignment or endorsement duly executed by Pledgor.

4. Security Interest Only. The security interests in the Collateral granted to Secured Party hereunder are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

5. Record Owner of Collateral. Until an "Event of Default" (as hereinafter defined) under this Agreement shall occur, the Pledged Securities shall remain registered in the name of the Pledgor. Pledgor will promptly give to the Secured Party copies of any notices or other communications received by it and with respect to Collateral registered in the name of Pledgor.

6. Rights Related to Pledged Securities. Subject to the terms of this Agreement, unless and until an Event of Default under this Agreement shall occur:

(a) Pledgor shall be entitled to exercise any and all voting, management, and other rights, powers and privileges accruing to an owner of the Pledged Securities, or any part thereof, for any purpose consistent with the terms of this Agreement; provided, however, such action would not materially and adversely affect the rights inuring to Secured Party under any of the Loan Documents, or adversely

affect the remedies of the Secured Party under any of the Loan Documents, or the ability of the Secured Party to exercise same.

(b) Upon the occurrence of an Event of Default, all rights of the Pledgor in and to the Pledged Securities and all other Collateral shall cease and all such rights shall immediately vest in Secured Party, as may be determined by Secured Party, although Secured Party shall not have any duty to exercise such rights or be required to sell or to otherwise realize upon the Collateral, as hereinafter authorized, or to preserve the same, and Secured Party shall not be responsible for any failure to do so or delay in doing so. To effectuate the foregoing, Pledgor hereby grants to Secured Party a proxy to vote the Pledged Securities for and on behalf of Pledgor, which proxy is irrevocable and coupled with an interest and which proxy shall be effective upon the occurrence of any Event of Default. Such proxy shall remain in effect so long as the Obligations remain outstanding. Furthermore, all dividends or other distributions received by the Pledgor shall be subject to delivery to Escrow Agent in accordance with Section 3 above, and until such delivery, any of such dividends and other distributions shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to Escrow Agent in accordance with Section 3 above.

7. Release of Pledged Securities. Upon the timely payment in full of all of the Obligations in accordance with the terms thereof, Secured Party shall notify the Escrow Agent in writing to such effect. Upon receipt of such written notice, the Escrow Agent shall return all of the Pledged Materials in Escrow Agent's possession to the Pledgor, whereupon any and all rights of Secured Party in and to the Pledged Materials and all other Collateral shall be terminated.

8. Representations, Warranties, and Covenants of the Pledgor. The Pledgor hereby covenants, warrants and represents, for the benefit of the Secured Party, as follows (the following representations and warranties shall be made as of the date of this Agreement and as of each date when Pledged Securities are delivered to Escrow Agent hereunder, as applicable):

(a) The Pledged Securities are free and clear of any and all Liens, other than as created by this Agreement.

(b) The Pledged Securities have been duly authorized and are validly issued, fully paid and non-assessable, and are subject to no options to purchase, or any similar rights or to any restrictions on transferability.

(c) Each certificate or document of title constituting the Pledged Securities is genuine in all respects and represents what it purports to be.

(d) By virtue of the execution and delivery of this Agreement and upon delivery to Escrow Agent of the Pledged Securities in accordance with this Agreement, Secured Party will have a valid and perfected, first priority security interest in the Collateral, subject to no prior or other Liens of any nature whatsoever.

(e) Pledgor covenants, that for so long as this Agreement is in effect, Pledgor will defend the Collateral and the priority of Secured Party's security interests therein, at its sole cost and expense, against the claims and demands of all Persons at anytime claiming the same or any interest therein.

(f) At its option, Secured Party may pay, for Pledgor's account, any taxes (including documentary stamp taxes), Liens, security interests, or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party on demand for any payment made or expense incurred by Secured Party pursuant to the foregoing authorization. Any such amount, if not

promptly paid upon demand therefor, shall accrue interest at the highest non-usurious rate permitted by applicable law from the date of outlay, until paid, and shall constitute an Obligation secured hereby.

(g) The Pledgor acknowledges, represents and warrants that Secured Party is not an "affiliate" of the Pledgor or the Company, as such term is used and defined under Rule 144 of the federal securities laws.

(h) The Pledged Securities constitute all of the securities owned, legally or beneficially, by the Pledgor, and such securities represent 41.9% of the issued and outstanding capital stock or other securities, on a fully diluted basis, of the Company. At all times while this Agreement remains in effect, the Pledged Securities shall constitute and represent 41.9% of the issued and outstanding shares of the capital stock or other securities of the Company, on a fully-diluted basis.

(i) The Pledgor hereby authorizes Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever. The Pledgor hereby irrevocably authorizes Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements, amendments, continuations and other documents in furtherance of the foregoing.

9. Events of Default. The occurrence of any one or more of the following events shall constitute an "**Event of Default**" hereunder:

(a) Default. The occurrence of any breach, default or "Event of Default" (as such term may be defined in any Loan Documents), after applicable notice and cure periods, under any of the Loan Documents.

(b) Covenants and Agreements. The failure of Pledgor to perform, observe or comply with any and all of the covenants, promises and agreements of the Pledgor in this Agreement, which such failure is not cured by the Pledgor within ten (10) days after receipt of written notice thereof from Secured Party, except that there shall be no notice or cure period with respect to any failure to pay any sums due under or as part of the Obligations (provided that if the failure to perform or default in performance is not capable of being cured, in Secured Party's sole discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

(c) Information, Representations and Warranties. If any representation or warranty made herein or in any other Loan Documents, or if any information contained in any financial statement, application, schedule, report or any other document given by the Company to Secured Party in connection with the Obligations, with the Collateral, or with the Lo which represents a 41.7% ownership interest an Documents, is not in all material respects true, accurate and complete, or if the Pledgor omitted to state any material fact or any fact necessary to make such information not misleading.

10. Rights and Remedies. Subject at all times to the Uniform Commercial Code as then in effect in the State governing this Agreement, the Secured Party shall have the following rights and remedies upon the occurrence and continuation of an Event of Default:

(a) Upon and anytime after the occurrence and continuation of an Event of Default, the Secured Party shall have the right to acquire the Pledged Securities and all other Collateral in accordance with the following procedure: (i) the Secured Party shall provide written notice of such Event of Default (the "**Default Notice**") to the Escrow Agent, with a copy to the Pledgor; (ii) as soon as

practicable after receipt of a Default Notice, the Escrow Agent shall deliver the Pledged Securities and all other Collateral, along with the applicable Transfer Documents, to the Secured Party.

(b) Upon receipt of the Pledged Securities and other Collateral issued to the Secured Party, the Secured Party shall have the right to, without notice or demand to Pledgor: (i) sell the Collateral and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Secured Party by the Pledgor under the Loan Documents, including outstanding principal, interest, legal fees, and any other amounts owed to the Secured Party; and (ii) exercise in any jurisdiction in which enforcement hereof is sought, any rights and remedies available to Secured Party under the provisions of any of the Loan Documents, the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the State governing this Agreement, and all other rights and remedies available to the Secured Party, under equity or applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently. In furtherance of the foregoing rights and remedies:

(i) Secured Party may sell the Pledged Securities, or any part thereof, or any other portion of the Collateral, in one or more sales, at public or private sale, conducted by any agent of, or auctioneer or attorney for Secured Party, at Secured Party's place of business or elsewhere, or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices, all as Secured Party may deem appropriate. Secured Party may be a purchaser at any such sale of any or all of the Collateral so sold. In the event Secured Party is a purchaser at any such sale, Secured Party may apply to such purchase all or any portion of the sums then due and owing by the Company to Secured Party under any of the Loan Documents or otherwise, and the Secured Party may, upon compliance with the terms of the sale, hold, retain and dispose of such property without further accountability to the Pledgor therefore. Secured Party is authorized, in its absolute discretion, to restrict the prospective bidders or purchasers of any of the Collateral at any public or private sale as to their number, nature of business and investment intention, including the restricting of bidders or purchasers to one or more persons who represent and agree, to the satisfaction of Secured Party, that they are purchasing the Collateral, or any part thereof, for their own account, for investment, and not with a view to the distribution or resale of any of such Collateral.

(ii) Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to each purchaser thereof the Collateral so sold to such purchaser. Each purchaser (including Secured Party) at any such sale shall, to the full extent permitted by law, hold the Collateral so purchased absolutely free from any claim or right whatsoever, including, without limitation, any equity or right of redemption of the Pledgor, who, to the full extent that it may lawfully do so, hereby specifically waives all rights of redemption, stay, valuation or appraisal which she now has or may have under any rule of law or statute now existing or hereafter adopted.

(iii) At any such sale, the Collateral may be sold in one lot as an entirety, in separate blocks or individually as Secured Party may determine, in its sole and absolute discretion. Secured Party shall not be obligated to make any sale of any Collateral if it shall determine in its sole and absolute discretion, not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Secured Party may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication.

(iv) The Pledgor acknowledges that compliance with applicable federal and state securities laws (including, without limitation, the Securities Act of 1933, as amended, blue sky or other state securities laws or similar laws now or hereafter existing analogous in purpose or effect) might very strictly limit or restrict the course of conduct of Secured Party if Secured Party were to attempt to

sell or otherwise dispose of all or any part of the Collateral, and might also limit or restrict the extent to which or the manner in which any subsequent transferee of any such securities could sell or dispose of the same. The Pledgor further acknowledges that under applicable laws, Secured Party may be held to have certain general duties and obligations to the Pledgor, as pledgor of the Collateral to make some effort toward obtaining a fair price for the Collateral even though the obligations of the Pledgor may be discharged or reduced by the proceeds of sale at a lesser price. The Pledgor understands and agrees that, to the extent allowable under applicable law, Secured Party is not to have any such general duty or obligation to the Pledgor, and the Pledgor will not attempt to hold Secured Party responsible for selling all or any part of the Collateral at an inadequate price even if Secured Party shall accept the first offer received or does not approach more than one possible purchaser. Without limiting their generality, the foregoing provisions would apply if, for example, Secured Party were to place all or any part of such securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of such securities for its own account, or if Secured Party placed all or any part of such securities privately with a purchaser or purchasers.

(c) To the extent that the net proceeds received by the Secured Party are insufficient to satisfy the Obligations in full, the Secured Party shall be entitled to a deficiency judgment against the Company and any other Person obligated for the Obligations for such deficiency amount. The Secured Party shall have the absolute right to sell or dispose of the Collateral, or any part thereof, in any manner it sees fit and shall have no liability to the Pledgor, the Company, or any other party for selling or disposing of such Collateral even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Company and any other Person obligated for the Obligations shall remain liable for all deficiencies and shortfalls, if any, that may exist after the Secured Party has exhausted all remedies hereunder.

(d) Each right, power and remedy of the Secured Party provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by the Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other further action in any circumstances without demand or notice. The Secured Party shall have the full power to enforce or to assign or contract its rights under this Agreement to a third party.

(e) In addition to all other remedies available to the Secured Party, upon the issuance of the Pledged Securities to the Secured Party after an Event of Default, Pledgor agrees to: (i) take such action and prepare, distribute and/or file such documents and papers, as are required or advisable in the opinion of Secured Party and/or its counsel, to permit the sale of the Pledged Securities, whether at public sale, private sale or otherwise, including, without limitation, issuing, or causing its counsel to issue, any opinion of counsel for Pledgor required to allow the Secured Party to sell the Pledged Securities or any other Collateral under Rule 144; (ii) to bear all costs and expenses of carrying out its obligations under this Section 8(e), which shall be a part of the Obligations secured hereby; and (iv) that there is no adequate remedy at law for the failure by the Pledgor to comply with the provisions of this Section 8(e) and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this subsection may be specifically enforced.

11. Concerning the Escrow Agent.

(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Escrow Agent agrees to release any property held by it hereunder (the "**Escrowed Property**") in accordance with the terms and conditions set forth in this Agreement.

(b) The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrowed Property, and for the disposition of the same in accordance with this Agreement. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

(c) Escrow Agent shall hold in escrow, pursuant to this Agreement, the Escrowed Property actually delivered and received by Escrow Agent hereunder, but Escrow Agent shall not be obligated to ascertain the existence of (or initiate recovery of) any other property that may be part or portion of the Collateral, or to become or remain informed with respect to the possibility or probability of additional Collateral being realized upon or collected at any time in the future, or to inform any parties to this Agreement or any third party with respect to the nature and extent of any Collateral realized and received by Escrow Agent (except upon the written request of such party), or to monitor current market values of the Collateral. Further, Escrow Agent shall not be obligated to proceed with any action or inaction based on information with respect to market values of the Collateral which Escrow Agent may in any manner learn, nor shall Escrow Agent be obligated to inform the parties hereto or any third party with respect to market values of any of the Collateral at any time, Escrow Agent having no duties with respect to investment management or information, all parties hereto understanding and intending that Escrow Agent's responsibilities are purely ministerial in nature. Any reduction in the market value or other value of the Collateral while deposited with Escrow Agent shall be at the sole risk of Pledgor and Secured Party. If all or any portion of the Escrowed Property is in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof, nor responsible to enforce collection thereof.

(d) In the event instructions from Secured Party, Pledgor, or any other Person would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Agreement. Secured Party and Pledgor, jointly and severally, each hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature (collectively, the "**Claims**"), which it may incur or with which it may be threatened, directly or indirectly, arising from or in any way connected with this Agreement or which may result from Escrow Agent's following of instructions from Secured Party, Pledgor or the Company, and in connection therewith, indemnifies Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit, or proceeding or resisting any Claim, whether or not litigation is instituted, unless any such Claims arise as a result of Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall be vested with a lien on all Escrowed Property under the terms of this Agreement, for indemnification, attorneys' fees, court costs and all other costs and expenses arising from any suit, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising

between Pledgor, the Company, Secured Party, or any third party as to the correct interpretation of this Agreement, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any action, suit or proceeding, to hold any property hereunder until and unless said additional expenses, fees and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor.

(e) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Secured Party, the Company, Pledgor or from third persons with respect to the Escrowed Property, which, in Escrow Agent's sole opinion, are in conflict with each other or with any provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Pledgor, the Company and Secured Party and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, deposit the Escrowed Property with a court having jurisdiction over this Agreement, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor and Secured Party for all costs, including reasonable attorneys' fees, in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent shall, at its sole option, either: (i) tender the Collateral in its possession to the registry of the appropriate court; or (ii) disburse the Collateral in its possession in accordance with the court's ultimate disposition of the case, and Secured Party and Pledgor hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

(f) The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor and Secured Party, jointly and severally) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(g) The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed by Secured Party and Pledgor within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

(h) Conflict Waiver. The Pledgor hereby acknowledges that the Escrow Agent is counsel to the Secured Party in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Secured Party and the Pledgor will not seek to disqualify such counsel and Pledgor waives any objection Pledgor might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement. Pledgor and Secured Party acknowledge and agree that nothing in this Agreement shall prohibit Escrow Agent from: (i) serving in a similar capacity on behalf of others; or (ii) acting in the capacity of attorneys for one or more of the parties hereto in connection with any matter.

12. Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the

terms and provisions of the Loan Documents, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, Pledgor shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Loan Documents, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Loan Documents, then Pledgor shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

13. Irrevocable Authorization and Instruction. If applicable, Pledgor hereby authorizes and instructs the transfer agent for the Company (or transfer agents if there is more than one) to comply with any instruction received by it from Secured Party in writing that: (i) states that an Event of Default hereunder exists or has occurred; and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor or the Company, and Pledgor agrees that such transfer agents shall be fully protected in so complying with any such instruction from Secured Party.

14. Appointment as Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor, or in the name of Secured Party, as applicable, from time to time in the discretion of Secured Party, so long as an Event of Default hereunder exists, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including any financing statements, endorsements, assignments or other instruments of transfer. Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 14. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are paid and performed in full.

15. Continuing Obligation of Pledgor. The obligations, covenants, agreements and duties of the Pledgor under this Agreement shall in no way be affected or impaired by: (i) the modification or amendment (whether material or otherwise) of any of the obligations of the Pledgor or any other Person, as applicable; (ii) the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or other similar proceedings affecting the Company, Pledgor or any other Person, as applicable; (iii) the release of the Company, Pledgor or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any Loan Documents, by the operation of law or otherwise, including the release of the Company's or Pledgor's obligation to pay interest or attorney's fees.

Pledgor further agrees that Secured Party may take other guaranties or collateral or security to further secure the Obligations, and consents that any of the terms, covenants and conditions contained in any of the Loan Documents may be renewed, altered, extended, changed or modified by Secured Party or may be released by Secured Party, without in any manner affecting this Agreement or releasing Pledgor herefrom, and Pledgor shall continue to be liable hereunder to pay and perform pursuant hereto, notwithstanding any such release or the taking of such other guaranties, collateral or security. This Agreement is additional and supplemental to any and all other guarantees, security agreements or collateral heretofore and hereafter executed by Pledgor for the benefit of Secured Party, whether relating to the indebtedness evidenced by any of the Loan Documents or not, and shall not supersede or be superseded by any other document or guaranty executed by Pledgor or any other Person for any purpose. Pledgor hereby agrees that Pledgor and any additional parties who may become liable for repayment of the sums due under the Loan Documents, may hereafter be released from their liability hereunder and thereunder; and Secured Party may take, or delay in taking or refuse to take, any and all action with reference to any of the Loan Documents (regardless of whether same might vary the risk or alter the rights, remedies or recourses of Pledgor), including specifically the settlement or compromise of any amount allegedly due thereunder, all without notice to, consideration to or the consent of the Pledgor, and

without in any way releasing, diminishing or affecting in any way the absolute nature of Pledgor's obligations and liabilities hereunder.

No delay on the part of the Secured Party in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights. Pledgor hereby waives any and all legal requirements, statutory or otherwise, that Secured Party shall institute any action or proceeding at law or in equity or exhaust its rights, remedies and recourses against Pledgor or anyone else with respect to the Loan Documents, as a condition precedent to bringing an action against Pledgor upon this Agreement or as a condition precedent to Secured Party's rights to sell the Pledged Securities. Pledgor agrees that Secured Party may simultaneously maintain an action upon this Agreement and an action or proceeding upon the Loan Documents. All remedies afforded by reason of this Agreement are separate and cumulative remedies and may be exercised serially, simultaneously and in any order, and the exercise of any of such remedies shall not be deemed an exclusion of the other remedies and shall in no way limit or prejudice any other contractual, legal, equitable or statutory remedies which Secured Party may have in the Pledged Securities, any other Collateral, or under the Loan Documents. Until the Obligations, and all extensions, renewals and modifications thereof, are paid in full, and until each and all of the terms, covenants and conditions of this Agreement are fully performed, Pledgor shall not be released by any act or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay of Secured Party or any obligation or agreement between the Company or their successors or assigns, and the then holder of the Loan Documents, relating to the payment of any sums evidenced or secured thereby or to any of the other terms, covenants and conditions contained therein, and Pledgor hereby expressly waive and surrender any defense to liability hereunder based upon any of the foregoing acts, things, agreements or waivers, or any of them. Pledgor also waives any defense arising by virtue of any disability, insolvency, bankruptcy, lack of authority or power or dissolution of Pledgor, even though rendering the Loan Documents void, unenforceable or otherwise uncollectible, it being agreed that Pledgor shall remain liable hereunder, regardless of any claim which Pledgor might otherwise have against Secured Party by virtue of Secured Party's invocation of any right, remedy or recourse given to it hereunder or under the Loan Documents. In addition, Pledgor waives and renounces any right of subrogation, reimbursement or indemnity whatsoever, and any right of recourse to security for the Obligations of the Company to Secured Party, unless and until all of said Obligations have been paid in full to Secured Party.

16. Miscellaneous.

(a) Performance for Pledgor. The Pledgor agrees and hereby acknowledges that Secured Party may, in Secured Party's sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Company or Pledgor, without prior notice to the Pledgor, in order to insure the Pledgor's compliance with any covenant, warranty, representation or agreement of the Pledgor made in or pursuant to this Agreement or the other Loan Documents, to continue or complete, or cause to be continued or completed, performance of the Pledgor's obligations under any contracts of the Pledgor, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement or the other Loan Documents; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Pledgor of any such Event of Default. The Pledgor shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate permitted by applicable law. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party's security interest hereunder and the payment of all other Obligations.

(b) Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement or the other Loan Documents, all Collateral and proceeds of Collateral coming into Secured Party's possession may be applied by Secured Party (after payment of any costs, fees and other amounts incurred by Secured Party in connection therewith) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole discretion. Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate permitted by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(c) Waivers by Pledgor. The Pledgor hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Pledgor against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party's rights or remedies hereunder, under any other Loan Documents or under applicable law; (iii) all claims of the Pledgor for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party's rights or remedies hereunder, under the other Loan Documents or under applicable law; (iv) all rights of redemption of the Pledgor with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of non-payment and all exemptions applicable to any of the Collateral of the Pledgor; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Pledgor by Secured Party; (viii) settlement, compromise or release of the obligations of any person or entity primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Pledgor to demand that Secured Party release account debtors or other persons or entities liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Pledgor agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder and under any other Loan Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

(d) Waivers by Secured Party. No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder or under any other Loan Documents or under applicable law, shall operate as a waiver thereof.

(e) Secured Party's Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Pledgor or the Company by Secured Party.

(f) Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement or any other Loan Documents, and no consent by Secured Party to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Pledgor in any case shall entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances.

(g) Notices. All notices of request, demand and other communications hereunder shall be addressed, sent and deemed delivered in accordance with the Credit Agreement.

(h) Applicable Law and Consent to Jurisdiction. The Pledgor and the Secured Party each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida; provided, however, Secured Party may, at Secured Party's sole option, elect to bring any action in any other jurisdiction. This provision is intended to be a "mandatory" forum selection clause and governed by and interpreted consistent with Florida law. The Pledgor and Secured Party each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county (or to any other jurisdiction or venue, if Secured Party so elects), and each waives any objection based on forum non conveniens. The Pledgor hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Pledgor as set forth herein and in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, this Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws.

(i) Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof, and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Secured Party which could give rise to any Obligations. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, such assignment shall be binding upon and recognized by the Pledgor. All covenants, agreements, representations and warranties by or on behalf of the Pledgor which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. The Pledgor may not assign this Agreement or delegate any of their respective rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party's sole and absolute discretion.

(j) Severability. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(k) Merger and Integration. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

(l) WAIVER OF JURY TRIAL. THE PLEDGOR HEREBY: (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (ii) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE PLEDGOR AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER

CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PLEDGOR AND THE PLEDGOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PLEDGOR AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE PLEDGOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(m) Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof.

(n) Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o) Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require. The word "Company" or "Companies" shall mean all of the undersigned Persons.

(p) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement, including the execution and filing of UCC-1 Financing Statements in any jurisdiction as Secured Party may require.

(q) Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties' obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(r) Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(s) Prevailing Party. If any legal action or other proceeding is brought for the enforcement of this Agreement or any other Loan Documents, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement or any other Loan Documents, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party, reasonable attorneys' fees, court costs and all expenses, even if not taxable as court costs

(including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

(t) Costs and Expenses. The Pledgor agrees to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof. Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under any Loan Documents or under applicable law, as well as such portion of Secured Party's overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party's sole but reasonable discretion. All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate allowed by law. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party's security interest hereunder and the payment of all Obligations.

(u) Joint and Several Liability. The liability of Pledgor shall be joint and several with the liability of the Company and any other Person liable for the Obligations.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGOR:

ARRAYIT CORPORATION, a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

STATE OF ____________)
SS.
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2015 by ________________, who is the ________________ of Arrayit Corporation, on behalf of such entity. He/She is personally known to me or has produced ________________________ as identification.

My Commission Expires:

____
Notary Public

____
Name of Notary typed or printed

SECURED PARTY:

TCA GLOBAL CREDIT MASTER FUND, LP

By: **TCA Global Credit Fund GP, Ltd.**
Its: **General Partner**

By: ______________________________
Robert Press, Director

Exhibit E

Form of Revolving Note

NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE TO THE HOLDER UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITES STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

REVOLVING NOTE

$750,000.00

Issuance Date: as of August 31, 2015
Effective Date: as of December 18, 2015

FOR VALUE RECEIVED, **ARRAYIT CORPORATION**, a Nevada corporation, whose address is 927 Thompson Place, Sunnyvale, CA 94085 (the "**Borrower**"), promises to pay to the order of **TCA GLOBAL CREDIT MASTER FUND, LP** (hereinafter, together with any holder hereof, "**Lender**"), whose address is 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169, on or before the **Revolving Loan Maturity Date**: (A) the lesser of: (i) SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00); or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Credit Agreement dated as of August 31, 2015 and made effective as of December 18, 2015, executed by and between Borrower, other Credit Parties, and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the "**Credit Agreement**"), and made available by Lender to Borrower at the maturity or maturities and in the amount or amounts stated on the records of Lender; together with (B) interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans and other Obligations outstanding from time to time, as provided in the Credit Agreement; and together with (C) all other Obligations due, owing and payable under the terms of the Credit Agreement and all other Loan Documents. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Revolving Note ("**Note**") evidences the Revolving Loans incurred by Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement

of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement and all other Loan Documents, of even date herewith, executed by and between Borrower and Lender. All Revolving Loans and all other Obligations shall be repaid by Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Principal, interest and other Obligations shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrower. Each Revolving Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Credit Agreement, Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

This Note shall be governed and construed in accordance with the laws of the State of Nevada, and shall be binding upon Borrower and its legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require Borrower, or any person liable for the payment of this Note, to pay interest in an amount or at a rate grater than the highest rate permissible under applicable law. By acceptance hereof, Lender hereby warrants and represents to Borrower that Lender has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrower, or any parties liable for the payments made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof. Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess shall be automatically credited against and in reduction of the outstanding principal balance. Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrower, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

THE HOLDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

Conversion of Note. At any time and from time to time while this Note is outstanding, but only upon the occurrence of an Event of Default under the Credit Agreement or any other Loan Documents, this Note may be, at the sole option of the Lender, convertible into shares of the common stock, par value $0.001 per share (the "**Common Stock**") of Borrower, in accordance with the terms and conditions set forth below.

(a) Voluntary Conversion. At any time while this Note is outstanding, but only upon the occurrence of an Event of Default under the Credit Agreement or any other Loan Documents, the Lender may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under the Credit Agreement (such total amount, the "**Conversion Amount**") into shares of Common Stock of the Borrower (the "**Conversion Shares**") at a price equal to: (i) the Conversion Amount (the numerator); *divided by* (ii) eighty-five percent (85%) of the lowest of the daily volume weighted average price of the Borrower's Common Stock during the five (5) Business Days immediately prior to the Conversion Date, which price shall be indicated in the conversion notice (in the form attached hereto as **Exhibit "A"**, the "**Conversion Notice**") (the denominator) (the "**Conversion Price**"). The Lender shall submit a Conversion Notice indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.

(b) The Lender's Conversion Limitations. The Borrower shall not effect any conversion of this Note, and the Lender shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the Conversion Notice submitted by the Lender, the Lender (together with the Lender's Affiliates and any Persons acting as a group together with the Lender or any of the Lender's Affiliates) would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined herein). To ensure compliance with this restriction, prior to delivery of any Conversion Notice, the Lender shall have the right to request that the Borrower provide to the Lender a written statement of the percentage ownership of the Borrower's Common Stock that would be beneficially owned by the Lender and its Affiliates in the Borrower if the Lender converted such portion of this Note then intended to be converted by Lender. The Borrower shall, within two (2) Business Days of such request, provide Lender with the requested information in a written statement, and the Lender shall be entitled to rely on such written statement from the Borrower in issuing its Conversion Notice and ensuring that its ownership of the Borrower's Common Stock is not in excess of the Beneficial Ownership Limitation. The restriction described in this Section may be waived by Lender, in whole or in part, upon not less than sixty-one (61) days prior written notice from the Lender to the Borrower to increase such percentage.

For purposes of this Note, the "**Beneficial Ownership Limitation**" shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The limitations

contained in this Section shall apply to a successor holder of this Note. For purposes of this Note, "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(c) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(1) To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Lender (the "**Conversion Date**"), the Lender shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Borrower (or, under certain circumstances as set forth below, by delivery of the Conversion Notice to the Borrower's transfer agent).

(2) Borrower's Response. Upon receipt by the Borrower of a copy of a Conversion Notice, the Borrower shall as soon as practicable, but in no event later than two (2) Business Days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the "**Conversion Confirmation**") to the Lender indicating that the Borrower will process such Conversion Notice in accordance with the terms herein. In the event the Borrower fails to issue its Conversion Confirmation within said two (2) Business Day time period, the Lender shall have the absolute and irrevocable right and authority to deliver the fully executed Conversion Notice to the Borrower's transfer agent, and pursuant to the terms of the Credit Agreement, the Borrower's transfer agent shall issue the applicable Conversion Shares to Lender as hereby provided. Within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower fails to issue the Conversion Confirmation), provided that the Borrower's transfer agent is participating in the Depository Trust Borrower ("**DTC**") Fast Automated Securities Transfer ("**FAST**") program, the Borrower shall cause the transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Borrower's transfer agent to) electronically transmit the applicable Conversion Shares to which the Lender shall be entitled by crediting the account of the Lender's prime broker with DTC through its Deposit Withdrawal Agent Commission ("**DWAC**") system, and provide proof satisfactory to the Lender of such delivery. In the event that the Borrower's transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower fails to issue the Conversion Confirmation), the Borrower shall instruct and cause its transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Borrower's transfer agent to) issue and surrender to a nationally recognized overnight courier for delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Lender, or its designees, for the number of Conversion Shares to which the Lender shall be entitled. To effect conversions hereunder, the Lender shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Lender and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). **The Lender, and any assignee by**

acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(3) Record Lender. The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(4) Failure to Deliver Certificates. If in the case of any Conversion Notice, the certificate or certificates are not delivered to or as directed by the Lender by the date required hereby, the Lender shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Borrower shall promptly return to the Lender any original Note delivered to the Borrower and the Lender shall promptly return to the Borrower the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Borrower.

(5) Obligation Absolute; Partial Liquidated Damages. The Borrower's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender or any other person or entity of any obligation to the Borrower or any violation or alleged violation of law by the Lender or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against the Lender. In the event the Lender of this Note shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this Note, the Borrower may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Lender, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Lender in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Lender to the extent it obtains judgment. In the absence of such injunction, the Borrower shall issue Conversion Shares upon a properly noticed conversion. If the Borrower fails for any reason to deliver to the Lender such certificate or certificates representing Conversion Shares pursuant to timing and delivery requirements of this Note, the Borrower shall pay to such Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $1.00 per day for each day after the date by which such certificates should have been delivered until such certificates are delivered. Nothing herein shall limit a Lender's right to pursue actual damages or declare an Event of Default pursuant to the Credit Agreement, this Note or any agreement securing the indebtedness under this Note for the Borrower's failure to deliver Conversion Shares within the period specified herein and such Lender shall have the right to pursue all remedies available to it

hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Nothing herein shall prevent the Lender from having the Conversion Shares issued directly by the Borrower's transfer agent in accordance with the Credit Agreement, in the event for any reason the Borrower fails to issue or deliver, or cause its transfer agent to issue and deliver, the Conversion Shares to the Lender upon exercise of Lender's conversion rights hereunder.

(6) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Lender hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Borrower.

(d) Make-Whole Rights. Upon liquidation by the Holder of Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the Conversion Amount specified in the relevant Conversion Notice (such net realized amount, the "**Realized Amount**"), the Borrower shall issue to the Holder additional shares of the Borrower's Common Stock equal to: (i) the Conversion Amount specified in the relevant Conversion Notice; *minus* (ii) the Realized Amount, as evidenced by a reconciliation statement from the Holder (a "**Sale Reconciliation**") showing the Realized Amount from the sale of the Conversion Shares; *divided by* (iii) the average volume weighted average price of the Borrower's Common Stock during the five (5) Business Days immediately prior to the date upon which the Holder delivers notice (the "**Make-Whole Notice**") to the Borrower that such additional shares are requested by the Holder (the "**Make-Whole Stock Price**") (such number of additional shares to be issued, the "**Make-Whole Shares**"). Upon receiving the Make-Whole Notice and Sale Reconciliation evidencing the number of Make-Whole Shares requested, the Borrower shall instruct its transfer agent to issue certificates representing the Make-Whole Shares, which Make whole Shares shall be issued and delivered in the same manner and within the same time frames as set forth in Subsection (c)(2) above. Subsections (c)(3), (c)(4), (c)(5) and (c)(6) above shall be applicable to the issuance of the Make-Whole Shares. The Make-Whole Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower's Common Stock. Following the sale of the Make-Whole Shares by the Holder: (i) in the event that the Holder receives net proceeds from such sale which, when added to the Realized Amount from the prior relevant Conversion Notice, is less than the Conversion Amount specified in the relevant Conversion Notice, the Holder shall deliver an additional Make-Whole Notice to the Borrower following the procedures provided previously in this paragraph, and such procedures and the delivery of Make-Whole Notices shall continue until the Conversion Amount has been fully satisfied; (ii) in the event that the Holder received net proceeds from the sale of Make-Whole Shares in excess of the Conversion Amount specified in the relevant Conversion Notice, such excess amount shall be applied to satisfy any and all amounts owed hereunder in excess of the Conversion Amount specified in the relevant Conversion Notice.

(e) Adjustments to Conversion Price.

(1) Stock Dividends and Stock Splits. If the Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions

payable in shares of Common Stock on outstanding shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding any treasury shares of the Borrower) outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re-classification.

(2) Fundamental Transaction. If, at any time while this Note is outstanding: (i) the Borrower effects any merger or consolidation of the Borrower with or into another Person, (ii) the Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "**Fundamental Transaction**"), then upon any subsequent conversion of this Note, the Lender shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the "**Alternate Consideration**"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Lender shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Borrower or surviving entity in such Fundamental Transaction shall issue to the Lender a new note consistent with the foregoing provisions and evidencing the Lender's right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(3) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Note, the Borrower shall promptly deliver to Lender a

notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(4) Notice to Allow Conversion by Lender. If: (A) the Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Borrower is a party, any sale or transfer of all or substantially all of the assets of the Borrower, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Borrower, then, in each case, the Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Lender at its last address as it shall appear upon the Borrower's records, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Lender is entitled to convert this Note during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

BORROWER:

ARRAYIT CORPORATION, INC.,
a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

STATE OF ____________)
SS.
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2015 by ________________, who is the ________________ of Arrayit Corpoation, on behalf of such entity. He/She is personally known to me or has produced __________________________ as identification.

My Commission Expires:

____
Notary Public

____
Name of Notary typed or printed

EXHIBIT "A"

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the Revolving Note (the "**Note**") of **ARRAYIT CORPORATION**, a Nevada corporation (the "**Borrower**"), into shares of common stock, par value $0.001 per share (the "**Common Shares**"), of the Borrower in accordance with the conditions of the Note, as of the date written below.

Based solely on information provided by the Borrower to Holder, the undersigned represents and warrants to the Borrower that its ownership of the Common Shares does not exceed the Beneficial Ownership Limitation determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, as specified under the Note.

Conversion calculations
Effective Date of Conversion: ______________________
Principal Amount and/or Interest to be Converted: ______________________
Number of Common Shares to be Issued: ______________________

[HOLDER]

By: ____________________________

Name: __________________________

Title: ___________________________

Address: ________________________

____

____

Exhibit F-1

Form of Security Agreement – Borrower

SECURITY AGREEMENT

This **SECURITY AGREEMENT** (the "**Security Agreement**") dated as of August 31, 2015, but made effective as of December 18, 2015, is executed by **ARRAYIT CORPORATION**, a Nevada corporation (the "**Debtor**"), with its chief executive offices located at 927 Thompson Place, Sunnyvale, CA 94085, and **TCA Global Credit Master Fund, LP** (the "**Secured Party**").

RECITALS:

WHEREAS, Debtor desires to borrow funds and obtain financial accommodations from Secured Party pursuant to that certain Credit Agreement of even date herewith among Debtor, additional Credit Parties, and Secured Party (as amended, renewed, supplemented or modified from time to time, the "**Credit Agreement**").

NOW, THEREFORE, in consideration of the credit extended now and in the future by Secured Party to the Debtor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

AGREEMENTS:

1 DEFINITIONS.

1.1 Defined Terms. Capitalized terms used but not otherwise defined in this Security Agreement (including the Recitals) shall have the meanings ascribed to them in the Credit Agreement. For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a) "**Capital Securities**" shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

(b) "**Collateral**" shall have the meaning set forth in Section 2.1 hereof.

(c) "**Obligor**" shall mean Debtor, or any other party liable with respect to the Obligations.

(d) "**Organizational Identification Number**" means, with respect to Debtor, the organizational identification number assigned to Debtor by the applicable governmental unit or agency of the jurisdiction of organization of Debtor, if any.

(e) "**Taxes**" shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

(f) "**Unmatured Event of Default**" shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

1.2 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein or in the Credit Agreement shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neutral gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Debtor" shall be so construed.

(b) Section and Schedule references are to this Security Agreement unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement

(c) The term "including" (or words of similar import) is not limiting, and means "including, without limitation".

(d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

(e) Unless otherwise expressly provided herein: (i) references to agreements (including this Security Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document; and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g) This Security Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such

limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

2 SECURITY FOR THE OBLIGATIONS.

2.1 Security for Obligations. As security for the payment and performance of the Obligations, Debtor does hereby pledge, assign, transfer, deliver and grant to Secured Party, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of Debtor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property for Debtor, along with the products and proceeds therefrom, are individually and collectively referred to as the "**Collateral**"):

(a) all property of, or for the account of, Debtor now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Party or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Party in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of Debtor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Debtor's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Debtor's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i) All Accounts and all goods whose sale, lease or other disposition by Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Debtor, or rejected or refused a Customer;

(ii) All Inventory, including raw materials, work-in-process and finished goods;

(iii) All goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv) All Software and computer programs;

(v) All Securities, Investment Property, Financial Assets and Deposit Accounts, specifically including the Lock Box Account, and all funds at any time deposited therewith, and all funds and amounts reserved or held back by any Payment Processing Companies;

(vi) All As-Extracted Collateral, Commodity Accounts, Commodity Contracts, and Farm Products;

(vii) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

(viii) All real estate property owned by Debtor and the interest of Debtor in fixtures related to such real property;

(ix) All Proceeds (whether Cash Proceeds or Non-cash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2 Possession and Transfer of Collateral. Until an Event of Default has occurred, but subject to Secured Party's rights under the Credit Agreement (specifically with respect to Secured Party's rights to use and apply money in the Lock Box Account), Debtor shall be entitled to possession and use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to Secured Party pursuant to this Section 2). The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of Secured Party to retain the Collateral for any other of the Obligations, except upon payment in full of the Obligations. Debtor shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except as permitted pursuant to the Credit Agreement.

2.3 Financing Statements. Debtor authorizes Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Debtor hereby irrevocably authorizes Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that: (a) indicate the Collateral: (i) is comprised of all assets of Debtor (or words of similar effect), regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed; or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein; and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including: (A) whether Debtor is an organization, the type of organization and any Organizational Identification Number issued to Debtor; and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request. In

addition, Debtor shall make appropriate entries on its books and records disclosing the security interests of Secured Party, for its own benefit and as agent for its Affiliates, in the Collateral. Debtor hereby agrees that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and Debtor authorizes Secured Party to file this Security Agreement as a financing statement in any jurisdiction.

2.4 Preservation of the Collateral. Secured Party may, but is not required to, take such actions from time to time as Secured Party deems appropriate to maintain or protect the Collateral. Secured Party shall have exercised reasonable care in the custody and preservation of the Collateral if Secured Party takes such action as Debtor shall reasonably request in writing which is not inconsistent with Secured Party's status as a secured party, but the failure of Secured Party to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Secured Party's responsibility for the safekeeping of the Collateral shall: (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property; and (ii) not extend to matters beyond the control of Secured Party, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of Secured Party to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Debtor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Debtor and Secured Party in the applicable Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists, in whole or in part, of Capital Securities, Debtor represents to, and covenants with, Secured Party that Debtor has made arrangements for keeping informed of changes or potential changes affecting the Capital Securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Debtor agrees that Secured Party shall have no responsibility or liability for informing Debtor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5 Other Actions as to any and all Collateral. Debtor further agrees to take any other action reasonably requested by Secured Party to ensure the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in any and all of the Collateral, including: (i) causing Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (ii) complying with any provision of any statute, regulation or treaty of the United States as to any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (iii) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other Person with authority or control over or an interest in any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request; (iv) obtaining waivers from mortgagees and landlords in form and

substance reasonably satisfactory to Secured Party which affect any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request; and (v) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Debtor further agrees to indemnify and hold Secured Party harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral, except to the extent resulting from the gross negligence or willful misconduct of Secured Party or its Affiliates.

2.6 Collateral in the Possession of a Warehouseman or Bailee. If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, Debtor shall promptly notify Secured Party thereof, and, as soon as possible, but not more than forty-five (45) days later, shall obtain a Collateral Access Agreement in form and substance reasonably satisfactory to Secured Party from such warehouseman or bailee.

2.7 Letter-of-Credit Rights. If Debtor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to Secured Party, either: (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Secured Party, for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit; or (ii) arrange for Secured Party, for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the Credit Agreement.

2.8 Commercial Tort Claims. If Debtor shall at any time hold or acquire a Commercial Tort Claim, Debtor shall promptly notify Secured Party in writing signed by Debtor of the details thereof and grant to Secured Party, for its own benefit and as agent for its Affiliates, in such written notice or other written instrument, a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance reasonably satisfactory to Secured Party, and shall execute any amendments hereto deemed reasonably necessary by Secured Party to perfect the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

2.9 Electronic Chattel Paper and Transferable Records. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor shall promptly notify Secured Party thereof and, at the request of Secured Party, shall take such action as Secured Party may reasonably request to vest in Secured Party control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Secured Party agrees with Debtor that Secured Party will arrange, pursuant to procedures reasonably satisfactory to Secured Party and so long as such

procedures will not result in Secured Party's loss of control, for Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, for a party in control to make without loss of control.

2.10 Additional Requirements on Collateral. Debtor shall fully cooperate with Secured Party to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral. Such control agreements shall only be required if, in the reasonable discretion of the Secured Party, the nature of the Collateral requires any such control agreements in order for the Secured Party to perfect its security interests in any Collateral as granted hereunder, and in such event, Debtor shall promptly provide any such control agreements upon request from the Secured Party. In addition, Debtor, at the Debtor's expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any hearing, suit, action, or other proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

3 REPRESENTATIONS AND WARRANTIES.

Debtor makes the following representations and warranties to Secured Party:

3.1 Debtor Organization and Name. Debtor is a corporation, duly organized, existing and in good standing under the laws of its State of organization, with full and adequate power to carry on and conduct its business as presently conducted. Debtor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing. Debtor's Organizational Identification Number, if applicable, is set forth in the Credit Agreement. The exact legal name of Debtor is as set forth in the first paragraph of this Security Agreement, and Debtor currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

3.2 Authorization. Debtor has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement. The execution and delivery of this Security Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation, bylaws, operating agreement, or other governing documents of Debtor. All necessary and appropriate action has been taken on the part of Debtor to authorize the execution and delivery of this Security Agreement.

3.3 Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

3.4 Consent; Absence of Breach. The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by Debtor in connection herewith, do not and will not: (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than filings or notices pursuant to federal or state securities laws or other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with: (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority; (ii) the articles of incorporation, bylaws, or other organic or governance document of Debtor; or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Debtor or any of its properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Debtor, other than Liens in favor of Secured Party created pursuant to this Security Agreement and Permitted Liens.

3.5 Ownership of Collateral; Liens. Debtor is the sole owner of all the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and other intellectual property rights), other than Permitted Liens.

3.6 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which: (i) would have a Material Adverse Effect upon Debtor; or (ii) would constitute an Event of Default or an Unmatured Event of Default.

3.7 Security Interest. This Security Agreement creates a valid security interest in favor of Secured Party in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, shall constitute a valid, perfected, first-priority security interest in such Collateral.

3.8 Place of Business. The principal place of business and books and records of Debtor is set forth in the preamble to this Security Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on **Schedule 3.8** attached hereto and made a part hereof, and Debtor shall promptly notify Secured Party of any change in such locations. Debtor will not remove or permit the Collateral to be removed from such locations without the prior written consent of Secured Party, except as permitted pursuant to the Credit Agreement.

3.9 Complete Information. This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Debtor to Secured Party for purposes of, or in connection with, this Security Agreement and the transactions contemplated

hereby is, and all written information hereafter furnished by or on behalf of Debtor to Secured Party pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Secured Party that any projections and forecasts provided by Debtor are based on good faith estimates and assumptions believed by Debtor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

4 REMEDIES.

Upon the occurrence of any default in the payment or performance of any of the covenants, conditions and agreements contained in this Security Agreement or any other Event of Default, Secured Party shall have all rights, powers and remedies set forth in this Security Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Secured Party may, at its option upon the occurrence of an Event of Default, declare its commitments to Debtor to be terminated and all Obligations to be immediately due and payable, or, if provided in the Loan Documents, all commitments of Secured Party to Debtor shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Secured Party. Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Secured Party's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

4.1 Possession and Assembly of Collateral. Secured Party may, without notice, demand or the initiation of legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Secured Party already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Debtor's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Secured Party shall have the right to store and conduct a sale of the same in any of Debtor's premises without cost to Secured Party. At Secured Party's request, Debtor will, at Debtor's sole expense, assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party which is reasonably convenient to Secured Party and Debtor.

4.2 Sale of Collateral. Secured Party may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Secured Party may deem proper, and Secured Party may purchase any or all of the Collateral at any such sale. Debtor acknowledges that Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the

Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Debtor. Debtor shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Secured Party at least ten (10) calendar days before the date of such disposition. Debtor hereby confirms, approves and ratifies all acts and deeds of Secured Party relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Secured Party or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Debtor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Secured Party shall deem appropriate. Debtor expressly absolves Secured Party from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Security Agreement.

4.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party: (i) to incur expenses deemed necessary by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, including any warranties of title; (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this section is to

provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party's exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

4.4 UCC and Offset Rights. Secured Party may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and Secured Party, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees and costs, and in such order of application as Secured Party may, from time to time, elect, any indebtedness of Secured Party to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Secured Party. Debtor, on behalf of itself and any Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Secured Party in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Secured Party to any Obligor.

4.5 Additional Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the right and power to:

(a) instruct Debtor, at its own expense, to notify any parties obligated on any of the Collateral, including any Customers and Payment Processing Companies, to make payment directly to Secured Party of any amounts due or to become due thereunder, or Secured Party may directly notify such obligors of the security interest of Secured Party, and/or of the assignment to Secured Party of the Collateral and direct such obligors to make payment to Secured Party of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e) grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f) transfer the whole or any part of Capital Securities which may constitute Collateral into the name of Secured Party or Secured Party's nominee without disclosing, if Secured Party so desires, that such Capital Securities so transferred are subject to the security interest of Secured Party, and any corporation, association, or any of the managers or trustees of any trust issuing any of such Capital Securities, or any transfer agent, shall not be bound to inquire, in the event that Secured Party or such nominee makes any further transfer of such Capital Securities, or any portion thereof, as to whether Secured Party or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g) vote the Collateral;

(h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of Bankruptcy Code; provided, however, that any such action of Secured Party as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Debtor hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Secured Party's rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Debtor, any guarantor or other Person liable to Secured Party for the Obligations; and

(i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or Secured Party's rights hereunder, under the Obligations.

Debtor hereby ratifies and confirms whatever Secured Party may do with respect to the Collateral and agrees that Secured Party shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

4.6 Attorney-in-Fact. Debtor hereby irrevocably makes, constitutes and appoints Secured Party (and any officer of Secured Party or any Person designated by Secured Party for that purpose) as Debtor's true and lawful proxy and attorney-in-fact (and agent-in-fact) in Debtor's name, place and stead, with full power of substitution, to: (i) take such actions as are permitted in this Security Agreement; (ii) execute such financing statements and other documents and to do such other acts as Secured Party may require to perfect and preserve Secured Party's security interest in, and to enforce such interests in the Collateral; and (iii) upon the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, the Credit Agreement, or otherwise at law or in equity, including endorsing Debtor's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Debtor, changing the address of Debtor to that of Secured Party, opening all envelopes addressed to Debtor and applying any payments contained therein to the Obligations, and changing any merchant accounts or instructions to Payment Processing Companies regarding any credit/debit card payments from Customers. Debtor hereby acknowledges that the

constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

4.7 No Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

4.8 No Waiver. No Event of Default shall be waived by Secured Party except in writing. No failure or delay on the part of Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Secured Party to exercise any remedy available to Secured Party in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Debtor agrees that in the event that Debtor fails to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with Secured Party, no remedy of law will provide adequate relief to Secured Party, and further agrees that Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

4.9 Application of Proceeds. Secured Party will, within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. Secured Party shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Debtor. Any proceeds of any disposition by Secured Party of all or any part of the Collateral may be first applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the Collateral, including reasonable attorneys' fees and legal expenses and costs as provided for in Section 5.13 hereof.

5 MISCELLANEOUS.

5.1 Entire Agreement. This Security Agreement and the other Loan Documents: (i) are valid, binding and enforceable against Debtor and Secured Party in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Debtor and Secured Party. No promises, either expressed or implied, exist between Debtor and Secured Party, unless contained herein or

therein. This Security Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents. This Security Agreement and the other Loan Documents are the result of negotiations between Secured Party and Debtor and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Security Agreement and the other Loan Documents shall not be construed more strictly against Secured Party merely because of Secured Party's involvement in their preparation.

5.2 Amendments; Waivers. No delay on the part of Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Secured Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3 WAIVER OF DEFENSES. DEBTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH DEBTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY SECURED PARTY IN ENFORCING THIS SECURITY AGREEMENT. PROVIDED SECURED PARTY ACTS IN GOOD FAITH, DEBTOR RATIFIES AND CONFIRMS WHATEVER SECURED PARTY MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTOR.

5.4 MANDATORY FORUM SELECTION. TO INDUCE SECURED PARTY TO MAKE CERTAIN FINANCIAL ACCOMODATIONS TO DEBTOR, DEBTOR IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENT, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, SECURED PARTY MAY, AT SECURED PARTY'S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A "MANDATORY" FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. DEBTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY (OR TO ANY OTHER JURISDICTION OR VENUE, IF SECURED PARTY SO ELECTS), AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. DEBTOR HEREBY WAIVES

PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO DEBTOR, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

5.5 WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH SECURED PARTY AND DEBTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTOR.

5.6 Assignability. Secured Party, without consent from or notice to anyone, may at any time assign Secured Party's rights in this Security Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer Secured Party's rights in any or all of the Collateral, and Secured Party thereafter shall be relieved from all liability with respect to such Collateral. This Security Agreement shall be binding upon Secured Party and Debtor and its respective legal representatives and successors. All references herein to Debtor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term "Debtor" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

5.7 Binding Effect. This Security Agreement shall become effective upon execution by Debtor and Secured Party, and shall bind the Debtor and Secured Party, and their respective successors and permitted assigns.

5.8 Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 5.4 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

5.9 Enforceability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the

extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.10 Time of Essence. Time is of the essence in making payments of all amounts due Secured Party under the Loan Documents and in the performance and observance by Debtor of each covenant, agreement, provision and term of this Security Agreement and the other Loan Documents.

5.11 Counterparts; Facsimile Signatures. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement. Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Secured Party shall be deemed to be originals thereof.

5.12 Notices. Except as otherwise provided herein, Debtor waives all notices and demands in connection with the enforcement of Secured Party's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be made in accordance with the terms of the Credit Agreement.

5.13 Costs, Fees and Expenses. Debtor shall pay or reimburse Secured Party for all reasonable costs, fees and expenses incurred by Secured Party or for which Secured Party becomes obligated in connection with the enforcement of this Security Agreement, including search fees, costs and expenses and attorneys' fees, costs and time charges of counsel to Secured Party and all taxes payable in connection with this Security Agreement. In furtherance of the foregoing, Debtor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Debtor to Secured Party pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Debtor to Secured Party on demand. If at any time or times hereafter Secured Party: (a) employs counsel for advice or other representation: (i) with respect to this Security Agreement or the other Loan Documents; (ii) to represent Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Secured Party, Debtor, or any other Person) in any way or respect relating to this Security Agreement; or (iii) to enforce any rights of Secured Party against Debtor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Secured Party's rights or remedies under this Security Agreement, the costs and expenses incurred by Secured Party in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Debtor to Secured Party on demand.

5.14 Termination. This Security Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Credit Agreement and the commitments to make Loans thereunder and the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). Upon termination of this Security Agreement, Secured Party shall also deliver to Debtor (at the sole expense of Debtor) such UCC termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation, without recourse, warranty or representation whatsoever, as shall be reasonably requested by Debtor to effect the termination and release of the Liens and security interests in favor of Secured Party affecting the Collateral; provided, however, to the extent any such terminations or releases require Secured Party to expend any sums in terminating or releasing any such Liens, Secured Party may refrain from terminating or releasing such Liens unless and until Debtor pays to Secured Party the estimated cost, as reasonably determined by Secured Party, of effectuating such terminations or releases.

5.15 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Debtor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

5.16 Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Loan Documents, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, Debtor shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Loan Documents, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Loan Documents, then Debtor shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement as of the date first above written.

Debtor:

ARRAYIT CORPORATION, a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

STATE OF ___________)
SS.
COUNTY OF ___________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2015 by ________________, who is the ________________ of Arrayit Corporation, on behalf of such entity. He/She is personally known to me or has produced _________________________ as identification.

My Commission Expires:

____
Notary Public

____
Name of Notary typed or printed

Agreed and accepted:

Secured Party:

TCA GLOBAL CREDIT MASTER FUND, LP

By: **TCA Global Credit Fund GP, Ltd.**
Its: **General Partner**

By: ______________________________
Robert Press, Director

Schedule 3.8

Collateral Locations/Places of Business

927 Thompson Place, Sunnyvale, CA 94085

Exhibit F-2

Form of Security Agreement – Subsidiaries

SECURITY AGREEMENT

This **SECURITY AGREEMENT** (the "**Security Agreement**") dated as of August 31, 2015, but made effective as of December 18, 2015, is executed by and among **TELECHEM INTERNATIONAL, INC.**, a corporation incorporated under the laws of the State of Nevada, and **ARRAYIT SCIENTIFIC SOLUTIONS, INC.**, a corporation incorporated under the laws of the State of Nevada (each of the foregoing sometimes individually referred to as a "**Debtor**" and all such entities sometimes hereinafter collectively referred to as "**Debtors**"), having their chief executive offices located at 927 Thompson Place, Sunnyvale, CA 94085, and **TCA Global Credit Master Fund, LP** (the "**Secured Party**").

RECITALS:

WHEREAS, pursuant to a Credit Agreement dated of even date herewith (the "**Credit Agreement**") by and between **ARRAYIT CORPORATION**, a Nevada corporation (the "**Company**"), additional Credit Parties, and the Secured Party, the Company desires to borrow funds and obtain financial accommodations from Secured Party (such financial accommodations hereinafter referred to as the "**Loan**"); and

WHEREAS, in order to induce Secured Party to enter into the Loan with the Company, each of the Debtors, each being a wholly-owned Subsidiary of the Company, has entered into and executed a Guaranty Agreement dated of even date herewith in favor of Secured Party (the "**Guaranty Agreement**"); and

WHEREAS, in order to induce the Secured Party make the Loan, and to secure each Debtor's liabilities and obligations under the Guaranty Agreement, each Debtor has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party;

NOW, THEREFORE, in consideration of the credit extended now and in the future by Secured Party to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtors and Secured Party hereby agree as follows:

AGREEMENTS:

1 DEFINITIONS.

1.1 Defined Terms. Capitalized terms used but not otherwise defined in this Security Agreement (including the Recitals) shall have the meanings ascribed to them in the Credit Agreement. For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a) "**Capital Securities**" shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

(b) "**Collateral**" shall have the meaning set forth in Section 2.1 hereof.

(c) "**Obligor**" shall mean, collectively, each of the Debtors, or any other party liable with respect to the Obligations.

(d) "**Organizational Identification Number**" means, with respect to each Debtor, the organizational identification number assigned to such Debtor by the applicable governmental unit or agency of the jurisdiction of organization of such Debtor, if any.

(e) "**Taxes**" shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

(f) "**Unmatured Event of Default**" shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

1.2 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein or in the Credit Agreement shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Debtor" or "Debtors" shall be so construed.

(b) Section and Schedule references are to this Security Agreement unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement

(c) The term "including" (or words of similar import) is not limiting, and means "including, without limitation".

(d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

(e) Unless otherwise expressly provided herein: (i) references to agreements (including this Security Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document; and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g) This Security Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(h) The term "Debtor" or "Debtors" shall refer to each Debtor individually, and to all Debtors, collectively, in each case as the context may so require, it being the intent of the parties under this Agreement that all of the terms, conditions, provisions and representations hereof shall, to the greatest extent possible, apply equally to each Debtor, as if each term, covenant, provision and representation was separately made herein by each Debtor.

2 SECURITY FOR THE OBLIGATIONS.

2.1 Security for Obligations. As security for the payment and performance of the Obligations, each Debtor does hereby pledge, assign, transfer, deliver and grant to Secured Party, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of each such Debtor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property for each Debtor, along with the products and proceeds therefrom, are individually and collectively referred to as the "**Collateral**"):

(a) all property of, or for the account of, each Debtor now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Party or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Party in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of each Debtor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of each Debtor's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of each Debtor's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i) All Accounts and all goods whose sale, lease or other disposition by each Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, each Debtor, or rejected or refused by any Customer;

(ii) All Inventory, including raw materials, work-in-process and finished goods;

(iii) All goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv) All Software and computer programs;

(v) All Securities, Investment Property, Financial Assets and Deposit Accounts, specifically including the Lock Box Account, and all funds at any time deposited therewith, and all funds and amounts reserved or held back by any Payment Processing Companies;

(vi) All As-Extracted Collateral, Commodity Accounts, Commodity Contracts, and Farm Products;

(vii) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

(viii) All real estate property owned by each Debtor and the interest of each Debtor in fixtures related to such real property;

(ix) All Proceeds (whether Cash Proceeds or Non-cash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2 Possession and Transfer of Collateral. Until an Event of Default has occurred, but subject to Secured Party's rights under the Credit Agreement (specifically with respect to Secured Party's rights to use and apply money in the Lock Box Account) each Debtor shall be entitled to possession and use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to Secured Party pursuant to this Section 2). The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of Secured Party to retain the Collateral for any other of the Obligations, except upon payment in full of the Obligations. No Debtor shall sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except as permitted pursuant to the Credit Agreement.

2.3 Financing Statements. Each Debtor authorizes Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Each Debtor hereby irrevocably authorizes Secured Party at any time, and

from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that: (a) indicate the Collateral: (i) is comprised of all assets of such Debtor (or words of similar effect), regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed; or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein; and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including: (A) whether each Debtor is an organization, the type of organization and any Organizational Identification Number issued to each Debtor; and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Each Debtor agrees to furnish any such information to Secured Party promptly upon request. In addition, each Debtor shall make appropriate entries on its books and records disclosing the security interests of Secured Party, for its own benefit and as agent for its Affiliates, in the Collateral. Each Debtor hereby agrees that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and each Debtor authorizes Secured Party to file this Security Agreement as a financing statement in any jurisdiction.

2.4 Preservation of the Collateral. Secured Party may, but is not required to, take such actions from time to time as Secured Party deems appropriate to maintain or protect the Collateral. Secured Party shall have exercised reasonable care in the custody and preservation of the Collateral if Secured Party takes such action as any Debtor shall reasonably request in writing which is not inconsistent with Secured Party's status as a secured party, but the failure of Secured Party to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Secured Party's responsibility for the safekeeping of the Collateral shall: (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property; and (ii) not extend to matters beyond the control of Secured Party, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of Secured Party to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by a Debtor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Each Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of each Debtor and Secured Party in the applicable Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists, in whole or in part, of Capital Securities, each Debtor represents to, and covenants with, Secured Party that each Debtor has made arrangements for keeping informed of changes or potential changes affecting the Capital Securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Debtor agrees that Secured Party shall have no responsibility or liability for informing any Debtor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5 Other Actions as to any and all Collateral. Each Debtor further agrees to take any other action reasonably requested by Secured Party to ensure the attachment, perfection and first

priority of, and the ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in any and all of the Collateral, including: (i) causing Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (ii) complying with any provision of any statute, regulation or treaty of the United States as to any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (iii) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other Person with authority or control over or an interest in any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request; (iv) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to Secured Party which affect any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request; and (v) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Each Debtor further agrees to indemnify and hold Secured Party harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral, except to the extent resulting from the gross negligence or willful misconduct of Secured Party or its Affiliates.

2.6 Collateral in the Possession of a Warehouseman or Bailee. If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, each Debtor shall promptly notify Secured Party thereof, and, as soon as possible, but not more than forty-five (45) days later, shall obtain a Collateral Access Agreement in form and substance reasonably satisfactory to Secured Party from such warehouseman or bailee.

2.7 Letter-of-Credit Rights. If any Debtor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of such Debtor, such Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, such Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to Secured Party, either: (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Secured Party, for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit; or (ii) arrange for Secured Party, for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the Credit Agreement.

2.8 Commercial Tort Claims. If any Debtor shall at any time hold or acquire a Commercial Tort Claim, such Debtor shall promptly notify Secured Party in writing signed by such Debtor of the details thereof and grant to Secured Party, for its own benefit and as agent for its Affiliates, in such written notice or other written instrument, a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance reasonably satisfactory to Secured Party, and shall execute any amendments

hereto deemed reasonably necessary by Secured Party to perfect the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

2.9 Electronic Chattel Paper and Transferable Records. If any Debtor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Debtor shall promptly notify Secured Party thereof and, at the request of Secured Party, shall take such action as Secured Party may reasonably request to vest in Secured Party control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Secured Party agrees with each Debtor that Secured Party will arrange, pursuant to procedures reasonably satisfactory to Secured Party and so long as such procedures will not result in Secured Party's loss of control, for such Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, for a party in control to make without loss of control.

2.10 Additional Requirements on Collateral. Each Debtor shall fully cooperate with Secured Party to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral. Such control agreements shall only be required if, in the reasonable discretion of the Secured Party, the nature of the Collateral requires any such control agreements in order for the Secured Party to perfect its security interests in any Collateral as granted hereunder, and in such event, each Debtor shall promptly provide any such control agreements upon request from the Secured Party. In addition, each Debtor, at the Debtor's expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any hearing, suit, action, or other proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

3 REPRESENTATIONS AND WARRANTIES.

Each Debtor makes the following representations and warranties to Secured Party:

3.1 Debtor Organization and Name. Each Debtor is a corporation, limited liability company, or other legally recognized form of entity, as applicable, duly organized, existing and in good standing under the laws of its State of organization, with full and adequate power to carry on and conduct its business as presently conducted. Each Debtor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such

qualification or licensing. Each Debtor's Organizational Identification Number is set forth in the Credit Agreement. The exact legal name of each Debtor is as set forth in the first paragraph of this Security Agreement, and no Debtor currently conducts, nor has it during the last five (5) years conducted, business under any other name or trade name.

3.2 Authorization. Each Debtor has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement. The execution and delivery of this Security Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation, by-laws, operating agreement or other governing documents, as applicable, of each Debtor. All necessary and appropriate action has been taken on the part of each Debtor to authorize the execution and delivery of this Security Agreement.

3.3 Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

3.4 Consent; Absence of Breach. The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by each Debtor in connection herewith, do not and will not: (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than filings or notices pursuant to federal or state securities laws or other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with: (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority; (ii) the articles of incorporation, bylaws, operating agreement, or other organic or governance document applicable to each Debtor; or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon each applicable Debtor or any of its properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of any Debtor, other than Liens in favor of Secured Party created pursuant to this Security Agreement and Permitted Liens.

3.5 Ownership of Collateral; Liens. Each Debtor is the sole owner of all the Collateral applicable to such Debtor, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and other intellectual property rights), other than Permitted Liens.

3.6 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which: (i) would have a Material Adverse Effect upon any Debtor; or (ii) would constitute an Event of Default or an Unmatured Event of Default.

3.7 Security Interest. This Security Agreement creates a valid security interest in favor of Secured Party in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or control of such Collateral by Secured Party or

delivery of such Collateral to Secured Party, shall constitute a valid, perfected, first-priority security interest in such Collateral.

3.8 Place of Business. The principal place of business and books and records of each Debtor is set forth in the preamble to this Security Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on **Schedule 3.8** attached hereto and made a part hereof, and each Debtor shall promptly notify Secured Party of any change in such locations. No Debtor will remove or permit the Collateral to be removed from such locations without the prior written consent of Secured Party, except as permitted pursuant to the Credit Agreement.

3.9 Complete Information. This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by any Debtor to Secured Party for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Debtor to Secured Party pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Secured Party that any projections and forecasts provided by any Debtor are based on good faith estimates and assumptions believed by Debtors to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

4 REMEDIES.

Upon the occurrence of any default in the payment or performance of any of the covenants, conditions and agreements contained in this Security Agreement or any other Event of Default, including any Event of Default under the Guaranty Agreement, Secured Party shall have all rights, powers and remedies set forth in this Security Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Secured Party may, at its option upon the occurrence of an Event of Default, declare its commitments to the Company to be terminated and all Obligations to be immediately due and payable, or, if provided in the Loan Documents, all commitments of Secured Party to Debtors shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Secured Party. Each Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Secured Party's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

4.1 Possession and Assembly of Collateral. Secured Party may, without notice, demand or the initiation of legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Secured Party already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Debtors' premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Secured Party shall have the right to store and conduct a sale of the same in any of Debtors' premises without cost to Secured Party. At Secured Party's request, each Debtor will, at such Debtor's sole expense, assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party which is reasonably convenient to Secured Party and Debtors.

4.2 Sale of Collateral. Secured Party may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Secured Party may deem proper, and Secured Party may purchase any or all of the Collateral at any such sale. Each Debtor acknowledges that Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Each Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Debtors. Debtors shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Secured Party at least ten (10) calendar days before the date of such disposition. Each Debtor hereby confirms, approves and ratifies all acts and deeds of Secured Party relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Secured Party or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Each Debtor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Secured Party shall deem appropriate. Each Debtor expressly absolves Secured Party from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Security Agreement.

4.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party: (i) to incur expenses deemed necessary by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to

remove liens or encumbrances on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as Debtors, for expressions of interest in acquiring all or any portion of the Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, including any warranties of title; (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party's exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtors or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

4.4 UCC and Offset Rights. Secured Party may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and Secured Party, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees and costs, and in such order of application as Secured Party may, from time to time, elect, any indebtedness of Secured Party to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Secured Party. Each Debtor, on behalf of itself and any Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Secured Party in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Secured Party to any Obligor.

4.5 Additional Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the right and power to:

(a) instruct any Debtor, at its own expense, to notify any parties obligated on any of the Collateral, including any Customers and Payment Processing Companies, to make payment directly to Secured Party of any amounts due or to become due thereunder, or Secured Party may directly notify such obligors of the security interest of Secured Party, and/or of the assignment to Secured Party of the Collateral and direct such obligors to make payment to

Secured Party of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e) grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f) transfer the whole or any part of Capital Securities which may constitute Collateral into the name of Secured Party or Secured Party's nominee without disclosing, if Secured Party so desires, that such Capital Securities so transferred are subject to the security interest of Secured Party, and any corporation, association, or any of the managers or trustees of any trust issuing any of such Capital Securities, or any transfer agent, shall not be bound to inquire, in the event that Secured Party or such nominee makes any further transfer of such Capital Securities, or any portion thereof, as to whether Secured Party or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g) vote the Collateral;

(h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of Bankruptcy Code; provided, however, that any such action of Secured Party as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Debtors hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Secured Party's rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Debtors, any Debtor or other Person liable to Secured Party for the Obligations; and

(i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or Secured Party's rights hereunder, under the Obligations.

Each Debtor hereby ratifies and confirms whatever Secured Party may do with respect to the Collateral and agrees that Secured Party shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

4.6 Attorney-in-Fact. Each Debtor hereby irrevocably makes, constitutes and appoints Secured Party (and any officer of Secured Party or any Person designated by Secured Party for that purpose) as such Debtor's true and lawful proxy and attorney-in-fact (and agent-in-fact) in Debtor's name, place and stead, with full power of substitution, to: (i) take such actions as are permitted in this Security Agreement; (ii) execute such financing statements and other documents and to do such other acts as Secured Party may require to perfect and preserve Secured Party's security interest in, and to enforce such interests in the Collateral; and (iii) upon the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, the Credit Agreement or through law or equity, including endorsing such Debtor's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of such Debtor, changing the address of such Debtor to that of Secured Party, opening all envelopes addressed to such Debtor and applying any payments contained therein to the Obligations, and changing any merchant accounts or instructions to Payment Processing Companies regarding any credit/debit card payments from Customers. Each Debtor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Each Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

4.7 No Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Debtor hereby irrevocably waives the benefits of all such laws.

4.8 No Waiver. No Event of Default shall be waived by Secured Party except in writing. No failure or delay on the part of Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Secured Party to exercise any remedy available to Secured Party in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Each Debtor agrees that in the event that such Debtor fails to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with Secured Party, no remedy of law will provide adequate relief to Secured Party, and further agrees that Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

4.9 Application of Proceeds. Secured Party will, within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or

any other source, apply the whole or any part thereof against the Obligations secured hereby. Secured Party shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Debtors. Any proceeds of any disposition by Secured Party of all or any part of the Collateral may be first applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the Collateral, including reasonable attorneys' fees and legal expenses and costs as provided for in Section 5.13 hereof.

5 MISCELLANEOUS.

5.1 Entire Agreement. This Security Agreement and the other Loan Documents: (i) are valid, binding and enforceable against Debtors and Secured Party in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Debtors, the Company and Secured Party. No promises, either expressed or implied, exist between any Debtor and Secured Party, unless contained herein or therein. This Security Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents. This Security Agreement and the other Loan Documents are the result of negotiations between Secured Party and Debtors and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Security Agreement and the other Loan Documents shall not be construed more strictly against Secured Party merely because of Secured Party's involvement in their preparation.

5.2 Amendments; Waivers. No delay on the part of Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Secured Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3 WAIVER OF DEFENSES. EACH DEBTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH SUCH DEBTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY SECURED PARTY IN ENFORCING THIS SECURITY AGREEMENT. PROVIDED SECURED PARTY ACTS IN GOOD FAITH, EACH DEBTOR RATIFIES AND CONFIRMS WHATEVER SECURED PARTY MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTORS.

5.4 MANDATORY FORUM SELECTION. TO INDUCE SECURED PARTY TO MAKE CERTAIN FINANCIAL ACCOMODATIONS TO DEBTORS, EACH DEBTOR IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENT, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, SECURED PARTY MAY, AT SECURED PARTY'S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A "MANDATORY" FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH DEBTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY (OR TO ANY OTHER JURISDICTION OR VENUE, IF SECURED PARTY SO ELECTS), AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH DEBTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO A DEBTOR, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

5.5 WAIVER OF JURY TRIAL. EACH DEBTOR AND SECURED PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH SECURED PARTY AND ANY DEBTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTORS.

5.6 Assignability. Secured Party, without consent from or notice to anyone, may at any time assign Secured Party's rights in this Security Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer Secured Party's rights in any or all of the Collateral, and Secured Party thereafter shall be relieved from all liability with respect to such Collateral. This Security Agreement shall be binding upon Secured Party and Debtors and their respective legal representatives and successors. All references herein to any Debtor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture

or partnership, the term "Debtor" or "Debtors" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

5.7 Binding Effect. This Security Agreement shall become effective upon execution by Debtors and Secured Party, and shall bind the Debtors and Secured Party, and their respective successors and permitted assigns.

5.8 Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 5.4 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

5.9 Enforceability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.10 Time of Essence. Time is of the essence in making payments of all amounts due Secured Party under the Loan Documents and in the performance and observance by Debtors of each covenant, agreement, provision and term of this Security Agreement and the other Loan Documents.

5.11 Counterparts; Facsimile Signatures. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement. Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Secured Party shall be deemed to be originals thereof.

5.12 Notices. Except as otherwise provided herein, each Debtor waives all notices and demands in connection with the enforcement of Secured Party's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be made in accordance with the terms of the Credit Agreement, and each of the Debtors agrees and acknowledges that notice to each of them may be sent and delivered to the Company, as required under the Credit Agreement, and such notice to the Company shall be deemed valid and effective notice to Debtors hereunder.

5.13 Costs, Fees and Expenses. Debtors shall pay or reimburse Secured Party for all reasonable costs, fees and expenses incurred by Secured Party or for which Secured Party becomes obligated in connection with the enforcement of this Security Agreement, including search fees, costs and expenses and attorneys' fees, costs and time charges of counsel to

Secured Party and all taxes payable in connection with this Security Agreement. In furtherance of the foregoing, Debtors shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Debtors to Secured Party pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Debtors to Secured Party on demand. If at any time or times hereafter Secured Party: (a) employs counsel for advice or other representation: (i) with respect to this Security Agreement or the other Loan Documents; (ii) to represent Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Secured Party, any Debtor, or any other Person) in any way or respect relating to this Security Agreement; or (iii) to enforce any rights of Secured Party against any Debtor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Secured Party's rights or remedies under this Security Agreement, the costs and expenses incurred by Secured Party in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Debtors to Secured Party on demand.

5.14 Termination. This Security Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Credit Agreement and the commitments to make Loans thereunder and the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). Upon termination of this Security Agreement, Secured Party shall also deliver to Debtors (at the sole expense of Debtors) such UCC termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation, without recourse, warranty or representation whatsoever, as shall be reasonably requested by Debtors to effect the termination and release of the Liens and security interests in favor of Secured Party affecting the Collateral, provided, however, to the extent any such terminations or releases require Secured Party to expend any sums in terminating or releasing any such Liens, Secured Party may refrain from terminating or releasing such Liens unless and until Debtors pay to Secured Party the estimated cost, as reasonably determined by Secured Party, of effectuating such terminations or releases.

5.15 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Debtor for liquidation or reorganization, should any Debtor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Debtor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall

be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

5.16 Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Loan Documents, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, Debtors shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Loan Documents, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Loan Documents, then Debtors shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

5.17 Joint and Several Liability. The liability of all Debtors hereunder for the Obligations, or for the performance of any other term, condition, covenant or agreement of any Debtor hereunder, shall be joint and several as between all Debtors.

[Signatures on the following page]

IN WITNESS WHEREOF, Debtors and Secured Party have executed this Security Agreement as of the date first above written.

Debtors:

TELECHEM INTERNATIONAL, INC.,
a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

ARRAYIT SCIENTIFIC SOLUTIONS, INC., a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

STATE OF ____________)
SS.
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2015 by ________________, who is the ________________ of the above entities, on behalf of such entities. He/She is personally known to me or has produced __________________________ as identification.

My Commission Expires:

____
Notary Public

____
Name of Notary typed or printed

Agreed and accepted:

Secured Party:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd.
Its: General Partner

By: ______________________________
Robert Press, Director

Schedule 3.8

Collateral Locations/Places of Business

927 Thompson Place, Sunnyvale, CA 94085

Exhibit G

Form of Validity Certificates

VALIDITY CERTIFICATE

This Validity Certificate, dated as of August 31, 2015, but made effective as of December 18, 2015 (the "**Validity Certificate**"), is made by **RENE ANN SCHENA**, an individual (the "**Undersigned**"), for the benefit of **TCA Global Credit Master Fund, LP** (the "**Lender**").

RECITALS

A. Lender, **ARRAYIT CORPORATION**, a Nevada corporation (the "**Borrower**"), and additional Credit Parties are parties to that certain Credit Agreement dated as of the date hereof (the "**Credit Agreement**") pursuant to which Lender agreed to extend credit and make certain financial accommodations to Borrower.

B. The Undersigned is an officer or director of the Borrower and/or other Credit Parties.

C. As a condition to entering into the Credit Agreement and extending such financial accommodations to Borrower, Lender has required the execution and delivery of this Validity Certificate by the Undersigned.

NOW THEREFORE, the Undersigned, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1. **Definitions**. Capitalized terms used in this Validity Certificate shall have the meanings given to them in the Credit Agreement, unless otherwise defined herein.

2. **Guaranty**. The Undersigned hereby absolutely and unconditionally, represents, warrants and guarantees to Lender that:

(a) All Receipts and other monies, checks, notes, drafts or other payments receivable or received by the Borrower, or otherwise owing to the Borrower, shall be deposited into the Lock Box Account in strict accordance with the terms of the Credit Agreement.

(b) All reports, schedules, certificates, and other information from time to time delivered or otherwise reported to Lender by Borrower, including, without limitation, all financial statements, tax returns, and all supporting information or documentation delivered in connection therewith, shall be bona fide, complete, correct, and accurate in all material respects and shall accurately and completely report all matters purported to be covered or reported thereby.

(c) All representations and warranties made by the Borrower in the Credit Agreement, and any other documents or instruments executed in connection with the Credit Agreement, are complete, correct, and accurate in all material respects and do not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Undersigned may, from time to time, sign and deliver reports (including, without limitation, those specifically mentioned above) or otherwise deliver any such information to Lender as Lender may request, and the Undersigned confirms that she is duly authorized to deliver same to Lender on behalf of Borrower.

(e) All Collateral: (i) is valid and genuine; (ii) is owned by Borrower and will be possessed by Borrower or its agent; (iii) will not be subject to any Lien or security interest, except for Permitted Liens and as otherwise permitted by Lender; and (iv) will be maintained only at the locations designated in the Credit Agreement or Security Agreement, unless Borrower obtains Lender's prior written consent.

(f) All proceeds of the Revolving Loans will only be used in strict accordance with the terms of the Credit Agreement.

3. **Consideration for Guaranty**. The Undersigned acknowledges and agrees with Lender that, but for the execution and delivery of this Validity Certificate by the Undersigned, Lender would not have entered into the Credit Agreement. The Undersigned acknowledges and agrees that the loans and other extensions of credit made to Borrower by Lender under the Credit Agreement will result in significant benefits to the Undersigned.

4. **Indemnification**. The Undersigned hereby agrees and undertakes to indemnify, defend, and save Lender free and harmless of and from any damage, loss, and expense of any nature or kind (including, without limitation, reasonable attorneys' fees and costs) which Lender may sustain or incur, directly or indirectly, as a result of any breach, default or material inaccuracy of any of the representations, warranties, covenants, and agreements contained herein. The Undersigned's liability hereunder is direct and unconditional. Upon the occurrence of a breach or default of any of the representations, warranties or covenants in Section 2 above, the Lender may enforce this Validity Certificate independently of any other remedy or security Lender at any time may have or hold under the Credit Agreement or other Loan Documents, and it shall not be necessary for Lender to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Validity Certificate.

5. **Cumulative Remedies**. Lender's rights and remedies hereunder are cumulative of all other rights and remedies which Lender may now or hereafter have with respect to the Undersigned, Borrower, or any other Person.

6. **Borrower's Financial Condition**. The Undersigned acknowledges that she has reviewed and is familiar with the Loan Documents and is familiar with the operations and financial condition of Borrower, and agrees that Lender shall not have any duty or obligation to communicate to the Undersigned any information regarding Borrower's financial condition or affairs.

7. **Assignability**. This Validity Certificate shall be binding upon the Undersigned and shall inure to the benefit of Lender and its successors or assigns. Lender may at any time assign Lender's rights in this Validity Certificate.

8. **Continuing Rights**. The obligations and covenants of the Undersigned hereunder are continuing and shall remain in full force and effect as to all of the Obligations until such date

as all amounts owing by Borrower to Lender shall have been paid in full in cash and all commitments of Lender to lend under the Credit Agreement have terminated or expired and all obligations of Lender with respect to any of the Obligations shall have terminated or expired.

9. **Further Assurances**. So long as any Obligations remain outstanding, the Undersigned agrees that she will cooperate with Lender at all times in connection with any actions taken by Lender pursuant to the Credit Agreement to monitor, administer, enforce, or collect the Collateral. In the event the Borrower should cease or discontinue operating as a going concern in the ordinary course of business, then for so long as any Obligations remain outstanding, the Undersigned agrees that she shall assist Lender in connection with any such action, as Lender may reasonably request.

10. **Choice Of Law and Venue Selection**. The Undersigned irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Validity Certificate or related to any matter which is the subject of or incidental to this Validity Certificate (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida; provided, however, Lender may, at Lender's sole option, elect to bring any action in any other jurisdiction. This provision is intended to be a "mandatory" forum selection clause and governed by and interpreted consistent with Florida law. The Undersigned hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county (or to any other jurisdiction or venue, if Lender so elects), and waives any objection based on forum non conveniens. The Undersigned hereby waives personal service of any and all process and consents that all such service of process may be made by certified mail, return receipt requested, directed to a borrower, as applicable, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Undersigned and Lender hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

11. WAIVER OF JURY TRIAL. THE UNDERSIGNED AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE UNDERSIGNED AND LENDER OR AMONG BORROWER, THE UNDERSIGNED, AND LENDER AND/OR LENDER'S AFFILIATES ARISING OUT OF OR IN ANY WAY RELATED TO THIS VALIDITY CERTIFICATE, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP AMONG LENDER, THE UNDERSIGNED, BORROWER, AND/OR ANY AFFILIATE OF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT.

12. ADVICE OF COUNSEL. THE UNDERSIGNED ACKNOWLEDGES THAT SHE HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS VALIDITY CERTIFICATE.

13. **Electronic Signatures**. Lender is hereby authorized to rely upon and accept as an original this Validity Certificate which is sent to Lender via facsimile, .pdf, or other electronic transmission.

[Signatures on the following page]

The Undersigned has executed this Validity Certificate as of the date first above written.

By: ______________________________
RENE ANN SCHENA

STATE OF ___________)
SS.
COUNTY OF ___________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2015 by Rene Ann Schena, who is personally known to me or has produced ________________________ as identification.

My Commission Expires:

____
Notary Public

____
Name of Notary typed or printed

Validity Certificate Signature Page

Schedule 7.1

Subsidiaries

Telechem International, Inc.

Arrayit Scientific Solutions, Inc.

Arrayit Marketing, Inc.

Schedule 7.4 (a)

Capitalization

Arrayit Corporation

Common Stock Authorized: 960,000,000 Shares $0.001 par value

Common Stock Issued: 787,302,821 Shares

Preferred Stock Authorized: 20,000,000

Series A: 22,034 Shares

Series C: 1,589,999

Telechem International, Inc.

Common Stock Authorized: 3,000 Shares

Common Stock Issued: 3,000 Shares (to Arrayit Corporation)

Arrayit Scientific Solutions, Inc.

Common Stock Authorized: 75,000,000 Shares

Common Stock Issued: 1,250

1,225 Shares (98%) of Issued and outstanding are issued to Arrayit

25 Shares (2%) of the Issued and outstanding are issued to John Howell

Schedule 7.4(b)

Arrayit Corporation:

Outstanding Stock Options and Warrants:

18,747,308 @ a weighted average Exercise Price per share of $0.18

Outstanding Debt Securities:

LG Capital: Convertible Promissory Note—Balance due $38,610

Schedule 7.18

Real Property Ownership

None

Schedule 7.21

Intellectual Property

United States Patent 6,101,946 (Microarray printing device including printing pins with flat tips and exterior channel and method of manufacture)

United States Patent 6,913,879 (Microarray method of genotyping multiple samples at multiple LOCI)

Schedule 7.28 Bank Accounts

(i) Name and Account Number:
Arrayit Corporation
Account No.: 153499506902

(ii) Name and Address of Institution:

US Bank
2730 Homestead Road
Santa Clara, CA 95051

(iii) Name of Person(s) holding a power of attorney:

None

(iv) Names of all authorized signatories and other persons authorized to withdraw funds:

Rene Schena

Subsidiary Accounts: None

Schedule 7.29 Places of Business

927 Thompson Place
Sunnyvale, CA 94085